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TABLE OF CONTENTS Prospectus Supplement

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount To be Registered	Proposed Maximum Offering Price Per Security	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)
4.650% Notes due 2023	$750,000,000	99.775%	$748,312,500	$102,069.83

(1)
Calculated in accordance with Rule 456(b) and 457(r) of the Securities Act.

Filed Pursuant to Rule 424(b)(5)
Reg. Statement No. 333-186788

PROSPECTUS SUPPLEMENT
(To prospectus dated February 22, 2013)

$750,000,000

4.650% Notes due 2023

        We are offering $750,000,000 aggregate principal amount of our 4.650% Notes due 2023 (the "notes"). The notes will mature on August 1, 2023. We will pay interest on the notes on February 1 and August 1 of each year, commencing February 1, 2014. Interest on the notes will accrue from and including July 16, 2013. We may redeem the notes at any time in whole, or from time to time in part, at the redemption prices described in this prospectus supplement under the caption "Description of Notes—Optional Redemption." The notes will be our senior unsecured obligations.

        Realty Income Corporation, The Monthly Dividend Company®, is a publicly traded real estate company with the primary business objective of generating dependable monthly cash dividends from a consistent and predictable level of cash flow from operations. Our monthly dividends are supported by the cash flow from our portfolio of properties leased to commercial enterprises. We have in-house acquisition, leasing, legal, credit research, real estate research, portfolio management and capital markets expertise. As of March 31, 2013, we owned a diversified portfolio of 3,525 properties located in 49 states and Puerto Rico, with over 53.7 million square feet of leasable space leased to 195 different commercial enterprises doing business in 46 separate industries.

        Investing in the notes involves risks. See "Risk Factors" beginning on page S-7 of this prospectus supplement.

	Per Note	Total

Public offering price(1)	99.775%	$748,312,500

Underwriting discount	0.650%	$ 4,875,000

Proceeds, before expenses, to Realty Income Corporation(1)	99.125%	$743,437,500

(1)
Plus accrued interest, if any, from July 16, 2013, if settlement occurs after that date.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

        Delivery of the notes will be made only in book-entry form through the facilities of The Depository Trust Company on or about July 16, 2013.

Joint Book-Running Managers

Citigroup	BofA Merrill Lynch	BNY Mellon Capital Markets, LLC	J.P. Morgan

RBC Capital Markets	Regions Securities LLC	US Bancorp	Wells Fargo Securities

Lead Manager

Morgan Stanley

Senior Co-Managers

BB&T Capital Markets	BBVA Securities	Mitsubishi UFJ Securities
Moelis & Company		PNC Capital Markets LLC

Co-Managers

Capital One Securities	Comerica Securities	Raymond James	SMBC Nikko

The date of this prospectus supplement is July 9, 2013.

Prospectus Supplement

        You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus and, if applicable, any free writing prospectus we may provide you in connection with this offering. We have not, and the underwriters have not, authorized any person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities or soliciting an offer to buy these securities in any jurisdiction where the offer or sale of these securities is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein or therein and, if applicable, any free writing prospectus we may provide you in connection with this offering is accurate only as of those documents' respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

        This document is in two parts. The first part is this prospectus supplement, which adds to and updates information contained in the accompanying prospectus. The second part, the prospectus,

i

provides more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus, you should rely on the information in this prospectus supplement.

        Before purchasing any securities, you should carefully read both this prospectus supplement and the accompanying prospectus, together with the incorporated documents described under the headings "Incorporation by Reference" in this prospectus supplement and the accompanying prospectus, and any free writing prospectus we may provide to you in connection with this offering. The descriptions of certain provisions of any instrument, agreement or other document appearing in this prospectus supplement, the accompanying prospectus or any document incorporated or deemed to be incorporated by reference therein (including, without limitation, the descriptions of certain provisions of our $1.0 billion acquisition credit facility and $70.0 million term loan facility and the indenture pursuant to which the notes will be issued) are not complete and are subject to, and qualified in their entirety by reference to, the terms and provisions of those instruments, agreements and other documents. You should carefully review such instruments, agreements and other documents in their entirety for complete information on the terms and provisions thereof. See "Where You Can Find More Information" in the accompanying prospectus for information on how you can obtain copies of such instruments, agreements and other documents.

        No action has been or will be taken in any jurisdiction by us or by any underwriter that would permit a public offering of these securities or possession or distribution of this prospectus supplement, the accompanying prospectus or any related free writing prospectus where action for that purpose is required, other than in the United States. Unless otherwise expressly stated or the context otherwise requires, references to "dollars" and "$" in this prospectus supplement, the accompanying prospectus and any related free writing prospectus are to United States dollars.

ii

PROSPECTUS SUPPLEMENT SUMMARY

        This summary does not contain all the information that may be important to you. You should read the entire prospectus supplement and the accompanying prospectus and the documents incorporated and deemed to be incorporated by reference herein and therein, including the financial statements and related notes, and, if applicable, any free writing prospectus we may provide you in connection with this offering before making an investment decision. Unless this prospectus supplement otherwise indicates or the context otherwise requires, the terms "Realty Income," "our," "us" and "we" as used in this prospectus supplement refer to Realty Income Corporation and its subsidiaries on a consolidated basis. Unless otherwise expressly stated or the context otherwise requires, all information in this prospectus supplement relating to our properties excludes properties owned by our wholly-owned subsidiary Crest Net Lease, Inc., which we refer to as Crest.

        In this prospectus supplement, we sometimes refer to our 7.375% Monthly Income Class D Cumulative Redeemable Preferred Stock, which was redeemed by us on March 1, 2012, our outstanding shares of 6.75% Monthly Income Class E Cumulative Redeemable Preferred Stock and our outstanding shares of 6.625% Monthly Income Class F Cumulative Redeemable Preferred Stock as the Class D preferred stock, the Class E preferred stock and the Class F preferred stock, respectively.

 Realty Income

        We are The Monthly Dividend Company®. We are a publicly traded real estate company with the primary business objective of generating dependable monthly cash dividends from a consistent and predictable level of cash flow from operations. Our monthly dividends are supported by the cash flow from our portfolio of properties leased to commercial enterprises. We seek to increase dividends to stockholders and funds from operations, or FFO, per share through both active portfolio management and the acquisition of additional properties.

        We have in-house acquisition, leasing, legal, credit research, real estate research, portfolio management and capital markets expertise. As of March 31, 2013, we owned a diversified portfolio of 3,525 properties located in 49 states and Puerto Rico, with over 53.7 million square feet of leasable space leased to 195 different commercial enterprises doing business in 46 separate industries. Of the 3,525 properties in the portfolio at that date, 3,509, or 99.5%, were single-tenant properties, and the remaining 16 were multi-tenant properties. At March 31, 2013, of the 3,509 single-tenant properties, 3,430 were leased with a weighted average remaining lease term (excluding rights to extend a lease at the option of the tenant) of approximately 11.1 years.

        We are organized to operate as an equity real estate investment trust, commonly referred to as a REIT. Our principal executive offices are located at 600 La Terraza Boulevard, Escondido, California 92025-3873 and our telephone number is (760) 741-2111.

Recent Developments

Recent Acquisitions

        During the first six months of 2013, we acquired new properties and properties under development or expansion with an aggregate purchase price of approximately $865 million, an initial weighted average contractual lease rate of 7.0% and a weighted average lease term (excluding rights to extend a lease at the option of the tenant) of approximately 14 years, in addition to the properties we acquired as a result of the acquisition described in the next paragraph.

        On January 22, 2013, we completed our acquisition of American Realty Capital Trust, Inc., or ARCT, for approximately $3.2 billion. Each outstanding share of ARCT common stock was converted into the right to receive a combination of (i) $0.35 in cash and (ii) 0.2874 shares of our common stock, resulting in a total cash payment of approximately $55.6 million and the issuance of a total of approximately 45.6 million shares of our common stock to ARCT shareholders; we valued those shares of our common stock at a per share amount of $44.04, which was the last reported sale price of our common stock on the New York Stock Exchange on January 22, 2013. Our acquisition of ARCT added 515 properties to our real estate portfolio. The 515 properties are located in 44 states and Puerto Rico, contain over 16.0 million leasable square feet and are 100% leased.

        The initial weighted average contractual lease rate is computed as estimated contractual net operating income (which, in a net-leased property, is equal to the base rent or, in the case of a property under development, the estimated base rent under the lease) for the first year of each lease, divided by the estimated total cost of the properties. Since it is possible that a tenant could default on the payment of contractual rent or, in the case of properties under development, that the cost of the property may exceed our estimate, we cannot assure you that the actual lease rate on the properties referred to in the first paragraph under this caption "—Recent Acquisitions" will equal the percentage set forth in such paragraph.

Key Financial Covenants

        The notes will require that we comply with certain financial covenants described in this prospectus supplement under "—The Offering—Limitations on Incurrence of Debt" and "Description of Notes—Additional Covenants of Realty Income." In general and subject to exceptions, these covenants provide: (i) that we may not incur any Debt (as defined) if, on a pro forma basis, our total Debt would exceed 60% of our Adjusted Total Assets (as defined), (ii) that we may not incur any Debt if, on a pro forma basis, our debt service coverage ratio (calculated as described below under "Description of Notes—Additional Covenants of Realty Income—Debt Service Coverage") would be less than 1.5 to 1.0, (iii) that we may not incur any Secured Debt (as defined) if, on a pro forma basis, our total Secured Debt would exceed 40% of our Adjusted Total Assets, and (iv) that we must maintain at all times Total Unencumbered Assets (as defined) of not less than 150% of our total outstanding Unsecured Debt (as defined). The following table shows the foregoing percentages and ratio as required by those covenants as well as our actual percentages and ratio calculated on an historical basis as of March 31, 2013. These calculations, which are not based on generally accepted accounting principles, are presented to show our ability to incur additional debt under those covenants and do not purport to reflect our liquidity, actual ability to incur or service debt or our future performance. These calculations do not reflect the impact of the issuance and sale of the notes offered hereby and, as a result, our actual percentages and ratios after giving effect to this offering will differ, perhaps significantly, from those set forth below. Moreover, the foregoing is a very general overview of some of the terms of those covenants and those covenants are subject to a number of important exceptions and limitations and you should carefully review the information, including the definitions of some of the capitalized terms used above, appearing under "Description of Notes—Additional Covenants of Realty Income," as well as the indenture under which the notes will be issued, for more information. In addition, as required by the debt service coverage covenant referred to above, our debt service coverage ratio for the four quarters ended March 31, 2013 as set forth under the caption "Actual" in the following table has been calculated on a pro forma basis on the assumption that (1) the incurrence of any Debt (as defined) incurred by us since the first day of such four-quarter period and the application of the proceeds therefrom (including to refinance other Debt since the first day of such four-quarter period), (2) the repayment or retirement of any of our other Debt since the first day of such four-quarter period and (3) any acquisition or disposition by us of any asset or group of assets since the first day of such four-quarter period, including our acquisition of ARCT (which, as described above under "—Recent Acquisitions," was completed on January 22, 2013) had in each case occurred on April 1, 2012 and subject to certain additional adjustments. Such pro forma ratio has been prepared on the basis required by that debt service coverage covenant, reflects various estimates and assumptions and is subject to other uncertainties and therefore does not purport to reflect what our actual debt service coverage ratio would have been had the ARCT acquisition and the other transactions referred to in clauses (1),

(2) and (3) of the preceding sentence occurred as of April 1, 2012 nor does it purport to reflect our debt service coverage ratio for any future period. In addition, as noted above, the debt service coverage ratio set forth under the caption "Actual" in the following table does not give effect to the issuance of the notes offered by this prospectus supplement or the application of the estimated net proceeds therefrom. See "Description of Notes—Additional Covenants of Realty Income—Debt Service Coverage" for additional information on how this pro forma ratio was computed.

Note Covenants	Required	Actual
Limitation on incurrence of total Debt	≤ 60% of Adjusted Total Assets	37.8%
Debt service coverage ratio	≥ 1.5x	3.9x (1)
Limitation on incurrence of Secured Debt	≤ 40% of Adjusted Total Assets	8.7%
Maintenance of Total Unencumbered Assets	≥ 150% of Unsecured Debt	283.3%

(1)
Four quarters ended March 31, 2013. This ratio has been calculated on a pro forma basis as described in the paragraph immediately preceding this table and is subject to the assumptions and uncertainties described in such paragraph. For additional information, see "Description of Notes—Additional Covenants of Realty Income—Debt Service Coverage."

 The Offering

        For a more complete description of the terms of the notes specified in the following summary, see "Description of Notes" in this prospectus supplement and "Description of Debt Securities" in the accompanying prospectus.

Issuer	Realty Income Corporation
Securities We Are Offering	$750,000,000 aggregate principal amount of 4.650% Notes due 2023.
Maturity	August 1, 2023
Interest Rate	4.650% per annum, accruing from July 16, 2013
Interest Payment Dates	Semi-annually in arrears on February 1 and August 1, commencing February 1, 2014.
Ranking

The notes will be our senior unsecured obligations. The notes are not obligations of any of our subsidiaries and none of our subsidiaries has guaranteed the notes. The notes will be effectively subordinated to all indebtedness, guarantees and other liabilities of our subsidiaries from time to time outstanding and will be subordinated to our secured indebtedness to the extent of the value of the assets securing that indebtedness. In addition, certain of our subsidiaries are currently required to guarantee borrowings under our $1.0 billion acquisition credit facility and the notes will also be effectively subordinated to our borrowings under our acquisition credit facility to the extent that those borrowings are guaranteed by those subsidiaries and any other subsidiaries of ours that in the future may be required to guarantee borrowings under our acquisition credit facility. See "Risk Factors—Although these notes are referred to as "senior" notes, they will be effectively subordinated to all liabilities of our subsidiaries and to our indebtedness that has been guaranteed by our subsidiaries, and will be subordinated to our secured indebtedness to the extent of the assets securing that indebtedness."

Use of Proceeds

We intend to use the net proceeds of this offering to repay all borrowings outstanding under our acquisition credit facility and for other general corporate purposes and working capital, which may include acquisitions. On July 5, 2013, we had approximately $667 million of outstanding borrowings under our acquisition credit facility and we anticipate that approximately $714 million of borrowings will be outstanding under such facility on the closing date of this offering. Borrowings under the acquisition credit facility are generally used to acquire properties.

Limitations on Incurrence of Debt	The notes will require that we comply with various covenants, including the following:

•

We will not incur any Debt (other than Intercompany Debt) if, immediately after giving effect to the incurrence of such Debt and the application of the proceeds therefrom on a pro forma basis, the aggregate principal amount of all of our Debt on a consolidated basis is greater than 60% of the sum of (1) our Total Assets as of the end of the fiscal quarter covered by our most recent report on Form 10-K or Form 10-Q, as the case may be, and (2) the increase in our Total Assets from the end of that quarter including any increase in Total Assets caused by the application of the proceeds of that additional Debt (that increase together with our Total Assets are referred to as "Adjusted Total Assets").

•

We will not incur any Secured Debt (other than Intercompany Debt) if, immediately after giving effect to the incurrence of such Secured Debt and the application of the proceeds therefrom on a pro forma basis, the aggregate principal amount of all of our Secured Debt on a consolidated basis is greater than 40% of our Adjusted Total Assets.

•

We will not incur any Debt (other than Intercompany Debt) if the ratio of our Consolidated Income Available for Debt Service to our Annual Debt Service Charge for the period consisting of the four consecutive fiscal quarters most recently ended prior to the date on which such additional Debt is to be incurred is less than 1.5 to 1.0, on a pro forma basis after giving effect to the incurrence of such additional Debt and the application of the proceeds therefrom, and calculated on the assumption that (1) the incurrence of such Debt and any other Debt incurred by us since the first day of such four-quarter period and the application of the proceeds therefrom (including to refinance other Debt since the first day of such four-quarter period), (2) the repayment or retirement of any of our other Debt since the first day of such four-quarter period and (3) any acquisition or disposition by us of any asset or group of assets since the first day of such four-quarter period (including by merger, stock purchase or sale or asset purchase or sale) had in each case occurred on the first day of such four-quarter period and subject to certain additional adjustments.

• We will maintain Total Unencumbered Assets of not less than 150% of the aggregate outstanding principal amount of our Unsecured Debt, computed on a consolidated basis.

The foregoing summary of certain covenants applicable to the notes is not complete, such covenants are subject to a number of important exceptions and limitations and you should carefully review the information, including the definitions of some of the capitalized terms used above, appearing in this prospectus supplement under "Description of Notes" and in the accompanying prospectus under "Description of Debt Securities," as well as the indenture under which the notes will be issued, for more information.

Sinking Fund	The notes will not be entitled to the benefit of any sinking fund payments.
Optional Redemption	Prior to May 1, 2023, the notes will be redeemable at any time in whole or from time to time in part at our option at a redemption price equal to the greater of:
(a) 100% of the principal amount of the notes to be redeemed, and

(b)    the sum of the present values of the remaining scheduled payments of principal of and interest on the notes to be redeemed (exclusive of interest accrued to the applicable redemption date) discounted to such redemption date on a semi-annual basis, assuming a 360-day year consisting of twelve 30-day months, at the Treasury Rate (as defined) plus 30 basis points, plus, in the case of both clauses (a) and (b) above, accrued and unpaid interest on the principal amount of the notes being redeemed to such redemption date.

On and after May 1, 2023, the notes will be redeemable at any time in whole or from time to time in part at our option at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest on the principal amount of the notes being redeemed to the applicable redemption date. For additional information and the definition of "Treasury Rate" and other relevant definitions, see "Description of Notes—Optional Redemption" in this prospectus supplement.

Risk Factors

An investment in the notes involves various risks and prospective investors should carefully consider the matters discussed under "Risk Factors" in this prospectus supplement, as well as the other risks described in this prospectus supplement, the accompanying prospectus and the documents incorporated and deemed to be incorporated by reference therein, before making a decision to invest in the notes.

RISK FACTORS

        In evaluating an investment in the notes, you should carefully consider the following risk factors and the risk factors described under the captions "Forward-Looking Statements" in this prospectus supplement and "Risk Factors" in the accompanying prospectus and our Annual Report on Form 10-K for the year ended December 31, 2012, which is incorporated by reference in the accompanying prospectus, in addition to the other risks and uncertainties described in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference therein and, if applicable, any free writing prospectus we may provide you in connection with this offering. As used under the captions "Risk Factors" in this prospectus supplement and in our Annual Report on Form 10-K for the year ended December 31, 2012, references to our capital stock include both our common stock and any class or series of our preferred stock, references to our stockholders include holders of our common stock and any class or series of our preferred stock, references to our debt securities include the notes offered hereby and references to holders of our debt securities include holders of the notes offered hereby, in each case unless otherwise expressly stated or the context otherwise requires.

Our business operations may not generate the cash needed to make distributions on our capital stock or to service our indebtedness.

        Our ability to make distributions on our common stock and preferred stock and payments on our indebtedness, including the notes offered hereby, and to fund planned acquisitions and capital expenditures will depend on our ability to generate cash in the future. We cannot assure you that our business will generate sufficient cash flow from operations or that future borrowings will be available to us in an amount sufficient to enable us to make distributions on our common stock and preferred stock, to pay our indebtedness, including the notes, or to fund our other liquidity needs.

We are subject to risks associated with debt and capital stock financing.

        We intend to incur additional indebtedness in the future, including borrowings under our $1.0 billion acquisition credit facility. At July 5, 2013, we had approximately $667 million of outstanding borrowings under our acquisition credit facility, a total of $2.45 billion of outstanding unsecured senior debt securities, $70.0 million of the borrowings outstanding under a senior term loan and approximately $793 million of mortgage debt outstanding and we expect to have approximately $714 million of borrowings outstanding under our acquisition credit facility on the closing date of this offering. To the extent that new indebtedness is added to our current debt levels, the related risks that we now face would increase. As a result, we are and will be subject to risks associated with debt financing, including the risk that our cash flow could be insufficient to make required payments on our debt. We also face variable interest rate risk as the interest rates on our acquisition credit facility, our term loan and some of our mortgage debt are variable and could therefore increase over time. We also face the risk that we may be unable to refinance or repay our debt as it comes due. Given past disruptions in the financial markets and the ongoing global financial crisis, we also face the risk that one or more of the participants in our acquisition credit facility may not be able to lend us money.

        In addition, our acquisition credit facility, term loan facility and mortgage loan documents contain provisions that could limit or, in certain cases, prohibit the payment of dividends and other distributions on our common stock and preferred stock. In particular, our acquisition credit facility provides that, if an event of default (as defined in the credit facility) exists, neither we nor any of our subsidiaries may make any dividends or other distributions on (except distributions payable in shares of a given class of our stock to the stockholders of that class), or repurchase or redeem, among other things, any shares of our common stock or preferred stock, during any period of four consecutive fiscal quarters in an aggregate amount in excess of the greater of:

  •
  the sum of (a) 95% of our adjusted funds from operations (as defined in the credit facility) for that period plus (b) the aggregate amount of cash distributions on our preferred stock for that period, and

  •
  the minimum amount of cash distributions required to be made to our stockholders in order to maintain our status as a REIT for federal income tax purposes,

except that we may repurchase or redeem shares of our preferred stock with the net proceeds from the issuance of shares of our common stock or preferred stock. The acquisition credit facility further provides that, in the event of a failure to pay principal, interest or any other amount payable thereunder when due or upon the occurrence of certain events of bankruptcy, insolvency or reorganization with respect to us or with respect to any of our subsidiaries that have guaranteed amounts payable under the credit facility or that meet a significance test set forth in the credit facility, we and our subsidiaries may not pay any dividends or other distributions on (except distributions payable in shares of a given class of our stock to the stockholders of that class), or repurchase or redeem, among other things, any shares of our common stock or preferred stock. If any event of default under our acquisition credit facility were to occur, it would likely have a material adverse effect on the market price of our outstanding common and preferred stock and on the market value of our debt securities, including the notes offered hereby, could limit the amount of dividends and other distributions payable on our common stock and preferred stock or prevent us from paying those dividends and other distributions altogether, and may adversely affect our ability to qualify, or prevent us from qualifying, as a REIT. Likewise, one of our subsidiaries is the borrower under our $70.0 million term loan facility and that facility requires that this subsidiary maintain its consolidated tangible net worth (as defined in the term loan facility) above a certain minimum dollar amount and comply with certain other financial covenants. This minimum consolidated tangible net worth covenant may limit the ability of this subsidiary, as well as other subsidiaries that are owned by this subsidiary, to provide funds to us in order to pay dividends and other distributions on our common stock and preferred stock and amounts due on our indebtedness, including the notes offered hereby. Any failure by this subsidiary to comply with these financial covenants will, and any failure by this subsidiary to comply with other covenants in the term loan facility may, result in an event of default under that facility, which could have adverse consequences similar to those that may result from an event of default under our acquisition credit facility as described above.

        Our indebtedness could also have other important consequences to holders of our common stock, preferred stock and debt securities, including the notes offered hereby, including:

  •
  Increasing our vulnerability to general adverse economic and industry conditions;

  •
  Limiting our ability to obtain additional financing to fund future working capital, acquisitions, capital expenditures and other general corporate requirements;

  •
  Requiring the use of a substantial portion of our cash flow from operations for the payment of principal and interest on our indebtedness, thereby reducing our ability to use our cash flow to fund working capital, capital expenditures, acquisitions and general corporate requirements;

  •
  Limiting our flexibility in planning for, or reacting to, changes in our business and our industry; and

  •
  Putting us at a disadvantage compared to our competitors with less indebtedness.

        If we default under a loan agreement or other debt instrument, the lenders will generally have the right to demand immediate repayment of the principal of and interest on all of their loans and, in the case of secured indebtedness, to exercise their rights to seize and sell the collateral. Moreover, a default under a single loan or debt instrument may trigger cross-default or cross-acceleration provisions in other indebtedness or debt instruments, giving the holders of such other indebtedness and debt instruments similar rights to demand immediate repayment and seize and sell any collateral.

        In addition, we have 8,800,000 shares of Class E preferred stock and 16,350,000 shares of Class F preferred stock outstanding, the holders of which are entitled to receive, before any dividends are paid on our common stock, monthly dividends, when, as and if authorized by our board of directors, at the rates of $1.6875 per annum per share and $1.65625 per annum per share, respectively. As a result, we are subject to risks associated with preferred stock financing, including the risk that our cash flow will be insufficient to pay dividends on our preferred stock.

Although these notes are referred to as "senior" notes, they will be effectively subordinated to all liabilities of our subsidiaries and to our indebtedness that has been guaranteed by our subsidiaries, and will be subordinated to our secured indebtedness to the extent of the assets securing that indebtedness.

        The notes offered hereby will be our obligations exclusively and will not be the obligations of any of our subsidiaries. In that regard, while certain of our subsidiaries are currently required to guarantee, and other subsidiaries may in the future be required to guarantee, our indebtedness under our acquisition credit facility, none of our subsidiaries has guaranteed the notes. As a result, the notes will be effectively subordinated to all existing and future indebtedness and other liabilities, including guarantees, of our subsidiaries. In the event of a bankruptcy, liquidation or similar proceedings involving any of our subsidiaries, the creditors of that subsidiary (including, in the case of any subsidiary that has guaranteed any indebtedness outstanding under our acquisition credit facility, the lenders under that facility) will generally be entitled to payment of their claims from the assets of that subsidiary before any of those assets are made available for distribution to us, except to the extent that we may also have a claim as a creditor of that subsidiary, in which case our claims would still be subordinated to any security interests or mortgages on the assets of that subsidiary and would be subordinate to any indebtedness of the subsidiary senior to that held by us. The notes will also be effectively subordinated to all of our existing and future indebtedness (including indebtedness under our acquisition credit facility) that is guaranteed by our subsidiaries to the extent of those guarantees. In the event of a bankruptcy, liquidation or similar proceeding involving us, the holders of any such guaranteed indebtedness (including the lenders under our acquisition credit facility) would be entitled to require the subsidiary guarantors to pay that indebtedness, while holders of the notes would not have any similar rights against those subsidiary guarantors. As of March 31, 2013, our subsidiaries had approximately $844.6 million of total indebtedness and other liabilities (excluding liabilities owed to us and other intercompany liabilities and subsidiary guarantees of borrowings outstanding under our acquisition credit facility) and, as of July 5, 2013, we had approximately $667 million of borrowings and, on the closing date of this offering, we expect to have approximately $714 million of borrowings outstanding under our acquisition credit facility, which borrowings are currently required to be guaranteed by certain of our subsidiaries, although other subsidiaries of ours may in the future also be required to guarantee borrowings under that facility. In addition, one of our subsidiaries is the borrower under our $70.0 million term loan facility and borrowings under that facility are guaranteed by Realty Income Corporation. Although the indenture under which the notes will be issued and other debt instruments to which we are a party limit our ability and the ability of our subsidiaries to incur additional indebtedness, both we and our subsidiaries have the right to incur substantial additional secured and unsecured indebtedness.

        The notes are unsecured and therefore will be subordinated to all existing and future secured indebtedness of us and our subsidiaries to the extent of the value of the assets securing such indebtedness. In the event of a bankruptcy, liquidation or similar proceeding involving us, our assets which serve as collateral for our secured indebtedness must first be applied to repay our secured indebtedness before being applied to pay any of our other indebtedness or liabilities, including the notes. Likewise, in the event of a bankruptcy, liquidation or similar proceeding involving any of our subsidiaries, any assets of that subsidiary that serve as collateral for its secured indebtedness must first be applied to repay such secured indebtedness before being applied to pay any of its other indebtedness or liabilities or, if applicable, being provided to us. As of July 5, 2013, we (including our subsidiaries) had approximately $793 million of secured indebtedness outstanding. Further, we may be required, under certain limited circumstances, to post cash collateral under our acquisition credit facility. Our acquisition credit facility includes a facility for the issuance of standby letters of credit for our account, which letters of credit are to be issued by Wells Fargo Bank, National Association, or the

Issuing Bank. Each lender which is a party to the acquisition credit facility is obligated to reimburse the Issuing Bank if letters of credit are drawn upon, in an amount that is proportional to its commitment, or the L/C Reimbursement Amount. If any lender defaults in any funding obligation it has under the acquisition credit facility or becomes subject to a bankruptcy or insolvency proceeding, then we are required to immediately put up cash collateral in an amount equal to the L/C Reimbursement Amount of that lender. In addition, we may be required to put up cash collateral if we extend the term of letters of credit available under our acquisition credit facility beyond the facility's expiration date.

An active trading market may not develop for the notes.

        The notes are a new issue of securities with no established trading market. Although the underwriters may make a market for the notes after we complete the offering, they have no obligation to do so and may discontinue making a market at any time without notice. We do not intend to apply for listing of the notes on any securities exchange.

        The liquidity of any market for the notes that may develop will depend on a number of factors, including prevailing interest rates, our financial condition and operating results, the number of holders of the notes, the market for similar securities and the interest of securities dealers in making a market in the notes. We cannot assure you that a trading market for the notes will develop or, if developed, that it will continue, or as to the liquidity of any trading market for the notes that may develop.

The market value of the notes could be substantially affected by various factors.

        The market value of the notes will depend on many factors, which may change from time to time, including:

  •
  Prevailing interest rates, increases in which may have an adverse effect on the market value of the notes;

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  The market for similar securities issued by other REITs;

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  General economic and financial market conditions;

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  The financial condition, performance and prospects of us, our tenants and our competitors;

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  Changes in financial estimates or recommendations by securities analysts with respect to us, our competitors or our industry;

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  Changes in our credit ratings; and

  •
  Actual or anticipated variations in quarterly operating results of us and our competitors.

        In addition, over the last several years, prices of common stock and debt securities in the U.S. trading markets have been experiencing extreme price fluctuations, and the market values of our common stock and debt securities have also fluctuated significantly during this period. As a result of these and other factors, investors who purchase the notes in this offering may experience a decrease, which could be substantial and rapid, in the market value of those notes, including decreases unrelated to our operating performance or prospects.

Negative market conditions or adverse events affecting our existing or potential tenants, or the industries in which they operate, could have an adverse impact on our ability to attract new tenants, re-lease space, collect rent or renew leases, which could adversely affect our cash flow from operations and inhibit growth.

        Cash flow from operations depends in part on the ability to lease space to tenants on economically favorable terms. We could be adversely affected by various facts and events over which we have limited or no control, such as:

  •
  Lack of demand in areas where our properties are located;

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  Inability to retain existing tenants and attract new tenants;

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  Oversupply of space and changes in market rental rates;

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  Declines in our tenants' creditworthiness and ability to pay rent, which may be affected by their operations, the current economic situation and competition within their industries from other operators;

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  Defaults by and bankruptcies of tenants, failure of tenants to pay rent on a timely basis, or failure of tenants to comply with their contractual obligations;

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  Economic or physical decline of the areas where the properties are located; and

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  Deterioration of physical condition of our properties.

        At any time, any tenant may experience a downturn in its business that may weaken its operating results or overall financial condition. As a result, a tenant may delay lease commencement, fail to make rental payments when due, decline to extend a lease upon its expiration, become insolvent or declare bankruptcy. Any tenant bankruptcy or insolvency, leasing delay or failure to make rental payments when due could result in the termination of the tenant's lease and material losses to us.

        If tenants do not renew their leases as they expire, we may not be able to rent or sell the properties. Furthermore, leases that are renewed, and some new leases for properties that are re-leased, may have terms that are less economically favorable than expiring lease terms, or may require us to incur significant costs, such as renovations, tenant improvements or lease transaction costs. Negative market conditions may cause us to sell vacant properties for less than their carrying value, which could result in impairments. Any of these events could adversely affect cash flow from operations and our ability to make distributions to shareholders and service indebtedness, including the notes. A significant portion of the costs of owning property, such as real estate taxes, insurance and maintenance, are not necessarily reduced when circumstances cause a decrease in rental revenue from the properties. In a weakened financial condition, tenants may not be able to pay these costs of ownership and we may be unable to recover these operating expenses from them.

        Further, the occurrence of a tenant bankruptcy or insolvency could diminish the income we receive from the tenant's lease or leases. In addition, a bankruptcy court might authorize the tenant to terminate its leases with us. If that happens, our claim against the bankrupt tenant for unpaid future rent would be subject to statutory limitations that most likely would result in rent payments that would be substantially less than the remaining rent we are owed under the leases or we may elect not to pursue claims against a tenant for terminated leases. In addition, any claim we have for unpaid past rent, if any, may not be paid in full, or at all. Moreover, in the case of a tenant's leases that are not terminated as the result of its bankruptcy, we may be required or elect to reduce the rent payable under those leases or provide other concessions, reducing amounts we receive under those leases. As a result, tenant bankruptcies may have a material adverse effect on our results of operations. Any of these events could adversely affect our cash flow from operations and our ability to make distributions to stockholders and service indebtedness, including the notes.

        Eighty-one of our properties were available for lease or sale at March 31, 2013, all but two of which were single-tenant properties. At March 31, 2013, 34 of our properties under lease were unoccupied and available for sublease by the tenants, all of which were current with their rent and other obligations. During the first three months of 2013, none of our tenants accounted for 10% or more of our rental revenue.

        For the first quarter of 2013, our tenants in the "convenience store," industry accounted for approximately 12.0% of our rental revenue. A downturn in this industry, whether nationwide or limited to specific sectors of the United States, could adversely affect tenants in this industry, which in turn could have a material adverse effect on our financial position, results of operations and our ability to pay the principal of and interest on our debt securities and other indebtedness, including the notes offered hereby, and to make distributions on our common stock and preferred stock.

        Individually, each of the other industries in our property portfolio accounted for less than 10% of our rental revenue for the first quarter of 2013. Nevertheless, downturns in these other industries could also adversely affect our tenants, which in turn could also have a material adverse effect on our financial position, results of operations and our ability to pay the principal of and interest on our debt securities and other indebtedness, including the notes offered hereby, and to make distributions on our common and preferred stock. In addition, we may in the future make additional investments in the "convenience stores" industry, which would increase this industry's percentage of our rental revenues, thereby increasing the effect that such a downturn in this industry would have on us.

        In addition, a substantial number of our properties are leased to middle-market commercial enterprises that generally have more limited financial and other resources than certain upper-market commercial enterprises, and therefore, they are more likely to be adversely affected by a downturn in their respective businesses or in the regional, national or international economy.

        Furthermore, we have made and may continue to make selected acquisitions of properties that fall outside our historical focus on freestanding, single-tenant, net-lease retail locations in the United States. We may be exposed to a variety of new risks by expanding into new property types and/or new jurisdictions outside the United States and properties leased to tenants engaged in non-retail businesses. For example, the ARCT acquisition described under "Prospectus Supplement Summary—Recent Developments—Recent Acquisitions" included tenants in the aerospace, financial services, freight, governmental services, healthcare, home maintenance, manufacturing, pharmacy, retail banking, technology and telecommunications businesses, some of which are non-retail businesses and none of which was in an industry segment that was within our property portfolio prior to the acquisition of ARCT. These risks may include a limited knowledge and understanding of the industry in which the tenant operates, limited experience in managing certain types of new properties, new types of real estate locations and lease structures, and the laws and culture of any non-U.S. jurisdiction.

Disruptions in the financial markets could affect our ability to obtain financing on reasonable terms and have other adverse effects on us and the market price of our common stock, preferred stock and debt securities, including the notes.

        Over the last several years, the United States stock and credit markets have experienced significant price volatility, dislocations and liquidity disruptions, which have caused market prices of many stocks and debt securities to fluctuate substantially and the spreads on debt financings to widen considerably. In addition, the ongoing global financial crisis has had a similar effect. These circumstances have materially impacted liquidity in the financial markets, making terms for certain financings less attractive, and in certain cases have resulted in the unavailability of certain types of financing. Unrest in certain Middle Eastern countries and the resultant increase in petroleum prices has added to the uncertainty in the capital markets. Continued uncertainty in the stock and credit markets may negatively impact our ability to access additional financing at reasonable terms, which may negatively affect our ability to make acquisitions. A prolonged downturn in the stock or credit markets may cause us to seek alternative sources of potentially less attractive financing, and may require us to adjust our business plan accordingly. In addition, these factors may make it more difficult for us to sell properties or may adversely affect the price we receive for properties that we do sell, as prospective buyers may experience increased costs of financing or difficulties in obtaining financing. These events in the stock and credit markets may make it more difficult or costly for us to raise capital through the issuance of our common stock, preferred stock or debt securities. These disruptions in the financial markets may have a material adverse effect on the market value of our common stock, preferred stock and debt securities, including the notes offered hereby, the income we receive from our properties and the lease rates we can charge for our properties, as well as other unknown adverse effects on us or the economy in general.

The unaudited pro forma financial information included and incorporated by reference herein that reflects our acquisition of ARCT is presented for illustrative purposes only and does not purport to be indicative of what our actual financial position or results of operations would have been had the ARCT acquisition been completed on the dates indicated.

        The unaudited pro forma condensed consolidated financial statements and other pro forma financial information included and incorporated by reference herein that give effect to our acquisition of ARCT described above under "Prospectus Supplement Summary—Recent Developments—Recent Acquisitions" are unaudited, are based on numerous estimates and assumptions, and are subject to other uncertainties. In particular, the allocation of the purchase price in the ARCT acquisition to the assets acquired and liabilities assumed as reflected in such pro forma financial statements and other pro forma financial data is based upon preliminary estimates of these fair values, and final allocation of the purchase price will be based upon the actual purchase price and the fair value of the assets and liabilities of ARCT as of the date we completed the ARCT acquisition. Accordingly, the final purchase accounting adjustments may differ materially from the pro forma adjustments reflected in the unaudited pro forma financial statements and pro forma financial information included and incorporated by reference herein. In addition, as described in the unaudited pro forma condensed consolidated financial statements appearing as Exhibit 99.2 to our Form 8-K filed with the Securities and Exchange Commission on February 11, 2013 (which may be obtained as described under "Where You Can Find More Information" in the accompanying prospectus), such pro forma financial statements and the pro forma financial data derived therefrom do not reflect adjustments for, among other things, acquisitions made by us or ARCT subsequent to September 30, 2012 or the financing for those acquisitions, adjustments for acquisitions under contract by us and ARCT or the anticipated financing for those proposed acquisitions, adjustments for ARCT's purchase of its minority partners' interests in eight joint ventures during the year ended December 31, 2011 and part of the nine months ended September 30, 2012, all of which joint venture interests were purchased prior to the consummation of the ARCT acquisition, or adjustments for a number of other matters and also do not give effect to our offering and sale of 17,250,000 shares of our common stock in March 2013 for estimated net proceeds of approximately $755.5 million or the application of such estimated net proceeds or to this offering or the application of the estimated net proceeds therefrom. As a result of these and other factors, the unaudited pro forma condensed consolidated financial statements and other pro forma financial information included and incorporated by reference herein that give effect to our acquisition of ARCT do not purport to reflect what our financial condition or results of operations actually would have been if the ARCT acquisition had been consummated as of the dates indicated therein nor do they purport to represent our financial position or results of operations as of any future dates or for any future periods and our actual results of operations and financial condition may differ materially from our results of operations and financial condition reflected in such pro forma financial statements and other pro forma financial data.

FORWARD-LOOKING STATEMENTS

        This prospectus supplement, the accompanying prospectus and the documents incorporated by reference therein contain, and any free writing prospectus we may provide you in connection with this offering may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. When used in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference therein and any free writing prospectus we may provide you in connection with this offering, the words "estimated," "anticipated," "expect," "believe," "intend" and similar expressions are intended to identify forward-looking statements. Forward-looking statements include, without limitation, discussions of strategy, plans and intentions, statements regarding estimated or future results of operations (including, without limitation, estimated and future normalized and adjusted funds from operations and net income) and statements regarding the anticipated impact of the ARCT acquisition on our results of operations. Forward-looking statements are subject to risks, uncertainties and assumptions about us, including, among other things:

  •
  our anticipated growth strategies;

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  our intention to acquire additional properties and the timing of these acquisitions;

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  our intention to sell properties and the timing of these property sales;

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  our intention to re-lease vacant properties;

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  anticipated trends in our business, including trends in the market for long-term net-leases of freestanding, single-tenant properties; and

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  future expenditures for development projects.

        Future events and actual results, financial and otherwise, may differ materially from the results discussed in or implied by the forward-looking statements. In particular, forward-looking statements regarding estimated or future results of operations are based upon numerous assumptions and estimates and are inherently subject to substantial uncertainties and actual results of operations may differ materially from those expressed or implied in the forward-looking statements, particularly if actual events differ from those reflected in the estimates and assumptions upon which such forward-looking statements are based. Some of the factors that could cause actual results to differ materially are:

  •
  our continued qualification as a real estate investment trust;

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  general business and economic conditions;

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  our recent acquisition of ARCT;

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  competition;

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  fluctuating interest rates;

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  access to debt and equity capital markets;

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  continued volatility and uncertainty in the credit markets and broader financial markets;

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  other risks inherent in the real estate business including tenant defaults, potential liability relating to environmental matters, illiquidity of real estate investments and potential damages from natural disasters;

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  impairments in the value of our real estate assets;

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  changes in the tax laws of the United States of America;

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  the outcome of any legal proceedings to which we are a party or which may occur in the future; and

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  acts of terrorism and war.

        Additional factors that may cause risks and uncertainties include those discussed in the section "Risk Factors" in this prospectus supplement and the sections entitled "Business," "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our most recent Annual Report on Form 10-K and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our subsequent Quarterly Report on Form 10-Q and also include risks and other information discussed in other documents that are incorporated by reference in the accompanying prospectus.

        You are cautioned not to place undue reliance on forward-looking statements contained in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference therein and any free writing prospectus we may provide you in connection with this offering. Those forward-looking statements speak only as of the respective dates of those documents, are not guarantees of future performance and we undertake no obligation to update any information contained in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference therein and any free writing prospectus we may provide you in connection with this offering or to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the respective dates of those documents or to reflect the occurrence of unanticipated events. In light of these risks and uncertainties, the forward-looking events discussed in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference therein and any free writing prospectus we may provide you in connection with this offering might not occur.

 RATIOS OF EARNINGS FROM CONTINUING OPERATIONS TO FIXED CHARGES AND
COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

        The following table sets forth the ratios of earnings from continuing operations to fixed charges and the ratios of earnings from continuing operations to combined fixed charges and preferred stock dividends for the periods shown. The ratios of earnings from continuing operations to fixed charges were computed by dividing our earnings from continuing operations by our fixed charges. For this purpose, earnings from continuing operations consist of income from continuing operations before interest expense. Fixed charges consist of interest costs (including capitalized interest) and the amortization of debt issuance costs. In computing the ratios of earnings from continuing operations to combined fixed charges and preferred stock dividends, preferred stock dividends consist of dividends on our Class D preferred stock, Class E preferred stock, and Class F preferred stock, as applicable. On May 27, 2004 and October 19, 2004, we issued 4,000,000 shares and 1,100,000 shares, respectively, of our Class D preferred stock and, on March 1, 2012, we redeemed all of our outstanding shares of Class D preferred stock. On December 7, 2006, we issued 8,800,000 shares of our Class E preferred stock. On February 7, 2012 and April 19, 2012, we issued 14,950,000 and 1,400,000 shares, respectively, of our Class F preferred stock. In addition, the ratios for the three months ended March 31, 2013 set forth in the following table and in the footnote to such table reflect the impact of our acquisition of ARCT as described above under "Prospectus Supplement Summary—Recent Developments—Recent Acquisitions" from January 22, 2013 (the date on which that acquisition was completed) and the other ratios in the following table and such footnote do not reflect the impact of that acquisition. Our interest expense increased as a result of the ARCT acquisition.

		Year Ended December 31,
	Three Months Ended March 31, 2013
		2012	2011	2010	2009	2008
Ratio of Earnings from Continuing Operations to Fixed Charges(1)	1.8x	2.2x	2.3x	2.2x	2.3x	2.1x
Ratio of Earnings from Continuing Operations to Combined Fixed Charges and Preferred Stock Dividends(1)	1.4x	1.6x	1.9x	1.8x	1.8x	1.6x

(1)
Assuming that the issuance of the notes and the application of a portion of the estimated net proceeds therefrom to repay $714 million of borrowings outstanding under our $1.0 billion acquisition credit facility had occurred as of January 1, 2012, our pro forma ratio of earnings from continuing operations to fixed charges would have been 1.5x and 1.8x and our pro forma ratio of earnings from continuing operations to combined fixed charges and preferred stock dividends would have been 1.3x and 1.4x for the three months ended March 31, 2013 and for the year ended December 31, 2012, respectively.

The foregoing pro forma ratios reflect various estimates and assumptions and are subject to other uncertainties and therefore do not purport to reflect what our actual ratios would have been had the issuance of the notes and the application of a portion of the estimated net proceeds therefrom as aforesaid occurred as of January 1, 2012 nor do they purport to reflect such ratios for any future period. In addition, such ratios do not give pro forma effect to any other debt that we incurred or repaid, or to any acquisitions or dispositions of assets or businesses that we made (including the acquisition of American Realty Capital Trust, Inc. that we completed on January 22, 2013 as described above under "Prospectus Supplement Summary—Recent Developments—Recent Acquisitions"), during the applicable periods, nor do such ratios give effect to the application of the remainder of the net proceeds from the issuance of the notes.

 USE OF PROCEEDS

        We estimate the net proceeds from the sale of the notes offered by this prospectus supplement, after deducting the underwriting discount but before deducting other estimated expenses payable by us, will be approximately $743.4 million.

        We intend to use the net proceeds of this offering to repay all of the borrowings outstanding under our acquisition credit facility and for other general corporate purposes and working capital, which may include acquisitions. At July 5, 2013, we had approximately $667 million of outstanding borrowings under our acquisition credit facility and anticipate that approximately $714 million of borrowings will be outstanding under such facility on the closing date of this offering. Borrowings under the acquisition credit facility are generally used to acquire properties. Our acquisition credit facility terminates in May 2016, unless extended, and, as of July 5, 2013, the weighted average interest rate of borrowings under the acquisition credit facility was approximately 1.3% per annum.

        Pending application of the net proceeds for the purposes described above, we may temporarily invest the net proceeds in short-term government securities, short-term money market funds and/or bank certificates of deposit.

        Our $1.0 billion acquisition credit facility is a revolving credit facility that allows us to make and repay borrowings thereunder from time to time, subject to customary conditions, and we expect to make further borrowings under our acquisition credit facility in the future. The interest rates under our acquisition credit facility are equal to a base interest rate (which is variable) plus a spread that is determined on the basis of the ratings assigned to our senior unsecured debt securities by credit rating agencies. Based on our current ratings, the current interest rate under our acquisition credit facility is equal to the London Interbank Borrowing rate, or LIBOR, plus a spread of 1.075% with a facility commitment fee of 0.175%, for all-in drawn pricing of 1.25% over LIBOR. The acquisition credit facility provides that the interest rate can range between (i) LIBOR plus a spread of 1.85% if our credit rating is lower than BBB-/Baa3 and (ii) LIBOR plus a spread of 1.00% if our credit rating is A-/A3 or higher. In addition, our acquisition credit facility provides for a facility commitment fee based on our credit ratings, which range from (i) 0.45% for a rating lower than BBB-/Baa3, to (ii) 0.15% for a credit rating of A-/A3 or higher. The interest rate on borrowings under our $70 million term loan facility is also subject to adjustment based on changes in our credit ratings. We are currently assigned the following investment grade corporate credit ratings on our senior unsecured notes and bonds: Fitch Ratings has assigned a rating of BBB+ with a "stable" outlook, Moody's Investors Service, Inc. has assigned a rating of Baa1 with a "stable" outlook, and Standard & Poor's Ratings Services has assigned a rating of BBB+ with a "stable" outlook. We also issue senior debt securities from time to time and our credit ratings can impact the interest rates on these debt securities. If our credit ratings or credit ratings outlook change, the interest rate under our credit facilities and any other debt financing could increase or decrease. Likewise, the interest rates on our acquisition credit facility, our $70.0 million term loan and some of our mortgage indebtedness are variable and changes in prevailing interest rates will result in changes in the interest rates under those borrowings, as well as the interest rates on debt securities we may issue and other borrowings we may make from time to time.

        The credit ratings assigned to us could change based upon, among other things, our results of operations and financial condition. These ratings are subject to ongoing evaluation by credit rating agencies and we cannot assure you that our ratings will not be changed or withdrawn by a rating agency in the future if, in its judgment, circumstances warrant. Moreover, a rating is not a recommendation to buy, sell or hold our debt securities, including the notes offered hereby, preferred stock or common stock.

        Affiliates of some or all of the underwriters participating in this offering are lenders under our acquisition credit facility and, accordingly, they will receive all or a portion of the net proceeds from this offering through the repayment of borrowings under that facility. See "Underwriting (Conflicts of Interest)—Other Relationships."

DESCRIPTION OF NOTES

        A general description of some of the terms of the notes offered hereby appears in the accompanying prospectus. The following description of some of the particular terms of the notes offered by this prospectus supplement supplements and, to the extent inconsistent with the accompanying prospectus, replaces the description of the general terms and provisions of the debt securities set forth in the accompanying prospectus. The following statements relating to the notes and the Indenture (as defined below) are summaries of provisions contained in the notes and the Indenture and do not purport to be complete. These statements are qualified in their entirety by reference to the provisions of the notes and the Indenture, including the definitions in the notes and Indenture of certain terms. Unless otherwise expressly stated or the context otherwise requires, all references to the "Company," "Realty Income," "our," "we," and "us" appearing under this caption "Description of Notes" and under the caption "Description of Debt Securities" in the accompanying prospectus mean Realty Income Corporation excluding its subsidiaries. Other capitalized terms used under this caption, but not otherwise defined, shall have the meanings given to them in the accompanying prospectus or, if not defined in the accompanying prospectus, in the Indenture.

        The notes will constitute a series of debt securities (which are more fully described in the accompanying prospectus) to be issued pursuant to an indenture dated as of October 28, 1998 (the "Indenture") between Realty Income and The Bank of New York Mellon Trust Company, N.A. (successor trustee to The Bank of New York), as trustee (the "Trustee"). The terms of the notes include those provisions contained in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the "TIA"). The notes are subject to all those terms, and investors are referred to the Indenture and the TIA for a statement of those terms.

General

        The notes will be a separate series of debt securities under the Indenture, limited initially in aggregate principal amount to $750,000,000. The Indenture does not limit the amount of debt securities that we may issue under the Indenture, and we may from time to time issue debt securities in one or more series up to the aggregate amount authorized by us for each series. We may, without the consent of the holders of the notes, re-open this series of notes and issue additional notes of this series under the Indenture in addition to the notes offered pursuant to this prospectus supplement, and any such additional notes shall be part of the same series of debt securities under the Indenture as the notes offered by this prospectus supplement.

        The notes will be issued only in fully registered form, without interest coupons, in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The principal of, and premium, if any, and interest on, the notes will be payable in U.S. dollars. The notes will be evidenced by one or more global notes (collectively, the "Global Note") in book-entry form, except under the limited circumstances described below under "—Book-Entry System." Notices or demands to or upon Realty Income in respect of the notes and the Indenture may be served and, if notes are issued in definitive certificated form, such notes may be surrendered for payment, registration of transfer or exchange, at the office or agency of Realty Income maintained for such purpose in Los Angeles, California, which shall initially be the office of the Trustee, which on the date of this prospectus supplement is located at The Bank of New York Mellon Trust Company, N.A., Attention: Corporate Trust Administration, 400 South Hope Street, Suite 400, Los Angeles, California 90071.

        Reference is made to the section titled "Description of Debt Securities—Certain Covenants" in the accompanying prospectus and "—Additional Covenants of Realty Income" below for a description of certain covenants applicable to the notes. Compliance with these covenants generally may be waived, insofar as concerns the notes, if the holders of a majority in principal amount of the outstanding notes consent to such waiver. In addition, the defeasance and covenant defeasance provisions of the

Indenture described under "Description of Debt Securities—Discharge, Defeasance and Covenant Defeasance" in the accompanying prospectus will apply to the notes; covenant defeasance will be applicable, insofar as concerns the notes, with respect to the covenants described in the accompanying prospectus under "Description of Debt Securities—Certain Covenants" (except the covenant requiring Realty Income to preserve and keep in full force and effect its corporate existence) and the covenants described below under "—Additional Covenants of Realty Income."

        Except to the limited extent described under "Description of Debt Securities—Merger, Consolidation or Sale of Assets" in the accompanying prospectus or "—Additional Covenants of Realty Income" below, the Indenture does not contain any provisions that would afford holders of the notes protection in the event of (1) a highly leveraged or similar transaction involving Realty Income, (2) a change of control or management of Realty Income, or (3) a reorganization, restructuring, merger or similar transaction involving Realty Income that may adversely affect the holders of the notes. In addition, subject to the limitations set forth under "Description of Debt Securities—Merger, Consolidation or Sale of Assets" in the accompanying prospectus, Realty Income may, in the future, enter into certain transactions such as the sale of all or substantially all of its assets or the merger or consolidation of Realty Income with another entity that would increase the amount of Realty Income's indebtedness or substantially reduce Realty Income's assets, which may have an adverse effect on Realty Income's ability to service its indebtedness, including the notes.

Ranking

        The notes will be our senior unsecured obligations and will rank equally with all of our other existing and future senior unsecured indebtedness, except that, as described below, the notes will be effectively subordinated to all of our existing and future indebtedness that is guaranteed by our subsidiaries to the extent of those guarantees.

        The notes will be effectively subordinated to all existing and future indebtedness and other liabilities (including guarantees) of our subsidiaries from time to time outstanding, will be effectively subordinated to all of our existing and future indebtedness (including borrowings under our $1.0 billion acquisition credit facility) that is guaranteed by any of our subsidiaries to the extent of those guarantees, and will also be subordinated to all existing and future secured indebtedness of us and our subsidiaries to the extent of the collateral pledged as security therefor. As of March 31, 2013, our subsidiaries had outstanding indebtedness and other liabilities (excluding liabilities owed to us and other intercompany liabilities and subsidiary guarantees of borrowings outstanding under our acquisition credit facility) aggregating approximately $844.6 million and, as of July 5, 2013, there were approximately $667 million of borrowings and, on the closing date of this offering, we expect to have approximately $714 million of borrowings outstanding under our acquisition credit facility (borrowings under that credit facility are currently required to be guaranteed by certain of our subsidiaries and other subsidiaries of ours may in the future also be required to guarantee borrowings outstanding under that facility) and we and our subsidiaries had approximately $793 million of secured indebtedness outstanding. See "Risk Factors—Although these notes are referred to as "senior" notes, they will be effectively subordinated to all liabilities of our subsidiaries and to our indebtedness that has been guaranteed by our subsidiaries, and will be subordinated to our secured indebtedness to the extent of the assets securing that indebtedness." Although the Indenture and other debt instruments to which we are a party limit our ability and the ability of our subsidiaries to incur additional indebtedness, both we and our subsidiaries have the right to incur substantial additional secured and unsecured indebtedness.

Interest and Maturity

        The notes will mature on August 1, 2023. The notes are not entitled to the benefit of any sinking fund payments. The notes are subject to redemption at Realty Income's option and are not subject to repayment or repurchase by Realty Income at the option of the Holders (as defined below). See

"—Optional Redemption" below. As used herein, "Holder" means the person in whose name a note is registered in the security register maintained by the Trustee.

        The notes will bear interest at the rate of 4.650% per annum from July 16, 2013 or from the most recent interest payment date (as defined below) to which interest has been paid on the notes, payable semi-annually in arrears on February 1 and August 1 of each year (the "interest payment dates"), commencing February 1, 2014, to the persons in whose names the notes are registered in the security register applicable to the notes at the close of business on January 15 or July 15 (the "regular record dates"), as the case may be, immediately before the applicable interest payment dates. Interest on the notes will be computed on the basis of a 360-day year of twelve 30-day months.

        If any interest payment date, the maturity date, any date fixed for redemption or any other day on which the principal of, premium, if any, or interest on a note becomes due and payable falls on a day that is not a Business Day, the required payment shall be made on the next Business Day as if it were made on the date the payment was due and no interest will accrue on the amount so payable for the period from and after such interest payment date, maturity date, redemption date or other date, as the case may be.

Additional Covenants of Realty Income

        Reference is made to the section titled "Description of Debt Securities—Certain Covenants" in the accompanying prospectus for a description of certain covenants applicable to the notes. In addition to the foregoing, the following covenants of Realty Income will apply to the notes for the benefit of the Holders of the notes:

        Limitation on Incurrence of Total Debt.    Realty Income will not, and will not permit any Subsidiary to, incur any Debt, other than Intercompany Debt, if, immediately after giving effect to the incurrence of such additional Debt and the application of the proceeds therefrom on a pro forma basis, the aggregate principal amount of all outstanding Debt of Realty Income and its Subsidiaries on a consolidated basis determined in accordance with GAAP is greater than 60% of the sum of (1) Realty Income's Total Assets as of the end of the latest fiscal quarter covered in Realty Income's Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the Securities and Exchange Commission (or, if such filing is not required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), with the Trustee) prior to the incurrence of such additional Debt and (2) the increase, if any, in Total Assets from the end of such quarter including, without limitation, any increase in Total Assets caused by the application of the proceeds of such additional Debt (such increase together with Realty Income's Total Assets are referred to as the "Adjusted Total Assets").

        Limitation on Incurrence of Secured Debt.    Realty Income will not, and will not permit any Subsidiary to, incur any Secured Debt, other than Intercompany Debt, if, immediately after giving effect to the incurrence of such additional Secured Debt and the application of the proceeds therefrom on a pro forma basis, the aggregate principal amount of all outstanding Secured Debt of Realty Income and its Subsidiaries on a consolidated basis determined in accordance with GAAP is greater than 40% of Realty Income's Adjusted Total Assets.

        Debt Service Coverage.    Realty Income will not, and will not permit any Subsidiary to, incur any Debt, other than Intercompany Debt, if the ratio of Consolidated Income Available for Debt Service to the Annual Debt Service Charge for the period consisting of the four consecutive fiscal quarters most recently ended prior to the date on which such additional Debt is to be incurred is less than 1.5 to 1.0, on a pro forma basis after giving effect to the incurrence of such Debt and the application of the proceeds therefrom, and calculated on the assumption that (1) such Debt and any other Debt incurred by Realty Income or any of its Subsidiaries since the first day of such four-quarter period and the application of the proceeds therefrom (including to refinance other Debt since the first day of such four-quarter period) had occurred on the first day of such period, (2) the repayment or retirement of any other Debt of Realty Income or any of its Subsidiaries since the first day of such four-quarter period had occurred on the first day of such period (except that, in making such computation, the amount of Debt under any revolving credit facility, line of credit or similar facility shall be computed based upon the average daily balance of such Debt during such period), and (3) in the case of any acquisition or disposition by Realty Income or any Subsidiary of any asset or group of assets since the first day of such four-quarter period, including, without limitation, by merger, stock purchase or sale, or asset purchase or sale, such acquisition or disposition had occurred on the first day of such period with the appropriate adjustments with respect to such acquisition or disposition being included in such pro forma calculation. If the Debt giving rise to the need to make the foregoing calculation or any other Debt incurred after the first day of the relevant four-quarter period bears interest at a floating rate then, for purposes of calculating the Annual Debt Service Charge, the interest rate on such Debt shall be computed on a pro forma basis as if the average interest rate which would have been in effect during the entire such four-quarter period had been the applicable rate for the entire such period.

        Maintenance of Total Unencumbered Assets.    Realty Income will maintain at all times Total Unencumbered Assets of not less than 150% of the aggregate outstanding principal amount of the Unsecured Debt of Realty Income and its Subsidiaries, computed on a consolidated basis in accordance with GAAP.

        As used herein:

        "Annual Debt Service Charge" as of any date means the amount which is expensed in any 12-month period for interest on Debt of Realty Income and its Subsidiaries.

        "Business Day" means any day, other than a Saturday or a Sunday, that is not a day on which banking institutions in The City of New York are authorized or required by law, regulation or executive order to close.

        "Consolidated Income Available for Debt Service" for any period means Consolidated Net Income plus, without duplication, amounts which have been deducted in determining Consolidated Net Income during such period for (1) Consolidated Interest Expense, (2) provisions for taxes of Realty Income and its Subsidiaries based on income, (3) amortization (other than amortization of debt discount) and depreciation, (4) provisions for losses from sales or joint ventures, (5) provisions for impairment losses, (6) increases in deferred taxes and other non-cash charges, (7) charges resulting from a change in accounting principles, and (8) charges for early extinguishment of debt, and less, without duplication, amounts which have been added in determining Consolidated Net Income during such period for (a) provisions for gains from sales or joint ventures, and (b) decreases in deferred taxes and other non-cash items.

        "Consolidated Interest Expense" for any period, and without duplication, means all interest (including the interest component of rentals on capitalized leases, letter of credit fees, commitment fees and other like financial charges) and all amortization of debt discount on all Debt (including, without limitation, payment-in-kind, zero coupon and other like securities) but excluding legal fees, title insurance charges, other out-of-pocket fees and expenses incurred in connection with the issuance of Debt and the amortization of any such debt issuance costs that are capitalized, all determined for Realty Income and its Subsidiaries on a consolidated basis in accordance with GAAP.

        "Consolidated Net Income" for any period means the amount of consolidated net income (or loss) of Realty Income and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.

        "Debt" means any indebtedness of Realty Income or any Subsidiary, whether or not contingent, in respect of (1) money borrowed or evidenced by bonds, notes, debentures or similar instruments, (2) indebtedness secured by any mortgage, pledge, lien, charge, encumbrance, trust deed, deed of trust, deed to secure debt, security agreement or any security interest existing on property owned by Realty Income or any Subsidiary, (3) letters of credit or amounts representing the balance deferred and unpaid of the purchase price of any property except any such balance that constitutes an accrued expense or trade payable or (4) any lease of property by Realty Income or any Subsidiary as lessee that is reflected on Realty Income's consolidated balance sheet as a capitalized lease in accordance with GAAP, in the case of items of indebtedness under (1) through (3) above to the extent that any such items (other than letters of credit) would appear as liabilities on Realty Income's consolidated balance sheet in accordance with GAAP, and also includes, to the extent not otherwise included, any obligation of Realty Income or any Subsidiary to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business), indebtedness of another person (other than Realty Income or any Subsidiary) of the type referred to in (1), (2), (3) or (4) above (it being understood that Debt shall be deemed to be incurred by Realty Income or any Subsidiary whenever Realty Income or such Subsidiary shall create, assume, guarantee or otherwise become liable in respect thereof).

        "Executive Group" means, collectively, those individuals holding the offices of Chairman, Vice Chairman, Chief Executive Officer, President, Chief Operating Officer, or any Vice President of Realty Income.

        "GAAP" means generally accepted accounting principles, as in effect from time to time, as used in the United States applied on a consistent basis.

        "Intercompany Debt" means indebtedness owed by Realty Income or any Subsidiary solely to Realty Income or any Subsidiary.

        "Secured Debt" means Debt secured by any mortgage, lien, charge, encumbrance, trust deed, deed of trust, deed to secure debt, security agreement, pledge, conditional sale or other title retention agreement, capitalized lease, or other security interest or agreement granting or conveying security title to or a security interest in real property or other tangible assets.

        "Subsidiary" means (1) any corporation, partnership, joint venture, limited liability company or other entity the majority of the shares, if any, of the non-voting capital stock or other equivalent ownership interests of which (except directors' qualifying shares) are at the time directly or indirectly owned by Realty Income, and the majority of the shares of the voting capital stock or other equivalent ownership interests of which (except for directors' qualifying shares) are at the time directly or indirectly owned by Realty Income, any other Subsidiary or Subsidiaries, and/or one or more individuals of the Executive Group (or, in the event of death or disability of any of such individuals, his/her respective legal representative(s), or such individuals' successors in office as an officer of Realty Income), and (2) any other entity the accounts of which are consolidated with the accounts of Realty Income. The foregoing definition of "Subsidiary" shall only be applicable with respect to the covenants and other definitions set forth herein under this caption "—Additional Covenants of Realty Income" and, insofar as the provisions described in the accompanying prospectus under "Description of Debt Securities—Merger, Consolidation or Sale of Assets" apply to the notes, the foregoing definition of Subsidiary, as that term is used under the caption "Description of Debt Securities—Merger, Consolidation or Sale of Assets," shall be applicable instead of the definition of "Subsidiary" set forth in the accompanying prospectus.

        "Total Assets" as of any date means the sum of (1) Undepreciated Real Estate Assets and (2) all other assets of Realty Income and its Subsidiaries determined on a consolidated basis in accordance with GAAP (but excluding accounts receivable and intangibles).

        "Total Unencumbered Assets" as of any date means Total Assets minus the value of any properties of Realty Income and its Subsidiaries that are encumbered by any mortgage, charge, pledge, lien, security interest, trust deed, deed of trust, deed to secure debt, security agreement, or other encumbrance of any kind (other than those relating to Intercompany Debt), including the value of any stock of any Subsidiary that is so encumbered, determined on a consolidated basis in accordance with GAAP; provided, however, that, in determining Total Unencumbered Assets as a percentage of outstanding Unsecured Debt for purposes of the covenant set forth above under "—Maintenance of Total Unencumbered Assets," all investments in any person that is not consolidated with Realty Income for financial reporting purposes in accordance with GAAP shall be excluded from Total Unencumbered Assets to the extent that such investment would otherwise have been included. For purposes of this definition, the value of each property shall be equal to the purchase price or cost of each such property and the value of any stock subject to any encumbrance shall be determined by reference to the value of the properties owned by the issuer of such stock as aforesaid.

        "Undepreciated Real Estate Assets" as of any date means the amount of real estate assets of Realty Income and its Subsidiaries on such date, before depreciation and amortization, determined on a consolidated basis in accordance with GAAP.

        "Unsecured Debt" means Debt of Realty Income or any Subsidiary that is not Secured Debt.

Optional Redemption

        Prior to May 1, 2023, the notes will be redeemable at any time in whole, or from time to time in part, at the option of Realty Income at a redemption price equal to the greater of:

  (a)
  100% of the principal amount of the notes to be redeemed, and

  (b)
  the sum of the present values of the remaining scheduled payments of principal of and interest on the notes to be redeemed (exclusive of interest accrued to the applicable redemption date) discounted to such redemption date on a semiannual basis, assuming a 360-day year consisting of twelve 30-day months, at the Treasury Rate plus 30 basis points, plus, in the case of both clauses (a) and (b) above, accrued and unpaid interest on the principal amount of the notes being redeemed to such redemption date.

        On and after May 1, 2023, the notes will be redeemable at any time in whole or from time to time in part at the option of Realty Income at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest on the principal amount of the notes being redeemed to the applicable redemption date.

        Notwithstanding the foregoing, installments of interest on notes that are due and payable on an interest payment date falling on or prior to a redemption date will be payable to the persons who were the Holders of the notes (or one or more predecessor notes) registered as such at the close of business on the relevant regular record dates according to their terms and the provisions of the Indenture.

        "Treasury Rate" means, with respect to any redemption date for the notes:

  (a)
  the yield, under the heading that represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Final Maturity Date of the notes, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month) or

  (b)
  if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the

    Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

The Treasury Rate shall be calculated on the third Business Day preceding the applicable redemption date.

        "Comparable Treasury Issue" means, with respect to any redemption date for the notes, the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term of the notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the notes to be redeemed.

        "Independent Investment Banker" means, with respect to any redemption date for the notes, Citigroup Global Markets Inc. and its successors, Merrill Lynch, Pierce, Fenner & Smith Incorporated and its successors, RBC Capital Markets, LLC and its successors, U.S. Bancorp Investments, Inc. and its successors or Wells Fargo Securities, LLC and its successors (whichever shall be appointed by Realty Income) or, if all such firms or the respective successors, if any, to such firms, as the case may be, are unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by Realty Income.

        "Comparable Treasury Price" means, with respect to any redemption date for the notes:

  (a)
  if Realty Income obtains four or five Reference Treasury Dealer Quotations for such redemption date, the average of such Reference Treasury Dealer Quotations after excluding the highest and lowest such Reference Treasury Dealer Quotations, or

  (b)
  if Realty Income obtains fewer than four but more than one such Reference Treasury Dealer Quotations for such redemption date, the average of all such Reference Treasury Dealer Quotations, or

  (c)
  if Realty Income obtains only one such Reference Treasury Dealer Quotation for such redemption date, that Reference Treasury Dealer Quotation.

        "Reference Treasury Dealer" means with respect to any redemption date for the notes, (i) Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and RBC Capital Markets, LLC and their respective successors (provided, however, that if any such firm or any such successor, as the case may be, ceases to be a primary U.S. Government securities dealer in The City of New York (a "Primary Treasury Dealer"), Realty Income shall substitute therefor another Primary Treasury Dealer), (ii) one other Primary Treasury Dealer selected by U.S. Bancorp Investments, Inc. or its successor after consultation with Realty Income and (iii) one other Primary Treasury Dealer selected by Wells Fargo Securities, LLC or its successor after consultation with Realty Income.

        "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date for the notes, the average, as determined by Realty Income, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to Realty Income by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

        "Final Maturity Date" means August 1, 2023.

        Notice of any redemption by Realty Income will be mailed at least 30 days but not more than 60 days before any redemption date to each holder of notes to be redeemed. If less than all of the outstanding notes are to be redeemed, the notes to be redeemed shall be selected, so long as the notes are in book-entry form, in accordance with the applicable procedures of DTC (as defined below) or, if the notes are issued in definitive certificated form under the limited circumstances described below under "—Book-Entry System," by such method as the Trustee shall deem fair and appropriate.

        Unless Realty Income defaults in payment of the redemption price, on and after any redemption date interest will cease to accrue on the notes or portions thereof called for redemption.

Book-Entry System

        The following are summaries of certain rules and operating procedures of The Depository Trust Company, or DTC, that affect the payment of principal, premium, if any, and interest and transfers of interests in the Global Note. Upon issuance, the notes will only be issued in the form of a Global Note which will be held by DTC or the Trustee as custodian for DTC and registered in the name of Cede & Co., as nominee of DTC. Unless and until it is exchanged in whole or in part for notes in definitive form under the limited circumstances described below, a Global Note may not be transferred except as a whole (1) by DTC to a nominee of DTC, (2) by a nominee of DTC to DTC or another nominee of DTC or (3) by DTC or any such nominee to a successor of DTC or a nominee of such successor.

        Ownership of beneficial interests in a Global Note will be limited to persons that have accounts with DTC ("participants") or persons that may hold interests through participants. Upon the issuance of a Global Note, DTC will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal amounts of the notes represented by such Global Note beneficially owned by participants. Ownership of beneficial interests in the Global Note will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by DTC (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants). The laws of some states may require that certain purchasers of securities take physical delivery of the securities in definitive form. These laws may limit or impair the ability to own, transfer or pledge beneficial interests in the Global Note.

        So long as DTC or its nominee is the registered owner of a Global Note, DTC or its nominee, as the case may be, will be considered the sole owner or Holder of the notes represented by such Global Note for all purposes under the Indenture. Except as set forth below, owners of beneficial interests in a Global Note will not be entitled to have notes represented by such Global Note registered in their names, will not receive or be entitled to receive physical delivery of such notes in certificated form and will not be considered the registered owners or Holders of such notes under the Indenture. Accordingly, each person owning a beneficial interest in a Global Note must rely on the procedures of DTC and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a Holder of notes under the Indenture. Realty Income understands that under existing industry practices, if Realty Income requests any action of Holders of notes or if an owner of a beneficial interest in a Global Note desires to give or take any action that a Holder of notes is entitled to give or take under the Indenture, DTC would authorize the participants holding the relevant beneficial interests to give or take such action, and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instructions of beneficial owners holding through them.

        Principal, premium, if any, and interest payments on a Global Note will be made to DTC or its nominee, as the case may be, as the registered owner of such Global Note. None of Realty Income, the Trustee or any other agent of Realty Income or agent of the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership of interests in the Global Note or for maintaining, supervising or reviewing any records relating to beneficial ownership interests. Realty Income expects that DTC, upon receipt of any payment of principal, premium, if any, or interest in respect of a Global Note, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in such Global Note as shown on the records of DTC. Realty Income also expects that payments by participants to owners of beneficial interests in the Global Note held through such participants will be governed by standing customer instructions and customary practice, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participants

        The Indenture provides that if (1) DTC notifies Realty Income that it is unwilling or unable to continue as depositary or if DTC ceases to be a clearing agency registered as such under the Exchange Act at any time when the depositary is required to be so registered in order to act as depositary for the notes and a successor depositary is not appointed within 90 days after Realty Income receives such notice or learns of such ineligibility, (2) Realty Income determines that the notes shall no longer be represented by a Global Note and executes and delivers to the Trustee an officers' certificate to that effect or (3) an event of default (as defined in the accompanying prospectus under "Description of Debt Securities—Events of Default, Notice and Waiver") with respect to the notes has occurred and is continuing and beneficial owners representing a majority in aggregate principal amount of the outstanding notes advise DTC to cease acting as depositary for the notes, Realty Income will issue notes in definitive form in exchange for interests in all outstanding Global Notes. Any notes issued in definitive form in exchange for interests in a Global Note will be registered in such name or names, and will be issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof, as DTC shall instruct the Trustee. It is expected that such instructions will be based upon directions received by DTC from participants with respect to ownership of beneficial interests in a Global Note.

        DTC has advised Realty Income that DTC is a limited-purpose trust company organized under the Banking Law of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities of its participants and to facilitate the clearance and settlement of transactions among its participants in these securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC's participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of which (and/or their representatives) own DTC. Access to the DTC book-entry system is also available to others, such as banks, brokers and dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

Same-Day Settlement and Payment

        Settlement for the notes will be made by the underwriters in immediately available funds. All payments of principal, premium, if any, and interest in respect of the Global Note will be made by Realty Income by wire transfer of immediately available funds to an account maintained in the United States.

        If notes are issued in definitive certificated form under the limited circumstances described above, payments of interest on the certificated notes may be made, at our option, by check mailed to the addresses of the persons entitled thereto, as such addresses appear in the register for the notes, or by wire transfer to accounts maintained by the payees in the United States; provided, however, that a Holder of $5 million or more in aggregate principal amount of notes in definitive certificated form will be entitled to receive payments of interest due on any interest payment date by wire transfer of immediately available funds to an account maintained by such Holder in the United States so long as such Holder has given appropriate wire transfer instructions to the Trustee or a paying agent at least 15 calendar days prior to the applicable interest payment date. Any such wire transfer instructions will remain in effect until revoked by such Holder or until such person ceases to be a Holder of $5 million or more in aggregate principal amount of notes in definitive certificated form.

        Payments of principal of and premium, if any, and interest on notes in definitive certificated form that are due and payable on the maturity date of the notes, any redemption date or any other date on which principal of the notes is due and payable will be made by wire transfer of immediately available funds to accounts maintained by the Holders thereof in the United States, so long as such Holders have given appropriate wire transfer instructions to the Trustee or a paying agent, against surrender of such notes to the Trustee or a paying agent; provided that installments of interest that are due and payable on any interest payment date falling on or prior to such maturity date, redemption date or other date on which principal of such notes is payable will be paid in the manner described in the preceding paragraph to the persons who were the Holders of the notes (or one or more predecessor notes) registered as such at the close of business on the relevant regular record dates according to the terms and provisions of the Indenture.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS FOR HOLDERS OF THE NOTES

        For a general summary of certain United States federal income tax considerations related to the ownership and disposition of the notes offered by this prospectus supplement, please see "United States Federal Income Tax Considerations" in the attached prospectus.

 UNDERWRITING (CONFLICTS OF INTEREST)

        Subject to the terms and conditions contained in a purchase agreement between us and each of the underwriters named below, for whom Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, RBC Capital Markets, LLC, U.S. Bancorp Investments, Inc. and Wells Fargo Securities, LLC are acting as representatives, or the representatives, the underwriters have severally agreed to purchase from us, and we have agreed to sell, the respective principal amounts of notes listed opposite their names below.

Underwriter	Principal Amount of Notes
Citigroup Global Markets Inc.	$75,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	75,000,000
BNY Mellon Capital Markets, LLC	75,000,000
J.P. Morgan Securities LLC	75,000,000
RBC Capital Markets, LLC	75,000,000
Regions Securities LLC	75,000,000
U.S. Bancorp Investments, Inc.	75,000,000
Wells Fargo Securities, LLC	75,000,000
Morgan Stanley & Co. LLC	26,250,000
BB&T Capital Markets, a division of BB&T Securities, LLC	18,750,000
BBVA Securities Inc.	18,750,000
Mitsubishi UFJ Securities (USA), Inc.	18,750,000
Moelis & Company LLC	18,750,000
PNC Capital Markets LLC	18,750,000
Capital One Securities, Inc.	7,500,000
Comerica Securities, Inc.	7,500,000
Raymond James & Associates, Inc.	7,500,000
SMBC Nikko Securities America, Inc.	7,500,000

Total	$750,000,000

        The purchase agreement provides that the obligations of the several underwriters to purchase the notes offered hereby are subject to certain conditions and that the underwriters will purchase all of the notes offered by this prospectus supplement if any of these notes are purchased. If an underwriter defaults, the purchase agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the purchase agreement may be terminated.

        The underwriters are offering the notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of certain legal matters by their counsel and other conditions contained in the purchase agreement. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

        We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, or to contribute to payments the underwriters may be required to make in respect of any of these liabilities.

Commissions and Discounts

        The representatives of the underwriters have advised us that the underwriters propose initially to offer the notes to the public at the public offering price listed on the cover page of this prospectus supplement and may offer the notes to dealers at that price less a concession not in excess of 0.400%

of the principal amount of the notes. The underwriters may allow, and the dealers may reallow, a discount not in excess of 0.250% of the principal amount of the notes to other dealers. After the initial public offering, the public offering price, and concession and discount may be changed.

        The following table shows the underwriting discount to be paid to the underwriters by Realty Income Corporation.

	Per Note	Total
Underwriting discount	0.650%	$4,875,000

        The expenses of this offering, not including the underwriting discount, are estimated at $700,000 and are payable by Realty Income.

No Prior Market for the Notes

        The notes are a new issue of securities with no established trading market. The notes will not be listed on any securities exchange or on any automated dealer quotation system. The underwriters may make a market for the notes after completion of the offering, but will not be obligated to do so and may discontinue any market-making activities at any time without notice. No assurance can be given as to the liquidity of the trading market for the notes or that an active trading market for the notes will develop. If an active trading market for the notes does not develop, the market price and liquidity of the notes may be adversely affected.

Price Stabilization and Short Positions

        In connection with the offering of the notes, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the market price of the notes. Specifically, the underwriters may overallot in connection with the offering, creating a short position. In addition, the underwriters may bid for, and purchase, the notes in the open market to cover short positions or to stabilize the price of the notes. Any of these activities may stabilize or maintain the market price of the notes above independent market levels, but no representation is made hereby that the underwriters will engage in any of those transactions or of the magnitude of any effect that the transactions described above, if commenced, may have on the market price of the notes. The underwriters will not be required to engage in these activities, and if they engage in these activities, they may end any of these activities at any time without notice.

Delayed Settlement

        We expect that the delivery of the notes will be made against payment therefor on or about the closing date specified on the cover page of this prospectus supplement, which will be the fifth business day following the date of this prospectus supplement. Under rules of the SEC, trades in the secondary market generally are required to settle in three business days, unless the parties to that trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes before the third business day prior to the closing date specified on the cover page of this prospectus supplement will be required, by virtue of the fact that the normal settlement date for that trade would occur prior to the closing date for the issuance of the notes, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement, and should consult their own advisors with respect to these matters.

Other Relationships

        Some or all of the underwriters and/or their affiliates have provided and in the future may provide investment banking, commercial banking and/or other financial services, including the provision of credit facilities, to us in the ordinary course of business for which they have received and may in the future receive compensation. In particular, affiliates of some or all of the underwriters participating in this offering are lenders and, in certain cases, agents, arrangers and/or bookrunners under our $1.0 billion acquisition credit facility and affiliates of some of the underwriters are lenders and agents, arrangers and/or bookrunners under our $70 million term loan facility. Because we intend to use net proceeds from this offering to repay a portion of borrowings outstanding under our acquisition credit facility, lenders affiliated with underwriters of this offering will receive all or a portion of the net proceeds from this offering through the repayment of the borrowings under that facility. In addition, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC, both of which are bookrunning managers for this offering, acted as our financial advisors in connection with our acquisition of ARCT as described above under "Prospectus Supplement Summary—Recent Developments—Recent Acquisitions," for which they received customary financial advisory fees paid by us. Moreover, an affiliate of Wells Fargo Securities, LLC has acted, and may in the future act, as broker in connection with purchases of certain real estate assets by us, including assets which have been or may be purchased with borrowings under our acquisition credit facility, which borrowings may be repaid with proceeds from this offering. Upon consummation of these purchases, such affiliate has received and in the future may receive customary brokerage fees paid by the seller. An affiliate of BNY Mellon Capital Markets, LLC, one of the underwriters, is the trustee under the indenture for the notes.

        In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and instruments of ours or our affiliates. If any of the underwriters or their affiliates has a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

LEGAL MATTERS

        The validity of the notes offered hereby will be passed upon for us by Venable LLP, Baltimore, Maryland. Certain legal matters relating to this offering will be passed upon for us by Latham & Watkins LLP, Costa Mesa, California. Sidley Austin LLP, San Francisco, California will act as counsel for the underwriters. William J. Cernius, a partner of Latham & Watkins LLP, beneficially owns 7,868 shares of our common stock. Eric S. Haueter, a partner of Sidley Austin LLP, beneficially owns approximately 7,795 shares of our common stock.

EXPERTS

        The consolidated balance sheets of Realty Income Corporation and subsidiaries as of December 31, 2012 and 2011, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2012, and the related financial statement schedule III, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2012, have been incorporated by reference in the accompanying prospectus in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference therein, and upon the authority of said firm as experts in accounting and auditing.

        The audited consolidated financial statements and schedule of American Realty Capital Trust, Inc. and subsidiaries incorporated by reference in the accompanying prospectus have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in giving said reports.

INCORPORATION BY REFERENCE

        As described in the accompanying prospectus under the caption "Incorporation by Reference," we have incorporated by reference in the accompanying prospectus specified documents that we have filed or may file with the Securities and Exchange Commission, or the SEC, under the Securities Exchange Act of 1934, as amended. However, no document, exhibit or information or portion thereof that we have "furnished" or may in the future "furnish" to (rather than "file" with) the SEC shall be incorporated by reference into this prospectus supplement or the accompanying prospectus.

PROSPECTUS

REALTY INCOME CORPORATION

Debt Securities, Common Stock, Preferred Stock, Depositary Shares and Warrants

        Realty Income Corporation, a Maryland corporation, may from time to time offer in one or more series or classes (1) our debt securities, (2) shares of our common stock, $0.01 par value per share, (3) shares or fractional shares of our preferred stock, $0.01 par value per share, (4) depositary shares representing fractional interests in shares of our preferred stock or (5) warrants to purchase our debt securities, common stock, preferred stock or depositary shares, on terms to be determined at the time of the offering. Our debt securities, our common stock, our preferred stock, our depositary shares and our warrants (collectively referred to as our securities), may be offered, separately or together, in separate series or classes, in amounts, at prices and on terms that will be set forth in one or more prospectus supplements to this prospectus or other offering materials.

        The specific terms of the securities with respect to which this prospectus is being delivered will be set forth in the applicable prospectus supplement or other offering materials and will include, where applicable:

  •
  in the case of our debt securities, the specific title, aggregate principal amount, currency, form (which may be registered, bearer, certificated or global), authorized denominations, maturity, rate (or manner of calculating the rate) and time of payment of interest, terms for redemption at our option or repayment at the holder's option, terms for sinking fund payments, terms for conversion into shares of our common stock or preferred stock, covenants and any initial public offering price;

  •
  in the case of our common stock, any initial public offering price;

  •
  in the case of our preferred stock, the specific designation, preferences, conversion and other rights, voting powers, restrictions, limitations as to transferability, dividends and other distributions and terms and conditions of redemption and any initial public offering price;

  •
  in the case of depositary shares, the fraction of a share of preferred stock represented by each such depositary share and any initial public offering price; and

  •
  in the case of warrants, whether such warrants will be exercisable for our debt securities, common stock, preferred stock or depositary shares and the duration, exercise price and any initial public offering price.

In addition, the specific terms may include limitations on actual, beneficial or constructive ownership and restrictions on transfer of the securities, in each case as may be appropriate, among other purposes, to preserve our status as a real estate investment trust, or REIT, for United States federal income tax purposes. The applicable prospectus supplement or other offering materials may also contain information, where applicable, about United States federal income tax considerations relevant to, and any exchange listing of, the securities covered by the prospectus supplement or other offering materials, as the case may be.

        Investing in our securities involves risks. See "Risk Factors" on page 4 of this prospectus.

        Our common stock is traded on the New York Stock Exchange under the symbol "O." On February 21, 2013, the last reported sale price of the common stock on the New York Stock Exchange was $44.30 per share.

        Our securities may be offered directly, through agents designated from time to time by us, or to or through underwriters or dealers. If any agents or underwriters are involved in the sale of any of our securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement or other offering materials. This prospectus may not be used to consummate sales of the offered securities unless it is accompanied by a prospectus supplement describing the method and terms of the offering of those offered securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

        The date of this prospectus is February 22, 2013.

ABOUT THIS PROSPECTUS

        Unless this prospectus otherwise indicates or the context otherwise requires, all references to "Realty Income," "our," "us" and "we" in this prospectus mean Realty Income Corporation and its subsidiaries on a consolidated basis.

        This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission, or the SEC, as a "well-known seasoned issuer" as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act, utilizing a "shelf" registration process for the delayed offering and sale of securities pursuant to Rule 415 under the Securities Act. Under this shelf registration process, we may, from time to time, sell any of the securities, or any combination of the securities, described in this prospectus in one or more offerings. This prospectus only provides you with a general description of the securities that we may offer. Each time we sell securities, we will provide a prospectus supplement or other offering materials that will contain specific information about the terms of that offering. The prospectus supplement or other offering materials may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement or other offering materials together with additional information described under the headings "Where You Can Find More Information" and "Incorporation by Reference." If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement or other offering materials, you should rely on the information in the applicable prospectus supplement or other offering materials.

        As allowed by SEC rules, this prospectus does not contain all the information you can find in the registration statement or the exhibits to the registration statement. For further information, we refer you to the registration statement, including its exhibits and schedules. Statements contained in this prospectus about the provisions or contents of any contract, agreement or any other document referred to are not necessarily complete. For each of these contracts, agreements or documents filed as an exhibit to the registration statement, we refer you to the actual exhibit for a more complete description of the matters involved. You should rely only on the information contained or incorporated by reference in this prospectus and in any supplement to this prospectus or, if applicable, any other offering materials we may provide you. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus, the accompanying prospectus supplement or any other offering materials is accurate only as of the date on their respective covers, and you should assume that the information appearing in any document incorporated or deemed to be incorporated by reference in this prospectus or any accompanying prospectus supplement is accurate only as of the date that document was filed with the SEC. Our business, financial condition, results of operations and prospects may have changed since those dates.

THE COMPANY

        Realty Income Corporation, The Monthly Dividend Company®, is a publicly traded real estate company with the primary business objective of generating dependable monthly cash dividends from a consistent and predictable level of cash flow from operations. Our monthly dividends are supported by the cash flow from our portfolio of properties leased to commercial enterprises. We have in-house acquisition, leasing, legal, credit research, real estate research, portfolio management, and capital markets expertise. Over the past 44 years, Realty Income and its predecessors have been acquiring and owning freestanding commercial properties that generate rental revenue under long-term lease agreements.

        In 1994, Realty Income was listed upon the New York Stock Exchange and we elected to be taxed as a real estate investment trust, or REIT, requiring us to distribute dividends to our stockholders aggregating at least 90% of our taxable income (excluding net capital gains).

        We seek to increase distributions to common stockholders and FFO per share through both active portfolio management and the acquisition of additional properties.

        Generally, our portfolio management efforts seek to achieve:

  •
  Contractual rent increases on existing leases;

  •
  Rent increases at the termination of existing leases, when market conditions permit; and

  •
  The active management of our property portfolio, including re-leasing vacant properties, and selectively selling properties, thereby mitigating our exposure to certain tenants and markets.

        In acquiring additional properties, our strategy is primarily to acquire properties that are:

  •
  Freestanding, single-tenant locations;

  •
  Leased to regional and national commercial enterprises; and

  •
  Leased under long-term, net-lease agreements.

        At December 31, 2012, we owned a diversified portfolio:

  •
  Of 3,013 properties;

  •
  With an occupancy rate of 97.2%, or 2,929 properties leased and only 84 properties available for lease;

  •
  Leased to 150 different commercial enterprises doing business in 44 separate industries;

  •
  Located in 49 states;

  •
  With over 37.6 million square feet of leasable space; and

  •
  With an average leasable space per property of approximately 12,500 square feet.

        Of the 3,013 properties in the portfolio at December 31, 2012, 2,996, or 99.4%, were single-tenant properties, and the remaining 17 were multi-tenant properties. At December 31, 2012, of the 2,996 single-tenant properties, 2,913 were leased with a weighted average remaining lease term (excluding rights to extend a lease at the option of the tenant) of approximately 11.0 years.

        We typically acquire properties under long-term leases with regional and national retailers and other commercial enterprises. Our acquisition and investment activities generally focus on businesses providing goods and services that satisfy basic consumer and business needs. In general, our net-lease agreements:

  •
  Are for initial terms of 10 to 20 years;

  •
  Require the tenant to pay minimum monthly rent and property operating expenses (taxes, insurance and maintenance); and

  •
  Provide for future rent increases based on increases in the consumer price index (typically subject to ceilings), additional rent calculated as a percentage of the tenants' gross sales above a specified level, or fixed increases.

        We commenced operations as a REIT on August 15, 1994 through the merger of 25 public and private real estate limited partnerships. Each of the partnerships was formed between 1970 and 1989 for the purpose of acquiring and managing long-term, net-leased properties.

        Our common stock is listed on The New York Stock Exchange, or NYSE, under the ticker symbol "O" with a cusip number of 756109-104. Our central index key number is 726728. Our 6.75% Monthly Income Class E cumulative redeemable preferred stock, or Class E preferred stock, is listed on the NYSE under the ticker symbol "OprE" with a cusip number of 756109-708. Our 6.625% Monthly Income Class F cumulative redeemable preferred stock, or Class F preferred stock, is listed on the NYSE under the ticker symbol "OprF" with a cusip number of 756109-807.

        Our principal executive offices are located at 600 La Terraza Boulevard, Escondido, California 92025-3873. Our telephone number is (760) 741-2111.

RISK FACTORS

        Investing in our securities involves risks. In evaluating an investment in our securities, you should carefully consider the risk factors described under the caption "Risk Factors" in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, which are incorporated or deemed to be incorporated by reference in this prospectus, in addition to the other risks and uncertainties described in the documents incorporated and deemed to be incorporated by reference herein and described in the applicable prospectus supplement and any other offering materials we may provide you in connection with an offering of our securities. As used under the captions "Risk Factors" in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, references to our capital stock include both our common stock and any class or series of our preferred stock and references to our stockholders include holders of our common stock and any class or series of our preferred stock, in each case unless otherwise expressly stated or the context otherwise requires. Please also refer to the section below entitled "Forward Looking Statements."

FORWARD-LOOKING STATEMENTS

        This prospectus and the documents incorporated by reference herein contain, and any related prospectus supplements, other offering materials and documents deemed to be incorporated by reference herein or therein may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. When used in this prospectus, the words "estimated," "anticipated," "expect," "believe," "intend" and similar expressions are intended to identify forward-looking statements. Forward-looking statements include discussions of strategy, plans or intentions. Forward-looking statements are subject to risks, uncertainties and assumptions about Realty Income Corporation, including, among other things:

  •
  our anticipated growth strategies;

  •
  our intention to acquire additional properties and the timing of these acquisitions;

  •
  our intention to sell properties and the timing of these property sales;

  •
  our intention to re-lease vacant properties;

  •
  anticipated trends in our business, including trends in the market for long-term net-leases of freestanding, single-tenant properties; and

  •
  future expenditures for development projects.

        Future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements. In particular, some of the factors that could cause actual results to differ materially are:

  •
  our continued qualification as a real estate investment trust;

  •
  general business and economic conditions;

  •
  our recent acquisition of American Realty Capital Trust, Inc.;

  •
  competition;

  •
  fluctuating interest rates;

  •
  access to debt and equity capital markets;

  •
  continued volatility and uncertainty in the credit markets and broader financial markets;

  •
  other risks inherent in the real estate business including tenant defaults, potential liability relating to environmental matters, illiquidity of real estate investments and potential damages from natural disasters;

  •
  impairments in the value of our real estate assets;

  •
  changes in the tax laws of the United States of America;

  •
  the outcome of any legal proceeding to which we are a party or which may occur in the future; and

  •
  acts of terrorism and war.

        Additional factors that may cause risks and uncertainties include those discussed in the sections entitled "Business," "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q and also include risk factors and other information discussed in other documents that are incorporated or deemed to be incorporated by reference in this prospectus.

        Readers are cautioned not to place undue reliance on forward-looking statements contained or incorporated by reference in this prospectus, which speak only as of the date of this prospectus or the date of the incorporated document, as the case may be. We undertake no obligation to update any information contained herein or incorporated herein by reference or to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events. In light of these risks and uncertainties, the forward-looking events discussed in this prospectus and the documents incorporated by reference herein might not occur.

USE OF PROCEEDS

        Unless otherwise described in the applicable prospectus supplement or other offering materials, we intend to use the net proceeds from the sale of our securities for general corporate purposes, which may include, among other things, the repayment or repurchase of our indebtedness, the development and acquisition of additional properties and other acquisition transactions, and the expansion and improvement of certain properties in our portfolio.

 RATIOS OF EARNINGS FROM CONTINUING OPERATIONS TO FIXED CHARGES AND COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

        The following table sets forth the ratios of earnings from continuing operations to fixed charges and the ratios of earnings from continuing operations to combined fixed charges and preferred stock dividends for the periods shown. The ratios of earnings from continuing operations to fixed charges were computed by dividing our earnings from continuing operations by our fixed charges. For this purpose, earnings from continuing operations consist of income from continuing operations before interest expense. Fixed charges consist of interest costs (including capitalized interest) and the amortization of debt issuance costs. In computing the ratios of earnings from continuing operations to combined fixed charges and preferred stock dividends, preferred stock dividends consist of dividends on our 7.375% Monthly Income Class D cumulative redeemable preferred stock, or Class D preferred stock, Class E preferred stock and our Class F preferred. On May 27, 2004 and October 19, 2004, we issued 4,000,000 shares and 1,100,000 shares, respectively, of our Class D preferred stock. We redeemed all of the outstanding shares of our Class D preferred stock on March 1, 2012. On December 7, 2006, we issued 8,800,000 shares of our Class E preferred stock. On February 7, 2012 and April 19, 2012, we issued 14,950,000 shares and 1,400,000 shares, respectively, of our Class F preferred stock.

	Year Ended December 31,
	2012		2011		2010		2009		2008
Ratio of Earnings from Continuing Operations to Fixed Charges	2.2	x	2.3	x	2.2	x	2.3	x	2.1	x
Ratio of Earnings from Continuing Operations to Combined Fixed Charges and Preferred Stock Dividends	1.6	x	1.9	x	1.8	x	1.8	x	1.6	x

DESCRIPTION OF DEBT SECURITIES

General

        This prospectus describes certain general terms and provisions of our debt securities. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a prospectus supplement, a pricing supplement or other offering materials. We will also indicate in the supplement or other offering materials whether the general terms and provisions described in this prospectus apply to a particular series of debt securities. Our debt securities will be our direct obligations and they may be secured or unsecured, senior or subordinated indebtedness. We may issue our debt securities under one or more indentures. Each indenture and the certificate or certificates evidencing the debt securities of each series will be in the form filed or incorporated by reference as an exhibit to the Registration Statement containing this prospectus, a post-effective amendment to the Registration Statement or a document incorporated by reference herein and may be obtained as described below under "Where You Can Find More Information." The form of indenture is subject to any amendments or supplements that may be adopted from time to time. We will enter into each indenture with a trustee and the trustee for each indenture may be the same. Each indenture will be subject to, and governed by, the Trust Indenture Act of 1939, as amended. Unless otherwise expressly stated in the applicable prospectus supplement, the debt securities will be issued under an indenture as of October 28, 1998 between us and The Bank of New York Mellon Trust Company, N.A., as successor trustee, a copy of which has been incorporated by reference as an exhibit to the Registration Statement containing this prospectus. Because this description of debt securities is a summary, it does not contain all the information that may be important to you and this description is subject to, and qualified in its entirety by reference to, the form of the applicable indenture and the certificate evidencing the debt securities of the applicable series. You should read the applicable indenture and the form of certificate evidencing the applicable debt securities in their entirety to assure that you have all the important information you need to make any required decisions. Unless otherwise expressly stated or the context otherwise requires, all references to the "Company," "Realty Income," "our," "we" and "us" and all similar references appearing under this caption "Description of Debt Securities" mean Realty Income Corporation excluding its subsidiaries. All other capitalized terms used, but not defined, in this section shall have the meanings set forth in the applicable indenture.

Terms

        The particular terms of any series of our debt securities will be described in a prospectus supplement or other offering materials. Additionally, any applicable modifications of or additions to the general terms of our debt securities, described in this prospectus and in the applicable indenture, will also be described in a prospectus supplement or other offering materials. Accordingly, for a description of the terms of any series of our debt securities, you must refer to both the prospectus supplement or other offering materials, if any, relating to those debt securities and the description of the debt securities set forth in this prospectus. If any particular terms of our debt securities, described in a prospectus supplement or other offering materials, differ from any of the terms described in this prospectus, then those terms as set forth in the relevant prospectus supplement or other offering materials will control.

        Except as set forth in any prospectus supplement or other offering materials, our debt securities may be issued without limit as to aggregate principal amount, in one or more series, in each case as established from time to time by our board of directors, a committee of the board of directors or as set forth in the applicable indenture or one or more supplements to that indenture. All of our debt securities of one series need not be issued at the same time, and unless otherwise provided, a series may be reopened for issuance of additional debt securities without the consent of the holders of the debt securities of that series.

        Each indenture will provide that we may, but need not, designate more than one trustee for the indenture, each with respect to one or more series of our debt securities. Any trustee under an indenture may resign or be removed with respect to one or more series of our debt securities, and a successor trustee may be appointed to act with respect to that series. If two or more persons are acting as trustee to different series of our debt securities, each trustee shall be a trustee of a trust under the applicable indenture separate and apart from the trust administered by any other trustee and, except as otherwise indicated in this prospectus, any action taken by a trustee may be taken by that trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee under the applicable indenture.

        This summary sets forth certain general terms and provisions of our indentures and our debt securities. For a detailed description of a specific series of debt securities, you should consult the prospectus supplement or other offering materials for that series. The prospectus supplement or other offering materials will contain the following information, to the extent applicable:

  (1)
  the title and ranking of those debt securities;

  (2)
  the aggregate principal amount of those debt securities and any limitation thereon;

  (3)
  the price (expressed as a percentage of the principal amount of those debt securities) at which those debt securities will be issued and, if other than the principal amount of those debt securities, the portion of the principal amount payable upon declaration of acceleration of the maturity thereof, or (if applicable) the portion of the principal amount of those debt securities that is convertible into common stock or preferred stock, or the method by which any convertible portion of those debt securities shall be determined;

  (4)
  if those debt securities are convertible, the terms on which they are convertible, including the initial conversion price or rate and conversion period and, in connection with the preservation of our status as a REIT, any applicable limitations on the ownership or transferability of the common stock or the preferred stock into which those debt securities are convertible;

  (5)
  the date or dates, or the method for determining the date or dates, on which the principal of those debt securities will be payable;

  (6)
  the rate or rates (which may be fixed or variable), or the method by which the rate or rates shall be determined, at which those debt securities will bear interest, if any;

  (7)
  the date or dates, or the method for determining the date or dates, from which any interest will accrue, the dates upon which that interest will be payable, the record dates for payment of that interest, or the method by which any of those dates shall be determined, the persons to whom that interest shall be payable, and the basis upon which that interest shall be calculated if other than that of a 360-day year of twelve 30-day months;

  (8)
  the place or places where the principal of (and premium, if any) and interest, if any, on debt securities will be payable, where debt securities may be surrendered for conversion, registration of transfer or exchange and where notices or demands to or upon us relating to debt securities and the indenture may be served;

  (9)
  the period or periods, if any, within which, the price or prices at which, and the terms and conditions upon which those debt securities may be redeemed, as a whole or in part, at our option;

  (10)
  our obligation, if any, to redeem, repay or purchase those debt securities pursuant to any sinking fund or analogous provision or at the option of a holder of those debt securities, and the period or periods within which, the price or prices at which, and the terms and conditions upon which, those debt securities will be redeemed, repaid or purchased, as a whole or in part, pursuant to this obligation;

  (11)
  if other than U.S. dollars, the currency or currencies in which those debt securities are denominated and payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the terms and conditions relating thereto;

  (12)
  whether the amount of payments of principal of (and premium, if any) or interest, if any, on those debt securities may be determined with reference to an index, formula or other method (which index, formula or method may, but need not be based on a currency, currencies, currency unit or units or composite currency or currencies) and the manner in which those amounts shall be determined;

  (13)
  whether those debt securities will be issued in certificated and/or book-entry form, and, if in book-entry form, the identity of the depositary for those debt securities;

  (14)
  whether those debt securities will be in registered or bearer form and, if in registered form, the denominations thereof if other than $2,000 and any integral multiple of $1,000 in excess thereof and, if in bearer form, the denominations thereof and terms and conditions relating thereto;

  (15)
  the applicability, if any, of the defeasance and covenant defeasance provisions described herein or set forth in the applicable indenture, or any modification of the indenture;

  (16)
  any deletions from, modifications of or additions to the events of default or our covenants with respect to those debt securities;

  (17)
  whether and under what circumstances we will pay any additional amounts on those debt securities in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem those debt securities in lieu of making this payment;

  (18)
  the subordination provisions, if any, relating to those debt securities;

  (19)
  the provisions, if any, relating to any security provided for those debt securities; and

  (20)
  any other terms of those debt securities.

        If the applicable prospectus supplement provides or other offering materials provide, we may issue the debt securities at a discount below their principal amount and provide for less than the entire principal amount of the debt securities to be payable upon declaration of acceleration of the maturity thereof ("Original Issue Discount Securities"). In those cases, any material United States federal income tax, accounting and other considerations applicable to Original Issue Discount Securities will be described in the applicable prospectus supplement or other offering materials.

Denominations, Interest, Registration and Transfer

        Unless otherwise described in the applicable prospectus supplement or other offering materials, the debt securities of any series will be issuable in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

        Unless otherwise described in the applicable prospectus supplement or other offering materials, we will pay the principal of (and premium, if any) and interest on any series of debt securities at the applicable trustee's corporate trust office, the address of which will be set forth in the applicable prospectus supplement or other offering materials, provided however, that unless otherwise provided in the applicable prospectus supplement or other offering materials, we may make interest payments (1) by check mailed to the address of the person entitled to the payment as that address appears in the applicable register for those debt securities, or (2) by wire transfer of funds to the person at an account maintained within the United States.

        Subject to certain limitations imposed on debt securities issued in book-entry form, the debt securities of any series will be exchangeable for any authorized denomination of other debt securities of the same series and of a like aggregate principal amount and tenor upon surrender of those debt securities at the office of any transfer agent we designate for that purpose. In addition, subject to certain limitations imposed on debt securities issued in book-entry form, the debt securities of any series may be surrendered for conversion or registration of transfer thereof at the office of any transfer agent we designate for that purpose. Every debt security surrendered for conversion, registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer and the person requesting that transfer must provide evidence of title and identity satisfactory to us and the applicable transfer agent. No service charge will be made for any registration of transfer or exchange of any debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. We may at any time rescind the designation of any transfer agent appointed with respect to the debt securities of any series or approve a change in the location through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for that series. We may at any time designate additional transfer agents with respect to any series of debt securities.

        Neither we nor any trustee shall be required to:

  •
  issue, register the transfer of, or exchange debt securities of any series if that debt security may be among those selected for redemption during a period beginning at the opening of business 15 days before the mailing or first publication, as the case may be, of notice of redemption of those debt securities and ending at the close of business on

  1.
  the day of mailing of the relevant notice of redemption if the debt securities of that series are issuable only in registered form, or

  2.
  the day of the first publication of the relevant notice of redemption if the debt securities of that series are issuable in bearer form, or

  3.
  the day of mailing of the relevant notice of redemption if those debt securities are issuable in both bearer and registered form and there is no publication; or

  •
  register the transfer of or exchange any debt security in registered form, or portion thereof, so selected for redemption, in whole or in part, except the unredeemed portion of any debt security being redeemed in part; or

  •
  exchange any debt security in bearer form selected for redemption, except in exchange for a debt security of that series in registered form that is simultaneously surrendered for redemption; or

  •
  issue, register the transfer of or exchange any debt security that has been surrendered for repayment at the holder's option, except the portion, if any, of that debt security not to be repaid.

No Protection in the Event of a Change of Control

        Unless we state otherwise in the applicable prospectus supplement, the debt securities of any series will not contain any provisions which may afford holders of the debt securities of such series protection in the event of a change of control of Realty Income or in the event of a highly leveraged transaction (whether or not such transaction results in a change of control), which could adversely affect holders of debt securities.

Merger, Consolidation or Sale of Assets

        Each indenture will provide that we will not consolidate with, sell, lease or convey all or substantially all of our assets to, or merge with or into, any person unless:

  •
  either we shall be the continuing entity, or the successor person (if not us) formed by or resulting from the consolidation or merger or which shall have received the transfer of the assets shall be a corporation organized and existing under the laws of the United States or any State thereof and shall expressly assume (1) our obligation to pay the principal of (and premium, if any) and interest on all the debt securities issued under the indenture and (2) the due and punctual performance and observance of all the covenants and conditions contained in the indenture and in the debt securities to be performed or observed by us;

  •
  immediately after giving effect to the transaction and treating any indebtedness that becomes our obligation or the obligation of any Subsidiary as a result of the transaction as having been incurred, and treating any liens on any property or assets of ours or any Subsidiary that are incurred, created or assumed as a result of the transaction as having been created, incurred or assumed, by us or the Subsidiary at the time of the transaction, no event of default under the indenture, and no event that, after notice or the lapse of time, or both, would become an event of default, shall have occurred and be continuing; and

  •
  an officers' certificate and legal opinion covering these conditions shall be delivered to the trustee.

Certain Covenants

        Existence.    Except as permitted under the heading above entitled "—Merger, Consolidation or Sale of Assets," we will be required under each indenture to do or cause to be done all things necessary to preserve and keep in full force and effect our corporate existence, all material rights (by charter, bylaws and statute) and all material franchises; provided, however, that we shall not be required to preserve any right or franchise if our board of directors determines that the preservation thereof is no longer desirable in the conduct of our business.

        Maintenance of Properties.    Each indenture will require us to cause all of our material properties used or useful in the conduct of our business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will require us to cause to be made all necessary repairs, renewals, replacements, betterments and improvements to those properties, as in our judgment may be necessary so that the business carried on in connection with those properties may be properly and advantageously conducted at all times; provided, however, that we and our Subsidiaries shall not be prevented from selling or otherwise disposing of these properties for value in the ordinary course of business.

        Insurance.    Each indenture will require us to, and to cause each of our Subsidiaries to, keep in force upon all of our and their properties and operations policies of insurance carried with responsible companies in such amounts and covering all risks as shall be customary in the industry in accordance with prevailing market conditions and availability.

        Payment of Taxes and Other Claims.    Each indenture will require us to pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all taxes, assessments and governmental charges levied or imposed on us or any of our Subsidiaries or upon the income, profits or property of us or any of our Subsidiaries and (b) all lawful claims for labor, materials and supplies that, if unpaid, might by law become a lien upon our property or the property of any Subsidiary; provided, however, that we shall not be required to pay or discharge or cause to be paid or discharged any tax, assessment, charge or claim the amount, applicability or validity of which we are contesting in good faith through appropriate proceedings.

        Provisions of Financial Information.    Whether or not we are subject to Section 13 or 15(d) of the Exchange Act, we will be required by each indenture, within 15 days after each of the respective dates by which we would have been required to file annual reports, quarterly reports and other documents with the SEC if we were subject to those Sections of the Exchange Act to:

  •
  transmit by mail to all holders of debt securities issued under the indenture, as their names and addresses appear in the applicable register for those debt securities, without cost to the holders, copies of the annual reports, quarterly reports and other documents that we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if we were subject to those Sections;

  •
  file with the applicable trustee copies of the annual reports, quarterly reports and other documents that we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if we were subject to those Sections; and

  •
  supply promptly, upon written request and payment of the reasonable cost of duplication and delivery, copies of these documents to any prospective holder of the debt securities.

        Except as may otherwise be provided in the prospectus supplement or other offering materials relating to any series of debt securities, the term "Subsidiary," as used in any indenture means any other person of which more than 50% of (a) the equity or other ownership interests or (b) the total voting power of shares of capital stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, trustees or general or managing partners thereof is at the time owned by us or one or more of our Subsidiaries or a combination thereof.

        Additional Covenants.    If we make any additional covenants with respect to any series of debt securities, those covenants will be set forth in the prospectus supplement or other offering materials relating to those debt securities.

Events of Default, Notice and Waiver

        Unless otherwise provided in the applicable indenture, each indenture will provide that the following events are "events of default" for any series of debt securities issued under it:

  (1)
  default for 30 days in the payment of any installment of interest on any debt security of that series;

  (2)
  default in the payment of the principal of (or premium, if any, on) any debt security of that series when due, whether at stated maturity or by declaration of acceleration, notice of redemption, notice of option to elect repayment or otherwise;

  (3)
  default in the deposit of any sinking fund payment, when and as due by the terms of any debt security of that series;

  (4)
  default in the performance of any of our other covenants contained in the indenture or in any debt security of that series (other than a covenant added to the indenture solely for the benefit of a series of debt securities issued thereunder other than that series), which continues for 60 days after written notice is given to us by the trustee or to us and the trustee by the holders of at least 25% in principal amount of the outstanding debt securities of that series;

  (5)
  default under any bond, debenture, note or other evidence of indebtedness for money borrowed by us or any of our Subsidiaries (including obligations under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles, but not including any indebtedness or obligations for which recourse is limited to property purchased) in an aggregate principal amount in excess of $25,000,000 or under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by us or any of our Subsidiaries (including such leases, but not including such indebtedness or obligations for which recourse is limited to property purchased) in an aggregate principal amount in excess of $25,000,000, whether the indebtedness exists at the date of the relevant indenture or shall thereafter be created, which default shall have resulted in the indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable or which default shall have resulted in the obligation being accelerated, without the acceleration having been rescinded or annulled;

  (6)
  certain events of bankruptcy, insolvency or reorganization with respect to us or any of our Significant Subsidiaries; or

  (7)
  any other Event of Default provided with respect to a particular series of debt securities.

The term "Significant Subsidiary" as used above has the meaning ascribed to the term in Rule 1-02 of Regulation S-X promulgated under the Securities Act, as the Regulation was in effect on January 1, 1996.

        If an event of default under any indenture with respect to debt securities of any series at the time outstanding occurs and is continuing, then the applicable trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may declare the principal amount (or, if the debt securities of that series are Original Issue Discount Securities or Indexed Securities, that portion of the principal amount as may be specified in the terms thereof) of all the debt securities of that series to be due and payable immediately by written notice thereof to us (and to the applicable trustee if given by the holders). However, at any time after the declaration of acceleration with respect to debt securities of a series has been made, but before a judgment or decree for payment of the money due has been obtained by the applicable trustee, the holders of not less than a majority of the principal amount of the outstanding debt securities of that series may rescind and annul the declaration and its consequences if:

  •
  we shall have deposited with the applicable trustee all required payments of the principal of (and premium, if any) and interest on the debt securities of that series (other than principal that has become due solely as a result of the acceleration), plus certain fees, expenses, disbursements and advances of the applicable trustee; and

  •
  all events of default, other than the nonpayment of accelerated principal (or specified portion thereof), premium, if any, and interest with respect to debt securities of that series, have been cured or waived as provided in the indenture.

        Each indenture will also provide that the holders of not less than a majority in principal amount of the outstanding debt securities of any series may waive any past default with respect to that series and its consequences, except:

  •
  a default in the payment of the principal of (or premium, if any) or interest on any debt security of that series; or

  •
  a default in respect of a covenant or provision contained in the indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security of the series affected by the default.

        Each indenture will require each trustee to give notice of a default under the indenture to the holders of debt securities within 90 days unless the default shall have been cured or waived, subject to certain exceptions; provided, however, that the trustee may withhold notice to the holders of any series of debt securities of any default with respect to that series (except a default in the payment of the principal of (or premium, if any) or interest on any debt security of that series or in the payment of any sinking fund installment in respect of any debt security of that series) if specified Responsible Officers of the trustee consider a withholding to be in those holders' interest.

        Each indenture will provide that no holders of debt securities of any series may institute any proceedings, judicial or otherwise, with respect to the indenture or for any remedy thereunder, except in the case of failure of the trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an event of default from the holders of not less than 25% in principal amount of the outstanding debt securities of that series, as well as an offer of indemnity reasonably satisfactory to it, and no direction inconsistent with the written request has been given to the trustee during the 60-day period by holders of a majority in principal amount of the outstanding debt securities of that series. This provision will not prevent, however, any holder of debt securities from instituting suit for the enforcement of payment of the principal of (and premium, if any) and interest on those debt securities at the respective due dates thereof.

        Each indenture will provide that, subject to provisions in the Trust Indenture Act of 1939 relating to its duties in case of default, the trustee is under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any holders of any series of the debt securities then outstanding under the indenture, unless those holders shall have offered to the trustee reasonable security or indemnity. The holders of not less than a majority in principal amount of the outstanding debt securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or of exercising any trust or power conferred upon the trustee; provided that the direction shall not conflict with any rule of law or the indenture, and provided further that the trustee may refuse to follow any direction that may involve the trustee in personal liability or that may be unduly prejudicial to the holders of debt securities of that series not joining in the direction to the trustee.

        Within 120 days after the close of each fiscal year, we will be required to deliver to the trustee a certificate, signed by one of several specified officers, stating whether or not the officer has knowledge of any default under the indenture and, if so, specifying each default and the nature and status thereof.

Modification of the Indenture

        Modifications and amendments of any indenture will be permitted with the consent of the holders of not less than a majority in principal amount of all outstanding debt securities of each series issued under the indenture affected by the modification or amendment; provided, however, that no modification or amendment may, without the consent of the holder of each debt security affected thereby:

  •
  change the stated maturity of the principal of, or any installment of principal of, or interest (or premium, if any) on any debt security;

  •
  reduce the principal amount of, or the rate or amount of interest on, or any premium payable on redemption of any debt security, or reduce the amount of principal of an Original Issue Discount Security that would be due and payable upon declaration of acceleration of the maturity of the Original Issue Discount Security or would be provable in bankruptcy, or adversely affect any right of repayment at the option of the holder of any debt security (or reduce the amount of premium payable upon any repayment);

  •
  change the place of payment, or the coin or currency, for payment of principal of (or premium, if any) or interest on any debt security;

  •
  impair the right to institute suit for the enforcement of any payment on or with respect to any debt security when due;

  •
  reduce the above-stated percentage of outstanding debt securities of any series necessary to modify or amend the indenture to waive compliance with certain provisions of the indenture or certain defaults and consequences under the indenture or to reduce the quorum or voting requirements set forth in the indenture; or

  •
  modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect the action or to provide that certain other provisions may not be modified or waived without the consent of the holder of each outstanding debt security affected thereby.

        The holders of a majority in aggregate principal amount of outstanding debt securities of any series may, on behalf of all holders of debt securities of that series, waive (insofar as that series is concerned) our compliance with certain restrictive covenants in the applicable indenture.

        We, along with the trustee, shall be permitted to modify and amend an indenture without the consent of any holder of debt securities for any of the following purposes:

  •
  to evidence the succession of another person to our obligations under the indenture;

  •
  to add to our covenants for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon us in the indenture;

  •
  to add events of default for the benefit of the holders of all or any series of debt securities;

  •
  to add or change any provisions of the indenture to provide that debt securities in bearer form may be registerable as to principal or to change or eliminate any restrictions on the payment of principal of or any premium or interest on debt securities in bearer form or to make certain other provisions relating to debt securities in bearer form, provided that such action shall not adversely affect the interests of the holders of the debt securities of any series in any material respect;

  •
  to change or eliminate any provisions of the indenture, provided that any such change or elimination does not apply to any outstanding debt securities of a series created prior to the date of the amendment or supplement that are entitled to the benefit of that provision;

  •
  to secure the debt securities;

  •
  to establish the form or terms of debt securities of any series, including the provisions and procedures, if applicable, for the conversion of debt securities into common stock or preferred stock;

  •
  to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trusts under the indenture by more than one trustee;

  •
  to cure any ambiguity or to correct any defect or inconsistency in the indenture, or to make any other provisions with respect to matters or questions arising under the indenture which shall not be inconsistent with the provisions of the indenture, provided, however, that such action shall not adversely affect the interests of holders of debt securities of any series in any material respect; or

  •
  to supplement any of the provisions of the indenture to the extent necessary to permit or facilitate defeasance, covenant defeasance and discharge of any series of debt securities, provided, however, that this action shall not adversely affect the interests of the holders of the debt securities of any series in any material respect.

        Each indenture will provide that in determining whether the holders of the requisite principal amount of outstanding debt securities of a series have given any request, demand, authorization,

direction, notice, consent or waiver described in the indenture or whether a quorum is present at a meeting of holders of debt securities:

  •
  the principal amount of an Original Issue Discount Security that shall be deemed to be outstanding shall be the amount of the principal of that security that would be due and payable as of the date of the determination upon declaration of acceleration of the maturity thereof;

  •
  the principal amount of any debt security denominated in a foreign currency that shall be deemed outstanding shall be the U.S. dollar equivalent, determined on the issue date for the debt security, of the principal amount (or, in the case of an Original Issue Discount Security, the U.S. dollar equivalent on the issue date of the debt security of the amount determined as provided in the first bullet above);

  •
  the principal amount of an Indexed Security that shall be deemed outstanding shall be the principal face amount of the Indexed Security at original issuance, unless otherwise provided with respect to the Indexed Security in the applicable prospectus supplement; and

  •
  debt securities owned by us or any other obligor upon the debt securities or any affiliate of ours or of the other obligor shall be disregarded.

        Each indenture will contain provisions for convening meetings of the holders of debt securities of a series. A meeting may be permitted to be called at any time by the trustee, and also, upon our request or request of the holders of at least 10% in principal amount of the outstanding debt securities of a series, in any case upon notice given as provided in the indenture. Except for any consent or waiver that must be given by the holder of each debt security affected thereby, any resolution presented at a meeting or at an adjourned meeting duly reconvened at which a quorum is present, may be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding debt securities of that series; provided, however, that, except as referred to above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less than a majority, in principal amount of the outstanding debt securities of the series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of the specified percentage in principal amount of the outstanding debt securities of that series. Any resolution passed or decision taken at any meeting of holders of debt securities of any series duly held in accordance with the indenture will be binding on all holders of debt securities of that series. The persons holding or representing a majority in principal amount of the outstanding debt securities of a series shall constitute a quorum for a meeting of holders of that series; provided, however, that if any action is to be taken at a meeting with respect to a consent or waiver that may be given by the holders of not less than a specified percentage in principal amount of the outstanding debt securities of that series, the persons holding or representing the specified percentage in principal amount of the outstanding debt securities of that series will constitute a quorum.

        Notwithstanding the foregoing provisions, each indenture will provide that if any action is to be taken at a meeting of holders of debt securities of any series with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that the indenture expressly provides may be made, given or taken by the holders of that series and one or more additional series: (a) there shall be no minimum quorum requirement for the meeting and (b) the principal amount of the outstanding debt securities of all those series that are entitled to vote in favor of the request, demand, authorization, direction, notice, consent, waiver or other action shall be taken into account in determining whether the request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under the indenture.

Discharge, Defeasance and Covenant Defeasance

        Unless otherwise indicated in the applicable prospectus supplement or other offering materials, upon our request any indenture shall cease to be of further effect with respect to any series of debt securities issued under the indenture specified in our request (except as to certain limited provisions of the indenture which shall survive) when either (a) all debt securities of that series have been delivered to the trustee for cancellation or (b) all debt securities of that series have become due and payable or will become due and payable within one year (or are scheduled for redemption within one year) and we have irrevocably deposited with the applicable trustee, in trust, funds in the currency or currencies, currency unit or units or composite currency or currencies in which those debt securities are payable an amount sufficient to pay the entire indebtedness on those debt securities in respect of principal (and premium, if any) and interest to the date of the deposit (if those debt securities have become due and payable) or to the stated maturity or redemption date, as the case may be.

        Each indenture will provide that, unless otherwise indicated in the applicable prospectus supplement or other offering materials, we may elect either to:

  •
  defease and be discharged from any and all obligations with respect to any series of debt securities (except for the obligation, if any, to pay additional amounts in respect of certain taxes imposed on non-U.S. holders of debt securities and the obligations to register the transfer or exchange of the debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of the debt securities and to hold money for payment in trust) ("defeasance"); or

  •
  be released from our obligations with respect to certain covenants (which will be described in the relevant prospectus supplement or other offering materials) applicable to the debt securities under the applicable indenture (which may include, subject to a limited exception, the covenants described under "—Certain Covenants"), and any omission to comply with these obligations shall not constitute a default or an event of default with respect to those debt securities ("covenant defeasance"), in either case upon our irrevocable deposit with the applicable trustee, in trust, of an amount, in the currency or currencies, currency unit or units or composite currency or currencies in which those debt securities are payable at stated maturity, or Government Obligations (as defined below), or both, applicable to those debt securities that through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) and interest on those debt securities, and any mandatory sinking fund or analogous payments on those debt securities, on the scheduled due dates.

        A trust may only be established if, among other things, we have delivered to the applicable trustee an opinion of counsel (as specified in the applicable indenture) to the effect that the holders of those debt securities will not recognize income, gain or loss for United States federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred. Additionally, in the case of defeasance, an opinion of counsel must refer to and be based on a ruling of the Internal Revenue Service (the "IRS") or a change in applicable United States federal income tax law occurring after the date of the applicable indenture. In the event of defeasance, the holders of those debt securities will thereafter be able to look only to the trust fund for payment of principal (and premium, if any) and interest.

        "Government Obligations" means securities that are (a) direct obligations of the United States of America or the government which issued the foreign currency in which the debt securities of a particular series are payable, for the payment of which its full faith and credit is pledged, or (b) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the

United States of America or the government which issued the foreign currency in which the debt securities of that series are payable, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America or the other government, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any Government Obligation or a specific payment of interest on or principal of any Government Obligation held by a custodian for the account of the holder of a depository receipt; provided, however, that (except as required by law) the custodian is not authorized to make any deduction from the amount payable to the holder of the depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by the depository receipt.

        Unless otherwise provided in the applicable prospectus supplement or other offering materials, if after we have deposited funds and/or Government Obligations to effect defeasance or covenant defeasance with respect to debt securities of any series:

  •
  the holder of a debt security of that series is entitled to, and does, elect pursuant to the applicable indenture or the terms of that debt security to receive payment in a currency, currency unit or composite currency other than that in which the deposit has been made in respect of that debt security, or

  •
  a Conversion Event (as defined below) occurs in respect of the currency, currency unit or composite currency in which the deposit has been made,

then the indebtedness represented by that debt security will be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of (and premium, if any) and interest on that debt security as they become due out of the proceeds yielded by converting the amount so deposited in respect of that debt security into the currency, currency unit or composite currency in which the debt security becomes payable as a result of the election or Conversion Event based on the applicable market exchange rate. "Conversion Event" means the cessation of use of:

  •
  a currency, currency unit or composite currency both by the government of the country which issued the currency and for the settlement of transactions by a central bank or other public institution of or within the international banking community; or

  •
  any currency unit or composite currency for the purposes for which it was established.

        In the event we effect a covenant defeasance with respect to any debt securities and those debt securities are declared due and payable because of the occurrence of any event of default, other than an event of default due to a breach of any of the covenants as to which there has been covenant defeasance (which covenants would no longer be applicable to those debt securities as a result of such covenant defeasance), the cash and Government Obligations on deposit with the applicable trustee may not be sufficient to pay amounts due on those debt securities at the time of the acceleration resulting from the event of default. We would, however, remain obligated to make payment of the amounts due at the time of acceleration.

        The applicable prospectus supplement or other offering materials may further describe the provisions, if any, permitting the defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of or within a particular series.

Conversion Rights

        The terms and conditions, if any, upon which the debt securities are convertible into common stock or preferred stock will be set forth in the applicable prospectus supplement or other offering materials relating to those debt securities. The terms will include whether the debt securities are convertible into common stock or preferred stock, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at our option or the option of the holders, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of the debt securities and any restrictions on conversion, including restrictions directed at maintaining our REIT status.

Unclaimed Payments

        We will be repaid for all amounts we pay to a paying agent or a trustee for the payment of the principal of or any premium or interest on any debt security that remains unclaimed at the end of two years after the principal, premium or interest has become due and payable, and the holder of that debt security may look only to us for payment of the principal, premium or interest.

Global Securities

        The debt securities of a series may be issued in whole or in part in the form of one or more global securities (the "Global Securities") that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement or other offering materials relating to that series. Global Securities may be issued in either registered or bearer form and in either temporary or permanent form. The specific terms of the depositary arrangement with respect to a series of debt securities will be described in the applicable prospectus supplement or other offering materials relating to that series.

DESCRIPTION OF COMMON STOCK

        We have authority to issue 370,100,000 shares of our common stock, $0.01 par value per share. As of February 20, 2013, we had outstanding 178,924,852 shares of our common stock.

General

        The following description of our common stock sets forth certain general terms and provisions of our common stock to which any prospectus supplement or other offering materials may relate, including a prospectus supplement or other offering materials providing that our common stock will be issuable upon conversion of our debt securities, preferred stock or depositary shares or upon exercise of our warrants. The statements below describing our common stock are summaries, do not contain all of the information that may be important to you, and are in all respects subject to and qualified in their entirety by reference to the applicable provisions of our charter and bylaws, copies of which have been filed or incorporated by reference as exhibits to the Registration Statement of which this prospectus is a part or to a document incorporated or deemed to be incorporated by reference herein and may be obtained as described below under "Where You Can Find More Information." Unless otherwise expressly stated or the context otherwise requires, all references to the "Company," "Realty Income," "our," "we" and "us" and all similar references appearing under this caption "Description of Common Stock" mean Realty Income Corporation excluding its subsidiaries.

Terms

        Subject to the preferential rights of any other class or series of stock and to the provisions of our charter regarding the restrictions on ownership and transfer of stock, holders of our common stock are entitled to receive dividends when, as and if authorized by our board of directors and declared by us out of assets legally available therefor. The terms of each of our outstanding classes of preferred stock provide in general that if we fail to declare and pay or declare and set apart for payment full cumulative dividends on the preferred stock of that class for all past dividend periods and the then current dividend period, no dividends or distributions on our common stock (other than dividends payable in shares of common stock or other shares of our capital stock ranking junior to the outstanding preferred stock of that class) may be declared or paid nor may we purchase or otherwise acquire any of our common stock (except by conversion into or exchange for other capital stock of ours ranking junior to the outstanding preferred stock of that class and except for purchases or acquisitions of our stock for the purpose of preserving our status as a REIT for United States federal and/or state income tax purposes). If we were to experience liquidation, dissolution or winding up, holders of our common stock would be entitled to share equally and ratably in any assets available for distribution to them, after payment or adequate provision for payment of our debts and other liabilities and the preferential amounts owing with respect to our outstanding preferred stock. The terms of our outstanding preferred stock provide in general that, in the event of our liquidation, dissolution or winding up, the holders of that preferred stock will be entitled to receive, out of assets legally available for distribution to our stockholders, a liquidating distribution of $25 per share, plus accrued and unpaid dividends, before any distribution or payment may be made to the holders of our common stock. The terms of any additional preferred stock we may issue in the future may also provide for restrictions or prohibitions on the payment of dividends on, and the purchase of, our common stock and may also provide for holders of that preferred stock to receive preferential distributions in the event of our liquidation, dissolution or winding up before any payments may be made on our common stock. For additional information, see "General Description of Preferred Stock—Dividends" and "General Description of Preferred Stock—Liquidation Preference" in this prospectus, the respective articles supplementary designating the terms of our outstanding Class E preferred stock and Class F preferred stock which are incorporated by reference as exhibits to the Registration Statement of which this prospectus is a part, the descriptions of our Class E preferred stock and Class F preferred stock contained in our Registration Statements on Form 8-A, including any subsequently filed amendments and reports filed for the purpose of updating such descriptions, referred to under "Incorporation by Reference" below, and, if applicable, the articles supplementary designating the terms of any class or series of preferred stock we may subsequently issue, which will be filed or incorporated by reference as an exhibit to such Registration Statement or to a document incorporated or deemed to be incorporated by reference in this prospectus, and the description of any such subsequently issued class or series of our preferred stock contained in the applicable Registration Statement on Form 8-A, including any subsequently filed amendments and reports filed for purposes of updating such descriptions, which may be obtained as described below under "Where You Can Find More Information" and "Incorporation by Reference".

        Subject to the provisions of our charter regarding the restrictions on ownership and transfer of stock (See "Restrictions on Ownership and Transfers of Stock" below), each outstanding share of our common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors (other than any directors to be elected exclusively by holders of our outstanding preferred stock) and, except as provided with respect to any other class or series of stock, the holders of shares of our common stock will possess the exclusive voting power. For information regarding certain voting rights of our preferred stock, see "General Description of Preferred Stock—Voting Rights" in this prospectus, the respective articles supplementary designating the terms of our outstanding Class E preferred stock and Class F preferred stock incorporated by reference as exhibits to the Registration Statement of which this prospectus is a part, the descriptions of our Class E preferred stock and Class F preferred stock contained in our Registration Statements on Form 8-A, including any subsequently filed amendments and reports filed for the purpose of updating such descriptions, referred to under "Incorporation by Reference" below, and, if applicable, the articles supplementary designating the terms of any class or series of preferred stock we may subsequently issue, which will be filed or incorporated by reference as an exhibit to such Registration Statement or to a document incorporated or deemed to be incorporated by reference in this prospectus, and the description of any such subsequently issued class or series of our preferred stock contained in the applicable Registration Statement on Form 8-A, including any subsequently filed amendments and reports filed for purposes of updating such descriptions, which may be obtained as described below under "Where You Can Find More Information" and "Incorporation by Reference".

        Holders of our common stock do not have cumulative voting rights in the election of directors, which means that holders of more than 50% of all the shares of our common stock voting for the election of directors can elect all the directors standing for election at the time if they choose to do so, and the holders of the remaining shares cannot elect any directors. All of our directors currently serve a one year term. Holders of shares of common stock do not have preemptive rights, which means they have no right under the charter, bylaws, or Maryland law to acquire any additional shares of common stock that may be issued by us at a subsequent date. Holders of shares of common stock have no preference, conversion, exchange, sinking fund or redemption rights. Under Maryland law, stockholders generally are not liable for the corporation's debts or obligations. All shares of common stock now outstanding are, and additional shares of common stock offered will be when issued, fully paid and nonassessable.

        Under the Maryland General Corporation Law, or MGCL, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business unless approved by the affirmative vote of stockholders holding at least two-thirds of the shares entitled to vote on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the corporation's charter. Our charter provides that any such action shall be effective if approved by the affirmative vote of holders of shares entitled to cast a majority of all the votes entitled to be cast on the matter. Because the term "substantially all of a company's assets" is not defined in the MGCL, it is subject to Maryland common law and to judicial interpretation and review in the context of the unique facts and circumstances of any particular transaction. Accordingly, there may be uncertainty as to whether a sale of "substantially all" of our assets has taken place within the meaning of the MGCL provisions described above.

        Our charter authorizes our board of directors to reclassify any unissued shares of our common stock into other classes or series of stock and to establish the number of shares in each class or series and to set the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption for each such class or series.

Maryland Business Combination Law

        Under the MGCL, certain "business combinations" (including certain issuances of equity securities) between a Maryland corporation and any person who beneficially owns ten percent or more of the voting power of the corporation's outstanding voting stock, or an affiliate or associate of the corporation who beneficially owned ten percent or more of the voting power at any time within the preceding two years, in each case referred to as an "interested stockholder," or an affiliate thereof, are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. Thereafter, any such business combination must be approved by two super-majority stockholder votes unless, among other conditions, the corporation's common stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares of common stock. The business combination provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by the board of directors prior to the time that the interested stockholder becomes an interested stockholder. These provisions of the MGCL may delay, defer or prevent a transaction or a change in control of us that might involve a premium price for the common stock or otherwise be in the best interests of the stockholders.

Maryland Control Share Acquisitions Law

        The MGCL provides that holders of "control shares" of a Maryland corporation acquired in a "control share acquisition" have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock owned by the acquirer, by officers of the corporation or by employees who are directors of the corporation. "Control shares" are voting shares of stock which, if aggregated with all other such shares of stock previously acquired by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power; (1) one-tenth or more but less than one-third, (2) one-third or more but less than a majority, or (3) a majority or more of all voting power. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A "control share acquisition" means the acquisition of control shares, subject to certain exceptions.

        A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel the board of directors of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

        If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any and all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights, meaning that they may require us to repurchase their shares for their appraised value as determined pursuant to the MGCL. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

        "Control share acquisition" does not include (1) shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction, or (2) acquisitions exempted by the charter or bylaws of the corporation, adopted at any time before the acquisition of the shares.

        As permitted by the MGCL, our bylaws contain a provision exempting us from the control share acquisition statute. That bylaw provision states that the control share statute shall not apply to any acquisition by any person of shares of our stock. Our board of directors may, without the consent of any of our stockholders, amend or eliminate this bylaw provision at any time, which means that we would then become subject to the Maryland control share acquisition statute, and there can be no assurance that such provision will not be amended or eliminated by our board of directors at any time in the future.

Restrictions on Ownership

        For us to qualify as a REIT under the Internal Revenue Code of 1986, as amended, or the Code, not more than 50% in value of our outstanding stock may be owned, actually or constructively, by or for five or fewer individuals (defined in the Code to include certain entities) during the last half of a taxable year. To assist us in meeting this requirement and certain other requirements relating to our tax status as a REIT, we may take certain actions to limit the actual, beneficial or constructive ownership by a single person or entity of our outstanding common stock. See "Restrictions on Ownership and Transfers of Stock" below.

Transfer Agent

        The registrar and transfer agent for our common stock is Wells Fargo Bank, N.A.

GENERAL DESCRIPTION OF PREFERRED STOCK

        We are authorized to issue 69,900,000 shares of preferred stock, $0.01 par value per share. As of February 20, 2013, we had outstanding 8,800,000 shares of our Class E preferred stock and 16,350,000 shares of our Class F preferred stock. For a description of some of the terms of our outstanding Class E preferred stock and Class F preferred stock, see the respective articles supplementary designating the terms of each such class of preferred stock which are incorporated by reference as exhibits to the Registration Statement of which this prospectus is a part and the descriptions of each such class of preferred stock contained in our Registration Statements on Form 8-A, including any subsequently filed amendments and reports filed for the purpose of updating such descriptions, referred to under "Incorporation by Reference" below. For a description of some of the terms of any other class or series of preferred stock we may issue in the future, see the articles supplementary designating the terms of such class or series of preferred stock, which will be filed or incorporated by reference as an exhibit to such Registration Statement or a document incorporated or deemed to be incorporated by reference in this prospectus, and the description of such class or series of preferred stock contained in the applicable Registration Statement on Form 8-A, including any subsequently filed amendments and reports filed for the purpose of updating such description, which may be obtained as described below under "Where You Can Find More Information" and "Incorporation by Reference."

General

        The following description of our preferred stock sets forth certain general terms and provisions of our preferred stock to which any prospectus supplement or other offering materials may relate. The statements below describing our preferred stock are not complete, do not contain all of the information that may be important to you and are in all respects subject to and qualified in their entirety by reference to the applicable provisions of our charter (including the applicable articles supplementary designating the terms of a class or series of preferred stock) and our bylaws, copies of which have been or will be filed or incorporated by reference as exhibits to the Registration Statement of which this prospectus is a part or a document incorporated or deemed to be incorporated by reference herein and may be obtained as described below under "Where You Can Find More Information." You should review our charter and bylaws and the articles supplementary designating the terms of the applicable class or series of our preferred stock carefully before you invest. As used under this caption "General Description of Preferred Stock," references to "Realty Income," "our," "we" and "us," and all similar references, mean Realty Income Corporation excluding its subsidiaries, unless otherwise expressly stated or the context otherwise requires.

        Our charter authorizes our board of directors to classify any unissued shares of preferred stock and to reclassify any previously classified but unissued shares of any class or series. Prior to issuance of shares of each series or class, our board is required by the MGCL and our charter to set, subject to the provisions of our charter regarding the restrictions on ownership and transfer of stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each such series or class. Thus, the board could authorize the issuance of shares of preferred stock with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or a change in control of us that might involve a premium price for holders of our common stock or otherwise be in their best interest. Any additional preferred stock will, when issued, be fully paid and nonassessable and will have no preemptive rights. The following discussion is applicable to any additional preferred stock that we may issue.

        You should refer to the prospectus supplement or other offering materials relating to the preferred stock offered thereby for specific terms of and other information concerning the preferred stock, including:

  (1)
  the title of the preferred stock;

  (2)
  the number of shares of the preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;

  (3)
  the dividend rate(s), period(s) and/or payment date(s), or method(s) of calculation thereof, applicable to the preferred stock;

  (4)
  whether the preferred stock is cumulative or not and, if cumulative, the date from which dividends on the preferred stock shall accumulate;

  (5)
  the procedures for any auction and remarketing, if any, for the preferred stock;

  (6)
  the provision for a sinking fund, if any, for the preferred stock;

  (7)
  any voting rights of the preferred stock;

  (8)
  the provision for redemption, if applicable, of the preferred stock;

  (9)
  any listing of the preferred stock on any securities exchange;

  (10)
  the terms and conditions, if applicable, upon which the preferred stock will be convertible into common stock, including the conversion price (or manner of calculation thereof);

  (11)
  a discussion of federal income tax considerations applicable to the preferred stock;

  (12)
  any limitations on actual, beneficial or constructive ownership and restrictions on transfer, in each case as may be appropriate to preserve our REIT status;

  (13)
  the relative ranking and preferences of the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

  (14)
  whether liquidation preferences on preferred stock will be counted as liabilities of ours in determining whether distributions to junior stockholders can be made under the MGCL;

  (15)
  any limitations on issuance of any series or class of preferred stock ranking senior to or on a parity with such series or class of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs; and

  (16)
  any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

Rank

        Unless otherwise specified in the applicable prospectus supplement or other offering materials, the preferred stock of any series or class will rank, with respect to the payment of dividends and the distribution of assets in the event of our liquidation, dissolution or winding up:

  •
  senior to all classes or series of our common stock and to all other equity securities issued by us other than equity securities referred to in the two immediately following bullet points;

  •
  on a parity with our outstanding Class E preferred stock and Class F preferred stock and all other equity securities issued by us the terms of which specifically provide that such equity securities rank on a parity with the preferred stock of such series or class with respect to rights to the payment of dividends and the distribution of assets in the event of our liquidation, dissolution or winding up; and

  •
  junior to all equity securities issued by us the terms of which specifically provide that such equity securities rank senior to the preferred stock of such series or class with respect to rights to the payment of dividends and the distribution of assets in the event of our liquidation, dissolution or winding up.

For these purposes, the term "equity securities" does not include convertible debt securities.

Dividends

        Holders of shares of our preferred stock of each series or class shall be entitled to receive, when, as and if authorized by our board of directors and declared by us, out of our assets legally available for payment, cash dividends at rates and on dates as will be set forth in the applicable prospectus supplement or other offering materials. Each dividend shall be payable to holders of record as they appear on our stock transfer books on the record dates as shall be fixed by our board of directors.

        Dividends on any series or class of our preferred stock may be cumulative or noncumulative, as provided in the applicable prospectus supplement or other offering materials. Dividends, if cumulative, will be cumulative from and after the date set forth in the applicable prospectus supplement or other offering materials. If our board of directors fails to authorize a dividend payable on a dividend payment date on any series or class of preferred stock for which dividends are noncumulative, then the holders of such series or class of preferred stock will have no right to receive a dividend in respect of the dividend period ending on that dividend payment date, and we will have no obligation to pay the dividend accrued for such period, whether or not dividends on such series or class are declared or paid for any future period.

        If any shares of preferred stock of any series or class are outstanding, no full dividends shall be declared or paid or set apart for payment on the preferred stock of any other series or class ranking, as to dividends, on a parity with or junior to the preferred stock of that series or class for any period unless:

  •
  if the series or class of preferred stock has a cumulative dividend, full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for such payment on the preferred stock of such series or class for all past dividend periods and the then current dividend period; or

  •
  if the series or class of preferred stock does not have a cumulative dividend, full dividends for the then current dividend period have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for the payment on the preferred stock of such series or class.

        When dividends are not paid in full (or a sum sufficient for the full payment is not set apart) upon the shares of preferred stock of any series or class and the shares of any other series or class of preferred stock ranking on a parity as to dividends with the preferred stock of that series or class, then all dividends declared on shares of preferred stock of that series or class and any other series or class of preferred stock ranking on a parity as to dividends with that preferred stock shall be declared pro rata so that the amount of dividends declared per share on the preferred stock of that series or class and such other series or class of preferred stock shall in all cases bear to each other the same ratio that accrued and unpaid dividends per share on the shares of preferred stock of such series or class (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if such preferred stock does not have a cumulative dividend) and such other series or class of preferred stock (which, in the case of any such other series or class of preferred stock, shall not include any accumulation in respect of unpaid dividends for prior dividend periods if such other series or class of preferred stock does not have a cumulative dividend) bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on preferred stock of such series or class that may be in arrears.

        Except as provided in the immediately preceding paragraph, unless:

  •
  if the series or class of preferred stock has a cumulative dividend, full cumulative dividends on the preferred stock of such series or class have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment for all past dividend periods and the then current dividend period; or

  •
  if the series or class of preferred stock does not have a cumulative dividend, full dividends on the preferred stock of such series or class have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment for the then current dividend period, then no dividends (other than in the common stock or other stock of ours ranking junior to the preferred stock of that series or class as to dividends and as to the distribution of assets upon liquidation, dissolution or winding up of us) shall be declared or paid or set aside for payment nor shall any other distribution be declared or made on the common stock or any other class or series of stock of ours ranking junior to or on a parity with the preferred stock of that series or class as to dividends or as to the distribution of assets upon liquidation, dissolution or winding up of us, nor shall any shares of the common stock or any other stock of ours ranking junior to or on a parity with the preferred stock of that series or class as to dividends or as to the distribution of assets upon liquidation, dissolution or winding up of us be redeemed, purchased or otherwise acquired for any consideration (or any amounts be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by us (except by conversion into or exchange for other stock of ours ranking junior to the preferred stock of that series or class as to dividends and as to the distribution of assets upon liquidation, dissolution or winding up of us); provided, however, that the foregoing shall not prevent the purchase or acquisition of shares of our stock to preserve our status as a REIT for federal and/or state income tax purposes.

        Any dividend payment made on shares of a series or class of preferred stock shall first be credited against the earliest accrued but unpaid dividend due with respect to shares of that series or class that remains payable.

Redemption

        If the applicable prospectus supplement or other offering material so states, the shares of preferred stock will be subject to mandatory redemption or redemption at our option, as a whole or in part, in each case on the terms, at the times and at the redemption prices set forth in that prospectus supplement or other offering material.

        The prospectus supplement or other offering materials relating to a series or class of preferred stock that is subject to mandatory redemption will specify the number of shares of that preferred stock that shall be redeemed by us in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accumulated and unpaid dividends thereon (which shall not, if such preferred stock does not have a cumulative dividend, include any accumulation in respect of unpaid dividends for prior dividend periods) to the date of redemption. The redemption price may be payable in cash or other property, as specified in the applicable prospectus supplement or other offering materials. If the redemption price for preferred stock of any series or class is payable only from the net proceeds of the issuance of our stock, the terms of that preferred stock may provide that, if no such stock shall have been issued or, to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, that preferred stock shall automatically and mandatorily be converted into shares of our applicable stock pursuant to conversion provisions specified in the applicable prospectus supplement or other offering materials.

        Notwithstanding the foregoing, unless:

  •
  if the series or class of preferred stock has a cumulative dividend, full cumulative dividends on all outstanding shares of such series or class of preferred stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment for all past dividend periods and the then current dividend period; or

  •
  if the series or class of preferred stock does not have a cumulative dividend, full dividends on the preferred stock of that series or class have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment for the then current dividend period, then no shares of that series or class of preferred stock shall be redeemed unless all outstanding shares of preferred stock of that series or class are simultaneously redeemed; provided, however, that the foregoing shall not prevent the purchase or acquisition of shares of preferred stock of that series or class to preserve our REIT status for federal and/or state income tax purposes or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of preferred stock of that series or class.

        In addition, unless:

  •
  if the series or class of preferred stock has a cumulative dividend, full cumulative dividends on all outstanding shares of that series or class of preferred stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment for all past dividend periods and the then current dividend period; or

  •
  if the series or class of preferred stock does not have a cumulative dividend, full dividends on the preferred stock of that series or class have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment for the then current dividend period, we shall not purchase or otherwise acquire directly or indirectly any shares of preferred stock of such series or class (except by conversion into or exchange for stock of ours ranking junior to the preferred stock of that series or class as to dividends and upon the distribution of assets upon liquidation, dissolution and winding up of us); provided, however, that the foregoing shall not prevent the purchase or acquisition of shares of preferred stock of such series or class to preserve our REIT status for federal and/or state income tax purposes or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of preferred stock of that series or class.

        If fewer than all the outstanding shares of preferred stock of any series or class are to be redeemed, the number of shares to be redeemed will be determined by us and the shares to be redeemed shall be selected pro rata (as nearly as may be practicable without creating fractional shares) or by any other equitable method determined by us that will not result in the automatic transfer of any shares of preferred stock of such series or class to a trust in order to avoid adversely affecting our REIT status.

        Notice of redemption will be mailed at least 30, but not more than 60, days before the redemption date to each holder of record of a share of preferred stock of any series or class to be redeemed at the address shown on our stock transfer books. Each notice shall state:

  •
  the redemption date;

  •
  the number of shares and series or class of the preferred stock to be redeemed;

  •
  the redemption price;

  •
  the place or places where certificates for the preferred stock are to be surrendered for payment of the redemption price;

  •
  that dividends on the shares to be redeemed will cease to accumulate on the redemption date; and

  •
  the date on which the holder's conversion rights, if any, as to those shares shall terminate.

        If fewer than all the shares of preferred stock of any series or class are to be redeemed, the notice mailed to each holder shall also specify the number of shares of preferred stock to be redeemed from such holder and, upon redemption, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof. If notice of redemption of any shares of preferred stock has been given and if the funds necessary for the redemption have been irrevocably set aside by us in trust for the benefit of the holders of the shares of preferred stock so called for redemption, then from and after the redemption date dividends will cease to accrue on such shares of preferred stock, such shares of preferred stock shall no longer be deemed outstanding and all rights of the holders of such shares will terminate, except the right to receive the redemption price plus accrued and unpaid dividends, if any.

        Notwithstanding the foregoing and except as otherwise may be required by law, the persons who were holders of record of shares of any class or series of preferred stock at the close of business on a record date for the payment of dividends will be entitled to receive the dividend payable on the corresponding dividend payment date notwithstanding the redemption of those shares after the record date and on or prior to the dividend payment date or our default in the payment of the dividend due on that dividend payment date. In that case, the amount payable on the redemption of those shares of preferred stock will not include that dividend. Except as provided in the preceding sentence and except to the extent that accrued and unpaid dividends are payable as part of the redemption price, we will make no payment or allowance for unpaid dividends, whether or not in arrears, on shares of preferred stock called for redemption.

        Subject to applicable law and the limitation on purchases when dividends on a series or class of preferred stock are in arrears, we may, at any time and from time to time, purchase any shares of such series or class of preferred stock in the open market, by tender or by private agreement.

Liquidation Preference

        Upon any voluntary or involuntary liquidation, dissolution, or winding up of our company, the holders of each series or class of our preferred stock shall be entitled to receive, out of our assets legally available for distribution to our stockholders, a liquidating distribution in the amount of the liquidation preference per share (set forth in the applicable prospectus supplement or other offering materials) applicable to that class or series, plus an amount equal to any accrued and unpaid dividends to the date of payment (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if the preferred stock of such class or series does not have a cumulative dividend), before any distribution or payment will be made to the holders of common stock or any other series or class of stock ranking junior to that series or class of preferred stock in the distribution of assets upon any liquidation, dissolution or winding up of our company, but subject to the preferential rights of the holders of shares of any class or series of our stock ranking senior to such series or class of preferred stock with respect to the distribution of assets upon liquidation, dissolution or winding up. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of that series or class of preferred stock, as such, will have no right or claim to any of our remaining assets. If, upon any such voluntary or involuntary liquidation, dissolution or winding up, the assets legally available therefor are insufficient to pay the full amount of the liquidating distributions payable on all outstanding shares of any series or class of preferred stock and the full amount of the liquidating distributions payable on all shares of any other classes or series of our stock ranking on a parity with that series or class of preferred stock in the distribution of assets upon liquidation, dissolution or winding up, then the holders of that series or class of preferred stock and all other such classes or series of stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

        If liquidating distributions shall have been made in full to all holders of any series or class of preferred stock, our remaining assets will be distributed among the holders of any other classes or series of stock ranking junior to that series or class of preferred stock upon liquidation, dissolution or winding up, according to their respective rights and preferences and in each case according to their respective number of shares. For those purposes, neither the consolidation or merger of us with or into any other entity, nor the sale, lease, transfer or conveyance of all or substantially all of our property or business, shall be deemed to constitute a liquidation, dissolution or winding up of us.

Voting Rights

        Except as may be set forth in the applicable prospectus supplement or other offering materials, whenever dividends on any shares of preferred stock of any series or class shall be in arrears for 18 or more monthly dividend periods, whether or not consecutive, the number of directors constituting our board of directors will be automatically increased by two (if not already increased by two by reason of the election of directors by the holders of any other class or series of our preferred stock upon which like voting rights have been conferred and are exercisable and with which the preferred stock of such class or series is entitled to vote as a class with respect to the election of those two directors, which may include our Class E preferred stock and Class F preferred stock, if then outstanding), and the holders of such series or class of preferred stock (voting separately as a class with all other classes or series of preferred stock upon which like voting rights have been conferred and are exercisable and which are entitled to vote as a class with such class or series of preferred stock in the election of those two directors) will be entitled to vote for the election of such two additional directors to our board of directors at a special meeting called by us at the request of the holders of record of at least 10% of the outstanding shares of such class or series of preferred stock or by the holders of any other class or series of preferred stock upon which like voting rights have been conferred and are exercisable and which are entitled to vote as a class with that class or series of preferred stock in the election of those two directors (unless the request is received less than 90 days before the date fixed for the next annual or special meeting of stockholders, in which case such vote will be held at the earlier of the next annual or special meeting of stockholders), and at each subsequent annual meeting until all dividends accumulated on the shares of preferred stock of that class or series for all past dividend periods and the then current dividend period shall have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment. In that case, the right of the holders of the preferred stock of that class or series to elect those two directors will cease and (unless there are one or more other classes or series of our preferred stock upon which like voting rights have been conferred and are exercisable) the term of office of the two directors will automatically terminate and the number of directors constituting the board of directors will be reduced accordingly. If a special meeting is not called by us within 30 days after a request from the holders of the preferred stock of that class or series as described above, then the holders of record of at least 10% of the outstanding shares of that class or series of preferred stock may designate a holder to call the meeting at our expense.

        So long as any shares of any class or series of preferred stock remain outstanding, we shall not, without the consent or the affirmative vote of the holders of at least two-thirds of the shares of such class or series of preferred stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (with such series or class of preferred stock voting separately as a class):

  •
  authorize, create or issue, or increase the number of authorized or issued shares of, any class or series of stock ranking senior to that series or class of preferred stock with respect to payment of dividends or the distribution of assets on liquidation, dissolution or winding up, or reclassify any of our authorized stock into any such shares, or create, authorize or issue any obligation or security convertible into, exchangeable or exercisable for, or evidencing the right to purchase, any such shares;

  •
  amend, alter or repeal any of the provisions of our charter, including the articles supplementary for such series or class of preferred stock, so as to materially and adversely affect any right, preference, privilege or voting power of such series or class of preferred stock; or

  •
  enter into any share exchange that affects such series or class of preferred stock or consolidate with or merge into any other entity, or permit any other entity to consolidate with or merge into us, unless in each such case described in this bullet point each share of such series or class of preferred stock remains outstanding without a material adverse change to its terms and rights or is converted into or exchanged for preferred stock of the surviving or resulting entity having preferences, rights, dividends, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption substantially identical to and in any event without any material adverse change to those of such series or class of preferred stock;

provided that any amendment to our charter to authorize any increase in the number of authorized shares of preferred stock or common stock or the creation or issuance of any other class or series of preferred stock or any increase in the number of authorized or outstanding shares of such series or class or any other series or class of preferred stock, in each case ranking on a parity with or junior to the preferred stock of such series or class with respect to payment of dividends and the distribution of assets upon liquidation, dissolution and winding up, shall not be deemed to materially and adversely affect any right, preference, privilege or voting power of that series or class of preferred stock.

        The foregoing voting provisions will not apply if, at or prior to the time when the act, with respect to which the vote would otherwise be required, shall be effected, all outstanding shares of such series or class of preferred stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been irrevocably deposited in trust to effect the redemption.

Conversion Rights

        The terms and conditions, if any, upon which shares of any series or class of preferred stock are convertible into shares of common stock will be set forth in the applicable prospectus supplement or other offering materials. The terms will include the conversion price or rate (or the manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the holders of the preferred stock or us, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of the preferred stock.

Restrictions on Ownership

        For us to qualify as a REIT under the Code, not more than 50% in value of our outstanding capital stock may be owned, actually or constructively, by or for five or fewer individuals (defined in the Code to include certain entities) during the last half of a taxable year. To assist us in meeting this requirement and certain other requirements relating to our tax status as a REIT, the articles supplementary establishing any class or series of preferred stock will contain provisions, which will be described in the applicable prospectus supplement or other offering materials, intended to limit the actual, beneficial or constructive ownership by a single person or entity of our outstanding preferred stock.

Transfer Agent

        The transfer agent and registrar for any series or class of preferred stock will be set forth in the applicable prospectus supplement or other offering materials.

DESCRIPTION OF DEPOSITARY SHARES

        We may issue depositary shares, each of which will represent a fractional interest in a share of a particular class or series of our preferred stock, as specified in the applicable prospectus supplement. Shares of a class or series of preferred stock represented by depositary shares will be deposited under a separate deposit agreement that we will enter into with a bank or trust company named therein, as depositary, which depositary receipts will evidence the depositary shares. Subject to the terms of the deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fractional interest in a share of a particular class or series of preferred stock represented by the depositary shares evidenced by that depositary receipt, to the rights and preferences of, and will be subject to the limitations and restrictions on, the class or series of preferred stock represented by those depositary shares (including, if applicable, dividend, voting, conversion, redemption and liquidation rights).

        Some of the particular terms of the depositary shares offered by the applicable prospectus supplement, as well as some of the terms of the related deposit agreement, will be described in the prospectus supplement, which may also include a discussion of certain U.S. federal income tax consequences.

        Copies of the applicable form of deposit agreement and depositary receipt will be filed or incorporated by reference as exhibits to the Registration Statement of which this prospectus is a part or to a document incorporated or deemed to be incorporated by reference herein and may be obtained as described below under "Where You Can Find More Information." The statements in this prospectus relating to any deposit agreement, the depositary receipts to be issued thereunder and the related depositary shares are summaries of certain anticipated provisions thereof and do not purport to be complete and are subject to, and qualified in their entirety by reference to, all of the provisions of the applicable deposit agreement and related depositary receipts. Accordingly, you should read the form of deposit agreement and depositary receipt in their entirety before making an investment decision.

        As used under this caption "Description of Depositary Shares," references to "Realty Income," "our," "we" and "us," and similar references, mean Realty Income Corporation excluding its subsidiaries, unless otherwise expressly stated or the context otherwise requires.

 DESCRIPTION OF WARRANTS

        We may issue warrants for the purchase of our debt securities, common stock, preferred stock or depositary shares and may issue warrants independently or together with our debt securities, common stock, preferred stock or depositary shares or attached to or as units with such securities. We will issue each series of warrants under a separate warrant agreement between us and a bank or trust company as warrant agent, as specified in the applicable prospectus supplement.

        The applicable prospectus supplement will describe the terms of the warrants in respect of which that prospectus supplement is delivered, including, where applicable, the following:

  •
  the title of the warrants;

  •
  the aggregate number of the warrants;

  •
  the price or prices at which the warrants will be issued;

  •
  the type and number of securities purchasable upon exercise of the warrants;

  •
  the designation and terms of the other securities, if any, with which the warrants are issued and the number of the warrants issued with each such other security;

  •
  the date, if any, on and after which the warrants and the related securities, if any, will be separately transferable;

  •
  the price at which each security purchasable upon exercise of the warrants may be purchased;

  •
  the provisions, if any, for changes to or adjustments in the exercise price or number or amount of securities issuable on exercise;

  •
  the date on which the right to exercise the warrants will commence and the date on which the right will expire;

  •
  the minimum or maximum amount of the warrants that may be exercised at any one time; and

  •
  any other terms of the warrants.

        Copies of the applicable form of warrant agreement will be filed as an exhibit to the Registration Statement of which this prospectus is a part or to a document incorporated or deemed to be incorporated by reference in this prospectus and may be obtained as described below under "Where You Can Find More Information." The statements made herein relating to any warrant agreement and the related warrants are summaries of certain anticipated provisions thereof and do not purport to be complete and are subject to, and qualified in their entirety by reference to, all of the provisions of the applicable warrant agreement and related warrant certificate. You should read the applicable form of warrant agreement and warrant certificate in their entirety before making an investment decision.

        As used under this caption "Description of Warrants," references to "Realty Income," "our," "we" and "us," and similar references, mean Realty Income Corporation excluding its subsidiaries, unless otherwise expressly stated or the context otherwise requires.

 RESTRICTIONS ON OWNERSHIP AND TRANSFERS OF STOCK

Internal Revenue Code Requirements

        To maintain our REIT status under the Code, no more than 50% in value of our outstanding shares of stock may be owned, actually or constructively, by or for five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year. In addition, if we, or an owner of 10% or more of our stock, actually or constructively owns 10% or more of a tenant of ours (or a tenant of any partnership or limited liability company that is treated as a partnership for federal income tax purposes in which we are a partner or member), the rent received by us (either directly or through one or more subsidiaries) from that tenant will not be qualifying income for purposes of the REIT gross income tests of the Code. A REIT's stock must also be beneficially owned by 100 or more persons during at least 335 days of a taxable year of twelve months or during a proportionate part of a shorter taxable year.

Transfer Restrictions in Charter

        Because we expect to continue to qualify as a REIT, our charter contains restrictions on the ownership and transfer of our common stock which, among other purposes, are intended to assist us in complying with applicable Code requirements. Our charter provides that, subject to certain specified exceptions, no person or entity may own, or be deemed to own by virtue of the applicable constructive ownership provisions of the Code, more than 9.8% (by number or value, whichever is more restrictive) of our outstanding shares of common stock. We refer to these restrictions as the "ownership limit." The constructive ownership rules of the Code are complex, and may cause shares of common stock owned actually or constructively by a group of related individuals and/or entities to be constructively owned by one individual or entity. As a result, the acquisition of less than 9.8% of the shares of common stock (or the acquisition of an interest in an entity that owns, actually or constructively, common stock) by an individual or entity, could nevertheless cause that individual or entity, or another individual or entity, to constructively own more than 9.8% of our outstanding common stock and thus violate the ownership limit, or any other limit as provided in our charter or as otherwise permitted by our board of directors. Our board of directors may, but in no event is required to, exempt from the ownership limit a particular stockholder if it determines that such ownership will not jeopardize our status as a REIT. As a condition of such exemption, the board of directors may require a ruling from the Internal Revenue Service or an opinion of counsel satisfactory to it and/or undertakings or representations from the applicant with respect to preserving our REIT status.

        Our charter further prohibits (1) any person from actually or constructively owning shares of our common stock that would result in our being "closely held" under Section 856(h) of the Code or otherwise cause us to fail to qualify as a REIT, and (2) any person from transferring shares of our common stock if such transfer would result in shares of our capital stock being beneficially owned by fewer than 100 persons (determined without reference to any rules of attribution).

        Any person who acquires or attempts to acquire actual or constructive ownership of shares of our common stock that would violate any of the foregoing restrictions on transferability and ownership is required to give notice to us immediately and provide us with such other information as we may request in order to determine the effect of such transfer on our status as a REIT. The foregoing restrictions on transferability and ownership will not apply if our board of directors determines that it is no longer in our best interest to attempt to qualify, or to continue to qualify, as a REIT and such determination is approved by the holders of two-thirds of all shares entitled to vote on the matter, as required by our charter. Except as otherwise described above, any change in the ownership limit would require an amendment to the charter.

        Our outstanding preferred stock is subject to transfer restrictions similar to those described under this caption "Restrictions on Ownership and Transfers of Stock," and we anticipate that any class or series of preferred stock that we issue in the future will also be subject to similar restrictions. The restrictions on transfer applicable to any class or series of preferred stock we issue will be described in the applicable prospectus supplement or other offering materials.

Effect of Violation of Transfer Provisions

        According to our charter, if any purported transfer of common stock or any other event would result in any person violating the ownership limit or such other limit as provided in the charter, or as otherwise permitted by our board of directors, or result in our being "closely held" under Section 856(h) of the Code, or otherwise cause us to fail to qualify as a REIT, then the number of shares that would otherwise cause such violation or result will be transferred automatically to a trust, the beneficiary of which will be a qualified charitable organization selected by us. Such automatic transfer shall be deemed to be effective as of the close of business on the business day prior to the date of such violative transfer.

        Within 20 days of receiving notice from us of the transfer of shares to the trust, the trustee of the trust (who shall be designated by us and be unaffiliated with us and any prohibited transferee or prohibited owner) will be required to sell such shares to a person or entity who could own the shares without violating the ownership limit, or any other limit as provided in our charter or as otherwise permitted by our board of directors, and distribute to the prohibited transferee or prohibited owner, as applicable, an amount equal to the lesser of the price paid by the prohibited transferee or prohibited owner for such shares or the net sales proceeds received by the trust for such shares. In the case of any event other than a transfer, or in the case of a transfer for no consideration (such as a gift), the trustee will be required to sell such shares to a qualified person or entity and distribute to the prohibited owner an amount equal to the lesser of the market price (described in our charter) of such shares as of the date of the event resulting in the transfer or the net sales proceeds received by the trust for such shares. In either case, any proceeds in excess of the amount distributable to the prohibited transferee or prohibited owner, as applicable, will be distributed to the beneficiary. Prior to a sale of any such shares by the trust, the trustee will be entitled to receive, in trust for the beneficiary, all dividends and other distributions paid by us with respect to such shares, and also will be entitled to exercise all voting rights with respect to such shares.

        Subject to Maryland law, effective as of the date that such shares have been transferred to the trust, the trustee shall have the authority (at the trustee's sole discretion) (1) to rescind as void any vote cast by a prohibited transferee or prohibited owner, as applicable, prior to the discovery by us that such shares have been transferred to the trust and (2) to recast such vote in accordance with the desires of the trustee acting for the benefit of the beneficiary. However, if we have already taken irreversible corporate action, then the trustee shall not have the authority to rescind and recast that vote. Any dividend or other distribution paid to the prohibited transferee or prohibited owner (prior to the discovery by us that such shares had been automatically transferred to a trust as described above) will be required to be repaid to the trustee upon demand for distribution to the beneficiary. In the event that the transfer to the trust as described above is not automatically effective (for any reason) to prevent violation of the ownership limit or any other limit as provided in our charter or as otherwise permitted by our board of directors, then our charter provides that the transfer of such shares will be void.

        In addition, shares of our common stock held in the trust shall be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (1) the price per share in the transaction that resulted in such transfer to the trust (or, in the case of a devise or gift, the market price at the time of such devise or gift) and (2) the market price on the date we or our designee, accepts such offer. We shall have the right to accept such offer until the trustee has sold the shares of common stock held in the trust. Upon such a sale to us, the interest of the beneficiary in the shares sold shall terminate and the trustee shall distribute the net proceeds of the sale to the prohibited transferee or prohibited owner.

        If any purported transfer of shares of common stock would cause us to be beneficially owned by fewer than 100 persons, such transfer will be null and void in its entirety and the intended transferee will acquire no rights to the stock.

        All certificates representing shares of our common stock will bear a legend referring to the restrictions described above. The foregoing ownership limitations could delay, defer or prevent a transaction or a change in control of Realty Income that might involve a premium price for the common stock or otherwise be in the best interest of stockholders.

        As set forth in the Treasury Regulations, every owner of a specified percentage (or more) of the outstanding shares of our stock (including both common stock and preferred stock) must file a completed questionnaire with us containing information regarding their ownership of such shares. Under current Treasury Regulations, the percentage will be set between 0.5% and 5.0%, depending upon the number of record holders of our shares of stock. Under our charter, each common stockholder shall upon demand be required to disclose to us in writing such information as we may request in order to determine the effect, if any, of such common stockholder's actual and constructive ownership of common stock on our status as a REIT and to ensure compliance with the ownership limit, or any other limit as provided in our charter or as otherwise permitted by our board of directors.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

        The following is a general summary of the United States federal income tax considerations related to our REIT election and the ownership and disposition of the securities offered pursuant to this prospectus which are anticipated to be material to holders of such securities. The United States federal income tax considerations relevant to your ownership of the securities offered by this prospectus may be supplemented in the applicable prospectus supplement or other offering materials that relates to those securities. Your tax treatment will vary depending upon the terms of the specific securities that you acquire, as well as your particular situation. This summary is for general information only and is not tax advice.

        This summary assumes that the securities offered by this prospectus are held as "capital assets" (generally, property held for investment within the meaning of Section 1221 of the Code). Your tax treatment will vary depending upon your particular situation, and this discussion does not address all the tax consequences that may be relevant to you in light of your particular circumstances. In addition, this discussion does not address the tax consequences relevant to persons who receive special treatment under the United States federal income tax law, except to the extent discussed specifically herein. Holders receiving special treatment include, without limitation:

  •
  financial institutions, banks and thrifts;

  •
  insurance companies;

  •
  tax-exempt organizations;

  •
  "S" corporations;

  •
  traders in securities that elect to mark to market;

  •
  partnerships, pass-through entities and persons holding our securities through a partnership or other pass-through entity;

  •
  holders subject to the alternative minimum tax;

  •
  regulated investment companies and real estate investment trusts;

  •
  broker-dealers or dealers in securities or currencies;

  •
  United States expatriates;

  •
  persons holding our securities as a hedge against currency risks, as part of a "conversion" or "integrated transaction," or as a position in a straddle;

  •
  non-U.S. holders (as defined below); and

  •
  U.S. holders (as defined below) whose functional currency is not the United States dollar.

        When we use the term "U.S. holder," we mean a beneficial holder of our securities who, for United States federal income tax purposes:

  •
  is a citizen or resident of the United States;

  •
  is a corporation or other entity treated as a corporation for United States federal income tax purposes created or organized in or under the laws of the United States or of any state thereof or in the District of Columbia;

  •
  is an estate the income of which is subject to United States federal income taxation regardless of its source; or

  •
  is a trust whose administration is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust, or a trust that has a valid election in place to be treated as a United States person.

        If you hold our securities and are not a U.S. holder, a partnership or an entity classified as a partnership for United States federal income tax purposes, you are a "non-U.S. holder."

        If a partnership or other entity treated as a partnership for United States federal income tax purposes holds shares of our capital stock or debt securities, the tax treatment of a partner generally will depend on the status of the partner and on the activities of the partnership. Partners of partnerships holding shares of our capital stock or debt securities are encouraged to consult their tax advisors.

        The information in this summary is based on:

  •
  the Code;

  •
  current, temporary and proposed Treasury Regulations promulgated under the Code;

  •
  the legislative history of the Code;

  •
  current administrative interpretations and practices of the Internal Revenue Service ("IRS"); and

  •
  court decisions;

in each case, as of the date of this prospectus. In addition, the administrative interpretations and practices of the IRS include its practices and policies as expressed in private letter rulings that are not binding on the IRS except with respect to the particular taxpayers who requested and received those rulings. Future legislation, Treasury Regulations, administrative interpretations and practices and/or court decisions may adversely affect the tax considerations described in this prospectus. Any change could apply retroactively to transactions preceding the date of the change. We have not requested, and do not plan to request, any rulings from the IRS that we qualify as a REIT, and the statements in this prospectus are not binding on the IRS or any court. Thus, we can provide no assurance that the tax considerations contained in this summary will not be challenged by the IRS or will be sustained by a court if challenged by the IRS. State, local and foreign income tax laws may differ substantially from the corresponding United States federal income tax laws, and this discussion does not purport to describe any aspect of the tax laws of any state, local or foreign jurisdiction, or any tax consequences arising under any federal tax other than the income tax.

You are urged to consult your tax advisors regarding the tax consequences to you of:

  •
  the acquisition, ownership and sale or other disposition of the securities offered under this prospectus, including the federal, state, local, foreign and other tax consequences;

  •
  our election to be taxed as a REIT for United States federal income tax purposes; and

  •
  potential changes in the applicable tax laws.

Taxation of Realty Income Corporation

        General.    We elected to be taxed as a REIT under Sections 856 through 860 of the Code commencing with our taxable year ended December 31, 1994. We believe we have been organized and have operated in a manner which allows us to qualify for taxation as a REIT under the Code commencing with our taxable year ended December 31, 1994. We currently intend to continue to be organized and operate in this manner. However, our qualification and taxation as a REIT depend upon our ability to meet the various qualification tests imposed under the Code, including through actual annual operating results, asset composition, distribution levels and diversity of stock ownership.

Accordingly, no assurance can be given that we have been organized and have operated, or will continue to be organized and operate, in a manner so as to qualify or remain qualified as a REIT. See the section below entitled "—Failure to Qualify."

        The sections of the Code and the corresponding Treasury Regulations that relate to qualification and operation as a REIT are highly technical and complex. The following sets forth the material aspects of the sections of the Code that govern the United States federal income tax treatment of a REIT and the holders of certain of its securities. This summary is qualified in its entirety by the applicable Code provisions, relevant rules and regulations promulgated under the Code, and administrative and judicial interpretations of the Code and these rules and regulations.

        Latham & Watkins LLP has acted as our tax counsel in connection with our filing of this prospectus and our election to be taxed as a REIT. Latham & Watkins LLP has rendered an opinion to us to the effect that, commencing with our taxable year ended December 31, 1994, we have been organized and have operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and our proposed method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT under the Code. It must be emphasized that this opinion was based on various assumptions and representations as to factual matters, including representations made by us in a factual certificate provided by one of our officers. In addition, this opinion was based upon our factual representations set forth in this prospectus. Moreover, our qualification and taxation as a REIT depend upon our ability to meet the various qualification tests imposed under the Code discussed below, including through actual annual operating results, asset composition, distribution levels and diversity of stock ownership, the results of which have not been and will not be reviewed or verified by Latham & Watkins LLP. Accordingly, no assurance can be given that our actual results of operation for any particular taxable year have satisfied or will satisfy those requirements. Latham & Watkins LLP has no obligation to update its opinion subsequent to its date. See "—Failure to Qualify".

        Provided we qualify for taxation as a REIT, we generally will not be required to pay federal corporate income taxes on our net income that is currently distributed to our stockholders. This treatment substantially eliminates the "double taxation" that typically results from investment in a C corporation. A C corporation is a corporation that generally is required to pay tax at the corporate level. Double taxation generally means taxation that occurs once at the corporate level when income is earned and once again at the stockholder level when the income is distributed. We will be required to pay United States federal income tax, however, as follows:

  •
  first, we will be required to pay tax at regular corporate tax rates on any undistributed net taxable income, including undistributed net capital gains.

  •
  second, we may be required to pay the "alternative minimum tax" on our items of tax preference under some circumstances.

  •
  third, if we have (a) net income from the sale or other disposition of "foreclosure property" which is held primarily for sale to customers in the ordinary course of business or (b) other nonqualifying income from foreclosure property, we will be required to pay tax at the highest corporate rate on this income. Foreclosure property is generally defined as property we acquired through foreclosure or after a default on a loan secured by the property or a lease of the property and for which an election is made.

  •
  fourth, we will be required to pay a 100% tax on any net income from prohibited transactions. Prohibited transactions are, in general, sales or other taxable dispositions of property, other than foreclosure property, held as inventory or primarily for sale to customers in the ordinary course of business.

  •
  fifth, if we fail to satisfy the 75% or the 95% gross income tests, as described below, but have otherwise maintained our qualification as a REIT because certain other requirements are met, we will be required to pay a tax equal to (a) the greater of (i) the amount by which 75% of our gross income exceeds the amount qualifying under the 75% gross income test described below and (ii) the amount by which 95% of our gross income exceeds the amount qualifying under the 95% gross income test, multiplied by (b) a fraction intended to reflect our profitability.

  •
  sixth, if we fail to satisfy any of the REIT asset tests (other than a de minimis failure of the 5% or 10% asset tests), as described below, due to reasonable cause and not due to willful neglect, and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the highest corporate tax rate multiplied by the net income generated by the nonqualifying assets that caused us to fail such test.

  •
  seventh, if we fail to satisfy any provision of the Code that would result in our failure to qualify as a REIT (other than a violation of the REIT gross income tests or certain violations of the asset tests described below) and the violation is due to reasonable cause and not due to willful neglect, we may retain our REIT qualification but will be required to pay a penalty of $50,000 for each such failure.

  •
  eighth, we will be required to pay a 4% excise tax to the extent we fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for the year, (b) 95% of our REIT capital gain net income for the year, and (c) any undistributed taxable income from prior periods.

  •
  ninth, if we acquire any asset from a corporation which is or has been a C corporation in a transaction in which the basis of the asset in our hands is less than its fair market value, in each case determined on the date we acquired the asset, and we subsequently recognize gain on the disposition of the asset during the ten-year period beginning on the date on which we acquired the asset, then we will be required to pay tax at the highest regular corporate tax rate on this gain to the extent of the excess of (a) the fair market value of the asset over (b) our adjusted basis in the asset, in each case determined as of the date on which we acquired the asset. The ten-year period described above has been reduced to five years for property dispositions occurring in 2013 (but not with respect to dispositions in later years). The results described in this paragraph with respect to the recognition of gain assume that the C corporation will refrain from making an election to receive different treatment under applicable Treasury Regulations on its tax return for the year in which we acquire the asset from the C corporation. The IRS has issued Proposed Treasury Regulations which would exclude from the application of this built-in gains tax any gain from the sale of property we acquire in an exchange under Section 1031 (a like kind exchange) or 1033 (an involuntary conversion) of the Code. These Proposed Treasury Regulations will not be effective unless they are issued in their final form, and as of the date of this prospectus, it is not possible to determine whether the Proposed Treasury Regulations will be finalized in their current form or at all.

  •
  tenth, entities we own that are C corporations, including our "taxable REIT subsidiaries," generally will be required to pay federal corporate income tax on their earnings.

  •
  eleventh, we will be subject to a 100% tax on any "redetermined rents," "redetermined deductions" or "excess interest." In general, redetermined rents are rents from real property that are overstated as a result of services furnished by a "taxable REIT subsidiary" of ours to any of our tenants. Redetermined deductions and excess interest generally represent amounts that are deducted by a taxable REIT subsidiary of ours for amounts paid to us that are in excess of the amounts that would have been deducted based on arm's length negotiations. See "—Penalty Tax" below.

  Requirements for Qualification as a Real Estate Investment Trust.

        The Code defines a REIT as a corporation, trust or association:

  (1)
  that is managed by one or more trustees or directors;

  (2)
  that issues transferable shares or transferable certificates to evidence its beneficial ownership;

  (3)
  that would be taxable as a domestic corporation but for special Code provisions applicable to REITs;

  (4)
  that is not a financial institution or an insurance company within the meaning of the Code;

  (5)
  that is beneficially owned by 100 or more persons;

  (6)
  not more than 50% in value of the outstanding stock of which is owned, actually or constructively, by five or fewer individuals, including specified entities, during the last half of each taxable year; and

  (7)
  that meets other tests, described below, regarding the nature of its income and assets and the amount of its distributions.

        The Code provides that conditions (1) to (4), inclusive, must be met during the entire taxable year and that condition (5) must be met during at least 335 days of a taxable year of twelve months, or during a proportionate part of a taxable year of less than twelve months. Conditions (5) and (6) do not apply until after the first taxable year for which an election is made to be taxed as a REIT. For purposes of condition (6), the term "individual" generally includes a supplemental unemployment compensation benefit plan, a private foundation or a portion of a trust permanently set aside or used exclusively for charitable purposes, but does not include a qualified pension plan or profit sharing trust.

        We believe that we have been organized, have operated and have issued sufficient shares of capital stock with sufficient diversity of ownership to allow us to satisfy conditions (1) through (7), inclusive, during the relevant time periods. In addition, our charter provides for restrictions regarding the ownership and transfer of our shares which are intended to assist us in continuing to satisfy the share ownership requirements described in conditions (5) and (6) above. These stock ownership and transfer restrictions are described in "Restrictions on Ownership and Transfers of Stock" in this prospectus. These restrictions, however, may not ensure that we will, in all cases, be able to satisfy the share ownership requirements described in conditions (5) and (6) above. If we fail to satisfy these share ownership requirements, except as provided in the next sentence, our status as a REIT will terminate. If, however, we comply with the rules contained in the applicable Treasury Regulations that require us to ascertain the actual ownership of our shares, and we do not know, and would not have known through the exercise of reasonable diligence, that we failed to meet the requirement described in condition (6) above, we will be treated as having met this requirement. See "—Failure to Qualify."

        In addition, we may not maintain our status as a REIT unless our taxable year is the calendar year. We have and will continue to have a calendar taxable year.

        Ownership of Partnership and Limited Liability Company Interests.    We may from time to time own and operate one or more properties through partnerships and limited liability companies. Treasury Regulations generally provide that, in the case of a REIT which is a partner in a partnership or a member in a limited liability company that is treated as a partnership for United States federal income tax purposes, the REIT will be deemed to own its proportionate share of the assets of the partnership or limited liability company, as the case may be, based on its interest in partnership capital, subject to special rules relating to the 10% REIT asset test described below. Also, pursuant to Treasury Regulations, the REIT will be deemed to be entitled to its proportionate share of the income of that entity. The assets and gross income of the partnership or limited liability company retain the same character in the hands of the REIT, including for purposes of satisfying the gross income tests and the asset tests. In addition, for these purposes, the assets and items of income of any partnership or limited liability company treated as a partnership or disregarded entity for United States federal income tax purposes in which we directly or indirectly own an interest include such entity's share of assets and items of income of any partnership or limited liability company in which it owns an interest. We have included a brief summary of the rules governing the United States federal income taxation of partnerships and limited liability companies below in "—Tax Aspects of the Partnerships."

        We have direct or indirect control of certain partnerships and limited liability companies and intend to continue to operate them in a manner consistent with the requirements for our qualification as a REIT. From time to time we may be a limited partner or non-managing member in certain partnerships and limited liability companies. If any such partnership or limited liability company were to take actions that could jeopardize our status as a REIT or require us to pay tax, we could be forced to dispose of our interest in such entity. In addition, it is possible that a partnership or limited liability company could take an action which could cause us to fail a REIT income or asset test, and that we would not become aware of such action in time to dispose of our interest in the applicable entity or take other corrective action on a timely basis. In such a case, unless we were entitled to relief, as described below, we could fail to qualify as a REIT.

        Ownership of Interests in Qualified REIT Subsidiaries.    We currently own and may from time to time own and operate certain properties through wholly-owned subsidiaries that we intend to be treated as "qualified REIT subsidiaries" under the Code. A corporation will qualify as our qualified REIT subsidiary if we own 100% of the corporation's outstanding stock and we do not elect with the corporation to treat it as a "taxable REIT subsidiary," as described below. A qualified REIT subsidiary is not treated as a separate corporation, and all assets, liabilities and items of income, gain, loss, deduction and credit of a qualified REIT subsidiary are treated as assets, liabilities and items of income, gain, loss, deduction and credit (as the case may be) of the parent REIT for all purposes under the Code (including all REIT qualification tests). Thus, in applying the United States federal income tax requirements described in this prospectus, the subsidiaries in which we own a 100% interest (other than any taxable REIT subsidiaries) are ignored, and all assets, liabilities and items of income, gain, loss, deduction and credit of such subsidiaries are treated as our assets, liabilities, and items of income, gain, loss, deduction and credit. A qualified REIT subsidiary is not required to pay United States federal income tax, and our ownership of the stock of such a qualified REIT subsidiary does not violate the restrictions on ownership of securities, as described below under "—Asset Tests."

        Ownership of Interests in Taxable REIT Subsidiaries.    A taxable REIT subsidiary is a corporation other than a REIT in which a REIT directly or indirectly holds stock and that has made a joint election with the REIT to be treated as a taxable REIT subsidiary. A taxable REIT subsidiary also includes any corporation other than a REIT with respect to which a taxable REIT subsidiary owns, directly or indirectly, securities possessing more than 35% of the total voting power or value of the outstanding securities of such corporation. Other than some activities relating to lodging and health care facilities, a taxable REIT subsidiary generally may engage in any business, including the provision of customary or non-customary services to tenants of its parent REIT. A taxable REIT subsidiary is subject to income tax as a regular C corporation. In addition, a taxable REIT subsidiary of ours may be prevented from deducting interest on debt that we directly or indirectly fund if certain tests regarding the taxable REIT subsidiary's debt-to-equity ratio and interest expense are satisfied. We currently own 100% of the stock of a taxable REIT subsidiary and may from time to time acquire interests in additional taxable REIT subsidiaries. Our ownership of securities of taxable REIT subsidiaries will not be subject to the 10% or 5% asset tests described below. See "—Asset Tests."

        Income Tests.    We must satisfy two gross income requirements annually to maintain our qualification as a REIT:

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  first, in each taxable year, we must derive directly or indirectly at least 75% of our gross income (excluding gross income from prohibited transactions, certain hedging transactions entered into after July 30, 2008, and certain foreign currency gains recognized after July 30, 2008) from investments relating to real property or mortgages on real property, including "rents from real property," interest on obligations adequately secured by mortgages on real property and certain types of temporary investments; and

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  second, in each taxable year, we must derive at least 95% of our gross income (excluding gross income from prohibited transactions, certain designated hedges of indebtedness, and certain foreign currency gains recognized after July 30, 2008) from (a) the real property investments described above, and (b) dividends, interest and gain from the sale or disposition of stock or securities, or from any combination of the foregoing.

        For these purposes, the term "interest" generally does not include any amount received or accrued, directly or indirectly, if the determination of all or some of the amount depends in any way on the income or profits of any person. An amount received or accrued generally will not be excluded from the term "interest," however, solely by reason of being based on a fixed percentage or percentages of receipts or sales.

        Rents we receive from a tenant will qualify as "rents from real property" for the purpose of satisfying the gross income requirements for a REIT described above only if all of the following conditions are met:

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  the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "rents from real property" solely by reason of being based on a fixed percentage or percentages of receipts or sales;

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  we, or an actual or constructive owner of 10% or more of our stock, must not actually or constructively own 10% or more of the interests in the assets or net profits of the tenant, or, if the tenant is a corporation, 10% or more of the total combined voting power of all classes of stock entitled to vote or 10% or more of the total value of all classes of stock of the tenant. Rents we receive from a tenant that is a taxable REIT subsidiary of ours, however, will not be excluded from the definition of "rents from real property" if at least 90% of the space at the property to which the rents relate is leased to third parties, and the rents paid by the taxable REIT subsidiary are substantially comparable to rents paid by our other tenants for comparable space. Whether rents paid by a taxable REIT subsidiary are substantially comparable to rents paid by other tenants is determined at the time the lease with the taxable REIT subsidiary is entered into, extended, and modified, if such modification increases the rents due under such lease. Notwithstanding the foregoing, however, if a lease with a "controlled taxable REIT subsidiary" is modified and such modification results in an increase in the rents payable by such taxable REIT subsidiary, any such increase will not qualify as "rents from real property." For purposes of this rule, a "controlled taxable REIT subsidiary" is a taxable REIT subsidiary in which we own stock possessing more than 50% of the voting power or more than 50% of the total value of the outstanding stock of such taxable REIT subsidiary;

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  rent attributable to personal property leased in connection with a lease of real property must not be greater than 15% of the total rent we receive under the lease. If this condition is not met, then the portion of the rent attributable to personal property will not qualify as "rents from real property;" and

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  we generally must not operate or manage our property or furnish or render services to the tenants of the property, subject to a 1% de minimis exception and except as provided below. We may, however, directly perform certain services that are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not otherwise considered "rendered to the occupant" of the property. Examples of such services include the provision of light, heat, or other utilities, trash removal and general maintenance of common areas. In addition, we may employ an independent contractor from whom we derive no revenue to provide customary services, or a taxable REIT subsidiary, which may be wholly or partially owned by us, to provide both customary and non-customary services, to our tenants without causing the rent we receive from those tenants to fail to qualify as "rents from real property." Any amounts we receive from a taxable REIT subsidiary with respect to its provision of non-customary services will, however, be nonqualifying income under the 75% gross income test and, except to the extent received through the payment of dividends, the 95% gross income test.

        We generally do not intend to receive rent which fails to satisfy any of the above conditions. Notwithstanding the foregoing, we may have taken and may in the future take actions which fail to satisfy one or more of the above conditions to the extent that we determine, based on the advice of our tax counsel, that those actions will not jeopardize our tax status as a REIT.

        From time to time, we may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase these items, and futures and forward contracts. Income from a hedging transaction, including gain from the sale or disposition of such a transaction, that is clearly identified as a hedging transaction as specified in the Code will not constitute gross income and thus will be exempt from the 95% gross income test to the extent such a hedging transaction is entered into on or after January 1, 2005, and will not constitute gross income and thus will be exempt from the 75% gross income test to the extent such hedging transaction is entered into after July 30, 2008. Income and gain from a hedging transaction, including gain from the sale or disposition of such a transaction, entered into on or prior to July 30, 2008 will be treated as nonqualifying income for purposes of the 75% gross income test. Income and gain from a hedging transaction, including gain from the sale or disposition of such a transaction, entered into prior to January 1, 2005 will be qualifying income for purposes of the 95% gross income test. The term "hedging transaction," as used above, generally means any transaction we enter into in the normal course of our business primarily to manage risk of (1) interest rate changes or fluctuations with respect to borrowings made or to be made by us to acquire or carry real estate assets, or (2) for hedging transactions entered into after July 30, 2008, currency fluctuations with respect to an item of qualifying income under the 75% or 95% gross income test. To the extent that we do not properly identify such transactions as hedges or we hedge with other types of financial instruments, the income from those transactions is not likely to be treated as qualifying income for purposes of the gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT.

        We believe that the aggregate amount of our nonqualifying income, from all sources, in any taxable year will not exceed the limits on nonqualifying income under the gross income tests. We will monitor the amount of the dividend and other income from our taxable REIT subsidiary and will take actions intended to keep this income, and any other nonqualifying income, within the limitations of the REIT income tests. While we expect these actions will prevent a violation of the REIT income tests, we cannot guarantee that such actions will in all cases prevent such a violation. If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for the year if we are entitled to relief under certain provisions of the Code. We generally may avail ourselves of the relief provisions if:

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  following our identification of the failure to meet the 75% or 95% gross income test for any taxable year, we file a schedule with the IRS setting forth each item of our gross income for purposes of the 75% or 95% gross income test for such taxable year in accordance with Treasury Regulations to be issued; and

  •
  the failure to meet these tests was due to reasonable cause and not due to willful neglect.

        It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally accrue or receive exceeds the limits on nonqualifying income, the IRS could conclude that our failure to satisfy the tests was not due to reasonable cause. If these relief provisions do not apply to a particular set of circumstances, we will not qualify as a REIT. As discussed above in "—Taxation of Realty Income Corporation—General," even if these relief provisions apply, and we retain our status as a REIT, a tax would be imposed with respect to our nonqualifying income. We may not always be able to comply with the gross income tests for REIT qualification despite our periodic monitoring of our income.

        Prohibited Transaction Income.    Any gain that we realize on the sale of property held as inventory or otherwise held primarily for sale to customers in the ordinary course of business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. Our gain would include any gain realized by our qualified REIT subsidiaries and our share of any gain realized by any of the partnerships or limited liability companies in which we own an interest. This prohibited transaction income may also adversely affect our ability to satisfy the income tests for qualification as a REIT. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances surrounding the particular transaction. We intend to hold our properties for investment with a view to long-term appreciation and to engage in the business of acquiring, developing and owning our properties. We have made, and may in the future make, occasional sales of the properties as are consistent with our investment objectives. We do not intend to enter into any sales that are prohibited transactions. The IRS may successfully contend, however, that one or more of these sales is a prohibited transaction subject to the 100% penalty tax.

        Penalty Tax.    Any redetermined rents, redetermined deductions or excess interest we generate will be subject to a 100% penalty tax. In general, redetermined rents are rents from real property that are overstated as a result of any services furnished by one of our taxable REIT subsidiaries to any of our tenants, and redetermined deductions and excess interest represent amounts that are deducted by a taxable REIT subsidiary for amounts paid to us that are in excess of the amounts that would have been deducted based on arm's length negotiations. Rents we receive will not constitute redetermined rents if they qualify for certain safe harbor provisions contained in the Code.

        We do not believe that we have been, and do not expect to be, subject to this penalty tax, although our rental or service arrangements may not satisfy the safe-harbor provisions described above. These determinations are inherently factual, and the IRS has broad discretion to assert that amounts paid between related parties should be reallocated to clearly reflect their respective incomes. If the IRS successfully made such an assertion, we would be required to pay a 100% penalty tax on the excess of an arm's length fee for tenant services over the amount actually paid.

        Asset Tests.    At the close of each quarter of our taxable year, we also must satisfy four tests relating to the nature and diversification of our assets:

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  First, at least 75% of the value of our total assets, including assets held by our qualified REIT subsidiaries and our allocable share of the assets held by the partnerships and limited liability companies treated as partnerships for United States federal income tax purposes, in which we own an interest, must be represented by real estate assets, cash, cash items and government securities. For purposes of this test, the term "real estate assets" generally means real property (including interests in real property and interests in mortgages on real property) and shares (or transferable certificates of beneficial interest) in other REITs, as well as any stock or debt instrument attributable to the investment of the proceeds of a stock offering or a public offering of debt with a term of at least five years, but only for the one-year period beginning on the date the REIT receives such proceeds.

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  Second, not more than 25% of the value of our total assets may be represented by securities (including securities of one or more taxable REIT subsidiaries) other than those securities includable in the 75% asset test.

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  Third, of the investments included in the 25% asset class and except for investments in other REITs, our qualified REIT subsidiaries and taxable REIT subsidiaries, the value of any one issuer's securities may not exceed 5% of the value of our total assets, and we may not own more than 10% of the total vote or value of the outstanding securities of any one issuer except, in the case of the 10% value test, securities satisfying the "straight debt" safe-harbor or securities issued by a partnership that itself would satisfy the 75% income test if it were a REIT. Certain types of securities we may own are disregarded as securities solely for purposes of the 10% value test, including, but not limited to, any loan to an individual or an estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, solely for the purposes of the 10% value test, the determination of our interest in the assets of a partnership or limited liability company in which we own an interest will be based on our proportionate interest in any securities issued by the partnership or limited liability company, excluding for this purpose certain securities described in the Code.

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  Fourth, not more than 25% (20% for taxable years beginning before January 1, 2009) of the value of our total assets may be represented by the securities of one or more taxable REIT subsidiaries.

        As of the date of this prospectus, we own 100% of the outstanding stock of Crest. Crest has elected, together with us, to be treated as a taxable REIT subsidiary. So long as Crest qualifies as our taxable REIT subsidiary, we will not be subject to the 5% asset test, the 10% voting securities limitation or the 10% value limitation with respect to our ownership of its securities. We or Crest have acquired and may acquire securities in other taxable REIT subsidiaries in the future. We believe that the aggregate value of our taxable REIT subsidiaries has not exceeded and will not exceed 25% (or 20% for taxable years beginning before January 1, 2009) of the aggregate value of our gross assets. With respect to each issuer in which we currently own an interest that does not qualify as a REIT, a qualified REIT subsidiary or a taxable REIT subsidiary, we believe that our ownership of the securities of any such issuer has complied with the 5% asset test, the 10% voting securities limitation, the 10% value limitation, and the 75% asset test. No independent appraisals have been obtained to support these conclusions. In addition, there can be no assurance that the IRS will not disagree with our determinations of value.

        The asset tests described above must be satisfied at the close of each calendar quarter of our taxable year in which we (directly or through our qualified REIT subsidiaries, partnerships or limited liability companies) acquire securities in the applicable issuer, and also at the close of each calendar quarter in which we increase our ownership of securities of such issuer, including as a result of increasing our interest in a partnership or limited liability company which owns such securities, or acquiring other assets. For example, our indirect ownership of securities of an issuer may increase as a result of our capital contributions to, or the redemption of other partners' or members' interests in, a partnership or limited liability company in which we have an ownership interest. After initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If we fail to satisfy an asset test because we acquire securities or other property during a quarter (including as a result of an increase in our interests in a partnership or limited liability company), we may cure this failure by disposing of sufficient nonqualifying assets within 30 days after the close of that quarter. We believe that we have maintained and intend to maintain adequate records of the value of our assets to ensure compliance with the asset tests. In addition, we intend to take such actions within 30 days after the close of any quarter as may be required to cure any noncompliance.

        Certain relief provisions may be available to us if we fail to satisfy the asset tests described above after the 30-day cure period. Under these provisions, we will be deemed to have met the 5% and 10% asset tests if the value of our nonqualifying assets (i) does not exceed the lesser of (a) 1% of the total value of our assets at the end of the applicable quarter and (b) $10,000,000 and (ii) we dispose of the nonqualifying assets or otherwise satisfy such asset tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the time period prescribed by Treasury Regulations to be issued. For violations of any of the asset tests due to reasonable cause and not due to willful neglect and that are, in the case of the 5% and 10% asset tests, in excess of the de minimis exception described above, we may avoid disqualification as a REIT after the 30-day cure period by taking steps including (i) the disposition of sufficient nonqualifying assets, or the taking of other actions which allow us to meet the asset tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the time period prescribed by Treasury Regulations to be issued, and (ii) disclosing certain information to the IRS. In such case, we will be required to pay a tax equal to the greater of (a) $50,000 or (b) the highest corporate tax rate multiplied by the net income generated by the nonqualifying assets.

        Although we believe that we have satisfied the asset tests described above and we plan to take steps to ensure that we satisfy such tests for any quarter with respect to which retesting is to occur, there can be no assurance that such steps will always be successful or will not require a reduction in our overall interest in an issuer (including in a taxable REIT subsidiary). If we fail to cure any noncompliance with the asset tests in a timely manner, and the relief provisions described above are not available, we will cease to qualify as a REIT.

        Annual Distribution Requirements.    To maintain our qualification as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to the sum of:

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  90% of our "REIT taxable income"; and

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  90% of our after tax net income, if any, from foreclosure property; minus

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  the excess of the sum of specified items of our non-cash income items over 5% of "REIT taxable income" as described below.

        For these purposes, our "real estate investment trust taxable income" is computed without regard to the dividends paid deduction and our net capital gain. In addition, for purposes of this test, non-cash income means income attributable to leveled stepped rents, original issue discount on purchase money debt, cancellation of indebtedness, or a like-kind exchange that is later determined to be taxable.

        In addition, our "REIT taxable income" will be reduced by any taxes we are required to pay on any gain we recognize from the disposition of any asset we acquired from a corporation which is or has been a C corporation in a transaction in which our basis in the asset is less than the fair market value of the asset, in each case determined on the date we acquired the asset, within the ten-year period (five-year period in the case of dispositions of such assets in 2012 and 2013) following our acquisition of such asset. See "Taxation of Realty Income Corporation—General."

        We generally must pay, or be treated as paying, the distributions described above in the taxable year to which they relate. At our election, a distribution will be treated as paid in a taxable year if it is declared before we timely file our tax return for such year and is paid on or before the first regular dividend payment following the declaration, provided such payment is made during the 12-month period following the close of such year. These distributions generally are taxable to our stockholders, other than tax-exempt entities, in the year in which paid. This is so even though these distributions relate to the prior year for purposes of the 90% distribution requirement. The amount distributed must not be preferential (i.e., every stockholder of the class of stock to which a distribution is made must be treated the same as every other stockholder of that class, and no class of stock may be treated other than according to its dividend rights as a class). To the extent that we do not distribute all of our net capital gain, or distribute at least 90%, but less than 100%, of our "real estate investment trust taxable income," as adjusted, we will be required to pay tax on the undistributed amount at regular corporate tax rates. We believe we have made, and intend to continue to make, timely distributions sufficient to satisfy these annual distribution requirements and to minimize our corporate tax obligations.

        We anticipate that we will generally have sufficient cash or liquid assets to enable us to satisfy the distribution requirements described above. However, from time to time, we may not have sufficient cash or other liquid assets to meet these distribution requirements because of timing differences between the actual receipt of income and actual payment of deductible expenses, and the inclusion of income and deduction of expenses in determining our taxable income. If these timing differences occur, we may borrow funds to pay dividends or pay dividends through the distribution of other property in order to meet the distribution requirements.

        Under certain circumstances, we may be able to rectify an inadvertent failure to meet the 90% distribution requirement for a year by paying "deficiency dividends" to our stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends, subject to the 4% excise tax described below. However, we will be required to pay interest to the IRS based upon the amount of any deduction claimed for deficiency dividends.

        In addition, we will be required to pay a 4% excise tax to the extent we fail to distribute during each calendar year at least the sum of 85% of our ordinary income for such year, 95% of our capital gain for such year and any undistributed taxable income from prior periods. Any ordinary income and net capital gain on which this excise tax is imposed for any year is treated as an amount distributed during that year for purposes of calculating such tax.

        For purposes of the distribution requirements and excise tax described above, dividends declared during the last three months of the calendar year payable to stockholders of record on a specified date during such period, and paid during January of the following year, will be treated as paid by us and received by our stockholders on December 31 of the year in which they are declared.

        Like-Kind Exchanges.    We may dispose of properties in transactions intended to qualify as like-kind exchanges under the Code. Like-kind exchanges are intended to result in the deferral of gain for United States federal income tax purposes. The failure of any such transaction to qualify as a like-kind exchange could subject us to United States federal income tax, possibly including the 100% prohibited transaction tax, depending on the facts and circumstances surrounding the particular transaction.

Failure to Qualify

        Specified cure provisions are available to us in the event that we discover a violation of a provision of the Code that would result in our failure to qualify as a REIT. Except with respect to violations of the REIT income tests and asset tests (for which the cure provisions are described above), and provided the violation is due to reasonable cause and not due to willful neglect, these cure provisions generally impose a $50,000 penalty for each violation in lieu of a loss of REIT status.

        If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions do not apply, we will be required to pay tax, including any applicable alternative minimum tax, on our taxable income at regular corporate tax rates. Distributions to our stockholders in any year in which we fail to qualify as a REIT will not be deductible by us, and we will not be required to distribute any amounts to our stockholders. As a result, we anticipate that our failure to qualify as a REIT would reduce the cash available to us for distribution to our stockholders. In addition, if we fail to qualify as a REIT, all distributions to stockholders will be taxable as regular corporate dividends to the extent of our current and accumulated earnings and profits. In this event, corporate distributees may be eligible for the dividends-received deduction. In addition, individuals may be eligible for the preferential rates on the qualified dividend income. Unless entitled to relief under specific statutory provisions, we will also be disqualified from taxation as a REIT for the four taxable years following the year in which we lost our qualification. It is not possible to state whether in all circumstances we would be entitled to this statutory relief.

Tax Aspects of the Partnerships

        General.    From time to time, we may own, directly or indirectly, interests in various partnerships and limited liability companies. We expect these will be treated as partnerships (or disregarded entities) for United States federal income tax purposes. In general, entities that are classified as partnerships (or disregarded entities) for United States federal income tax purposes are treated as "pass-through" entities which are not required to pay United States federal income tax. Rather, partners or members of such entities are allocated their shares of the items of income, gain, loss, deduction and credit of the entity, and are potentially required to pay tax on that income without regard to whether the partners or members receive a distribution of cash from the entity. We include in our income our allocable share of the foregoing items for purposes of computing our REIT taxable income, based on the applicable partnership agreement. For purposes of applying the REIT income and asset tests, we include our pro rata share of the income generated by and the assets held by the partnerships and limited liability companies treated as partnerships for United States federal income tax purposes in which we own an interest, including their shares of the income and assets of any subsidiary partnerships and limited liability companies treated as partnerships for United States federal income tax purposes based on our capital interests. See "—Taxation of Realty Income Corporation."

        Our ownership interests in such partnerships and limited liability companies involve special tax considerations, including the possibility that the IRS might challenge the status of these entities as partnerships (or disregarded entities), as opposed to associations taxable as corporations, for United States federal income tax purposes. If a partnership or limited liability company in which we own an interest, or one or more of its subsidiary partnerships or limited liability companies, were treated as an association, it would be taxable as a corporation and would be required to pay an entity-level tax on its income. In this situation, the character of our assets and items of gross income would change, and could prevent us from satisfying the REIT asset tests and/or the REIT income tests (see "—Taxation of Realty Income Corporation—Asset Tests" and "—Taxation of Realty Income Corporation—Income Tests"). This, in turn, could prevent us from qualifying as a REIT. See "—Failure to Qualify" for a discussion of the effect of our failure to meet these tests for a taxable year. In addition, a change in the tax status of one or more of the partnerships or limited liability companies in which we own an interest might be treated as a taxable event. If so, we might incur a tax liability without any related cash distributions.

        We believe that these partnerships and limited liability companies will be classified as partnerships or disregarded entities for United States federal income tax purposes, and the remainder of the discussion under this section "—Tax Aspects of the Partnerships" is based on such classification.

        Allocations of Income, Gain, Loss and Deduction.    A partnership or limited liability company agreement will generally determine the allocation of income and losses among partners or members. These allocations, however, will be disregarded for tax purposes if they do not comply with the provisions of Section 704(b) of the Code and the related Treasury Regulations. Generally,

Section 704(b) of the Code and the related Treasury Regulations require that partnership and limited liability company allocations respect the economic arrangement of their partners or members. If an allocation is not recognized by the IRS for United States federal income tax purposes, the item subject to the allocation will be reallocated according to the partners' or members' interests in the partnership or limited liability company, as the case may be. This reallocation will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners or members with respect to such item. The allocations of taxable income and loss in each of the partnerships and limited liability companies in which we own an interest are intended to comply with the requirements of Section 704(b) of the Code and the Treasury Regulations promulgated thereunder.

        Tax Allocations With Respect to the Properties.    Under Section 704(c) of the Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership or limited liability company in exchange for an interest in the partnership or limited liability company must be allocated in a manner so that the contributing partner or member is charged with the unrealized gain or benefits from the unrealized loss associated with the property at the time of the contribution, as adjusted from time to time. The amount of the unrealized gain or unrealized loss is generally equal to the difference between the fair market value or book value and the adjusted tax basis of the contributed property at the time of contribution. These allocations are solely for United States federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners or members. Some of the partnerships and/or limited liability companies in which we own an interest were formed by way of contributions of appreciated property. The relevant partnership and/or limited liability company agreements require that allocations be made in a manner consistent with Section 704(c) of the Code.

        Tax Liabilities and Attributes Inherited Through Merger or Acquisitions.    We may from time to time acquire other REITs through merger or acquisition. If any such REIT failed to qualify as a REIT for any of its taxable years, such REIT would be liable for (and we, as the surviving corporation in the merger or acquisition, would be obligated to pay) U.S. federal income tax on its taxable income at regular rates. Furthermore, after the merger or acquisition is effective, the asset and income tests will apply to all of our assets, including the assets we acquire from such REIT, and to all of our income, including the income derived from the assets we acquire from such REIT. As a result, the nature of the assets that we acquire from such REITs and the income we derive from those assets may have an effect on our tax status as a REIT.

United States Federal Income Tax Considerations for Holders of Our Capital Stock

        The following summary describes the principal United States federal income tax consequences to you of purchasing, owning and disposing of our capital stock. If you are considering purchasing our capital stock, you should consult your tax advisors concerning the application of United States federal income tax laws to your particular situation as well as any consequences of the purchase, ownership and disposition of our capital stock arising under the laws of any state, local or foreign taxing jurisdiction.

Taxation of Taxable U.S. Holders Generally

        Distributions Generally.    Distributions out of our current or accumulated earnings and profits, other than capital gain dividends and certain amounts subject to corporate level taxation as discussed below, will constitute dividends taxable to our taxable U.S. holders as ordinary income when actually or constructively received. See "—Tax Rates" below. As long as we qualify as a REIT, these distributions will not be eligible for the dividends-received deduction in the case of U.S. holders that are corporations or, except to the extent provided in "—Tax Rates" below, the preferential rates on qualified dividend income applicable to non-corporate U.S. holders, including individuals. For purposes of determining whether distributions to holders of capital stock are out of our current or accumulated earnings and profits, our earnings and profits will be allocated first to our outstanding preferred stock and then to our outstanding common stock.

        To the extent that we make distributions on our capital stock in excess of our current and accumulated earnings and profits, these distributions will be treated first as a tax-free return of capital to a U.S. holder. This treatment will reduce the adjusted tax basis which the U.S. holder has in its shares of capital stock by the amount of the distribution, but not below zero. Distributions in excess of our current and accumulated earnings and profits and in excess of a U.S. holder's adjusted tax basis in its shares of capital stock will be taxable as capital gain. Such gain will be taxable as long-term capital gain if the shares of capital stock have been held for more than one year. Dividends we declare in October, November or December of any year and which are payable to a stockholder of record on a specified date in any of these months will be treated as both paid by us and received by the stockholder on December 31 of that year, provided we actually pay the dividend on or before January 31 of the following year. U.S. holders may not include in their own income tax returns any of our net operating losses or capital losses.

        Capital Gain Dividends.    Dividends that we properly designate as capital gain dividends will be taxable to our taxable U.S. holders as a gain from the sale or disposition of a capital asset held for more than one year, to the extent that such gain does not exceed our actual net capital gain for the taxable year. If we properly designate any portion of a dividend as a "capital gain dividend" then, except as otherwise required by law, we presently intend to allocate a portion (the "capital gains amount") of the total capital gain dividends paid or made available to holders of all classes of our capital stock for the year to the holders of each class of our capital stock in proportion to the amount that our total dividends, as determined for United States federal income tax purposes, paid or made available to holders of such class of capital stock for the year bears to the total dividends paid or made available for that year to holders of all classes of our stock. In addition, except as otherwise required by law, we will make a similar allocation with respect to any undistributed long-term capital gains which are to be included in our stockholders' long-term capital gains, based on the allocation of the capital gains amount which would have resulted if those undistributed long-term capital gains had been distributed as "capital gain dividends" by us to our stockholders.

        Retention of Net Capital Gains.    We may elect to retain, rather than distribute as a capital gain dividend, all or a portion of our net capital gains. If we make this election, we would pay tax on our retained net capital gains. In addition, to the extent we so elect, a U.S. holder generally would:

  •
  include its pro rata share of our undistributed net capital gains in computing its long-term capital gains in its return for its taxable year in which the last day of our taxable year falls, subject to certain limitations as to the amount that is includable;

  •
  be deemed to have paid the capital gains tax imposed on us on the designated amounts included in the U.S. holder's long-term capital gains;

  •
  receive a credit or refund for the amount of tax deemed paid by it;

  •
  increase the adjusted basis of its capital stock by the difference between the amount of includable gains and the tax deemed to have been paid by it; and

  •
  in the case of a U.S. holder that is a corporation, appropriately adjust its earnings and profits for the retained capital gains in accordance with Treasury Regulations to be promulgated by the IRS.

        Passive Activity Losses and Investment Interest Limitations.    Distributions we make and gain arising from the sale or exchange by a U.S. holder of our capital stock will not be treated as passive activity income. As a result, U.S. holders generally will not be able to apply any "passive losses" against this income or gain. A U.S. holder may elect to treat capital gain dividends, capital gains from the disposition of capital stock and qualified dividend income as investment income for purposes of computing the investment interest limitation, but in such case, the stockholder will be taxed at ordinary income rates on such amount. Other distributions made by us, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation.

        Dispositions of Our Capital Stock.    If a U.S. holder sells or disposes of shares of capital stock, except as set forth below under "Redemption or Repurchase by Us," it will recognize gain or loss for United States federal income tax purposes in an amount equal to the difference between the amount of cash and the fair market value of any property received on the sale or other disposition and the holder's adjusted basis in the shares of capital stock for tax purposes. This gain or loss, except as provided below, will be long-term capital gain or loss if the holder has held such capital stock for more than one year at the time of such sale or disposition. However, if a U.S. holder recognizes loss upon the sale or other disposition of capital stock that it has held for six months or less, after applying certain holding period rules, the loss recognized will be treated as a long-term capital loss to the extent the U.S. holder received distributions from us which were required to be treated as long-term capital gains.

        Redemption or Repurchase by Us.    A redemption or repurchase of shares of our capital stock will be treated under Section 302 of the Code as a distribution taxable as a dividend to the extent of our current and accumulated earnings and profits, generally at ordinary income rates, unless the redemption or repurchase satisfies one of the tests set forth in Section 302(b) of the Code and is therefore treated as a sale or exchange of the redeemed or repurchased shares of capital stock. The redemption or repurchase will be treated as a sale or exchange if it:

  •
  is "substantially disproportionate" with respect to the U.S. holder;

  •
  results in a "complete termination" of the U.S. holder's capital stock interest in us; or

  •
  is "not essentially equivalent to a dividend" with respect to the U.S. holder,

all within the meaning of Section 302(b) of the Code.

        In determining whether any of these tests have been met, shares of capital stock, including common stock and other equity interests in us, considered to be owned by the U.S. holder by reason of certain constructive ownership rules set forth in the Code, as well as shares of our capital stock actually owned by the U.S. holder, must generally be taken into account. Because the determination as to whether any of the alternative tests of Section 302(b) of the Code will be satisfied with respect to the U.S. holder depends upon the facts and circumstances at the time that the determination must be made, U.S. holders are advised to consult their tax advisors to determine such tax treatment.

        If a redemption or repurchase of shares of our capital stock is treated as a distribution taxable as a dividend, the amount of the distribution will be measured by the amount of cash and the fair market value of any property received. See "—Distributions Generally." A U.S. holder's adjusted basis in the redeemed or repurchased shares of the capital stock for tax purposes will be transferred to its remaining shares of our capital stock, if any. If a U.S. holder owns no other shares of our capital stock, such basis may, under certain circumstances, be transferred to a related person or it may be lost entirely. Proposed Treasury Regulations issued in 2009, if enacted in their current form, would affect the basis recovery rules described above. It is not clear whether these proposed regulations will be enacted in their current form or at all. Prospective investors should consult their tax advisors regarding the United States federal income tax consequences of a redemption or repurchase of our capital stock.

        If a redemption or repurchase of shares of our capital stock is not treated as a distribution taxable as a dividend, it will be treated as a taxable sale or exchange in the manner described above under "—Dispositions of Our Capital Stock."

        Backup Withholding and Information Reporting.    We report to our U.S. holders and the IRS the amount of dividends paid during each calendar year, and the amount of any tax withheld. Under the backup withholding rules, a U.S. holder may be subject to backup withholding with respect to dividends paid unless the U.S. holder is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A U.S. holder that does not provide us with its correct taxpayer identification number may also be subject to penalties imposed by the IRS. Backup withholding is not an additional tax. Any amount paid as backup withholding will be creditable against the U.S. holder's United States federal income tax liability, provided the required information is timely furnished to the IRS. In addition, we may be required to withhold a portion of capital gain distributions to any stockholders who fail to certify their non-foreign status.

Taxation of Tax Exempt Stockholders

        Dividend income from us and gain arising upon a sale of shares of capital stock generally will not be unrelated business taxable income to a tax-exempt stockholder, except as described below. This income or gain will be unrelated business taxable income, however, if a tax-exempt stockholder holds its shares of capital stock as "debt-financed property" within the meaning of the Code or if the shares are used in a trade or business of the tax-exempt stockholder. Generally, debt-financed property is property the acquisition or holding of which was financed through a borrowing by the tax-exempt stockholder.

        For tax-exempt stockholders which are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts or qualified group legal services plans exempt from United States federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) or (c)(20) of the Code, respectively, income from an investment in our shares of capital stock will constitute unrelated business taxable income unless the organization is able to properly claim a deduction for amounts set aside or placed in reserve for specific purposes so as to offset the income generated by its investment in our shares of capital stock. These prospective investors should consult their tax advisors concerning these "set aside" and reserve requirements.

        Notwithstanding the above, however, a portion of the dividends paid by a "pension-held REIT" may be treated as unrelated business taxable income as to certain trusts that hold more than 10%, by value, of the interests in the REIT. A REIT will not be a "pension-held REIT" if it is able to satisfy the "not closely held" requirement without relying on the "look-through" exception with respect to certain trusts or if such REIT is not "predominantly held" by "qualified trusts." As a result of limitations on the transfer and ownership of shares of capital stock contained in our charter, we do not expect to be classified as a "pension-held REIT," and as a result, the tax treatment described in this paragraph should be inapplicable to our stockholders. However, because our shares of capital stock is publicly traded, we cannot guarantee that this will always be the case.

Taxation of Non-U.S. Holders

        The following discussion addresses the rules governing United States federal income taxation of the ownership and disposition of our capital stock by non-U.S. holders. These rules are complex, and no attempt is made herein to provide more than a brief summary of such rules. Accordingly, the discussion does not address all aspects of United States federal income taxation and does not address any state, local or foreign tax consequences that may be relevant to a non-U.S. holder in light of its particular circumstances. We urge non-U.S. holders to consult their tax advisors to determine the impact of federal, state, local and foreign income tax laws on the acquisition, ownership, and disposition of shares of our capital stock, including any reporting requirements.

        Distributions Generally.    Distributions that are neither attributable to gain from our sale or exchange of United States real property interests nor designated by us as capital gain dividends will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. Such distributions ordinarily will be subject to withholding of United States federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty unless the distributions are treated as effectively connected with the conduct by the non-U.S. holder of a United States trade or business. Under certain treaties, however, lower withholding rates generally applicable to dividends do not apply to dividends from a REIT. Certain certification and disclosure requirements must be satisfied to be exempt from withholding under the effectively connected income exemption. Dividends that are treated as effectively connected with such a trade or business (and, if a tax treaty applies, are attributable to a U.S. permanent establishment of the non-U.S. holder) will be subject to tax on a net basis at graduated rates, in the same manner as dividends paid to U.S. holders are subject to tax, and are generally not subject to withholding. Any such dividends received by a non-U.S. holder that is a corporation may also be subject to an additional branch profits tax at a 30% rate (applicable after deducting United States federal income taxes paid on such effectively connected income) or such lower rate as may be specified by an applicable income tax treaty.

        For withholding purposes, we expect to treat all distributions as made out of our current or accumulated earnings and profits. As a result, except as otherwise provided below, we expect to withhold United States federal income tax at the rate of 30% on any distributions made to a non-U.S. holder unless:

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  a lower treaty rate applies and the non-U.S. holder files with us an IRS Form W-8BEN evidencing eligibility for that reduced treaty rate; or

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  the non-U.S. holder files an IRS Form W-8ECI with us claiming that the distribution is income effectively connected with the non-U.S. holder's trade or business.

        However, amounts withheld should generally be refundable if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits, provided that certain conditions are met.

        Distributions in excess of our current and accumulated earnings and profits will not be taxable to a non-U.S. holder to the extent that such distributions do not exceed the non-U.S. holder's adjusted basis in our capital stock, but rather will reduce the adjusted basis of such capital stock. To the extent that these distributions exceed a non-U.S. holder's adjusted basis in our capital stock, they will give rise to gain from the sale or exchange of such stock. The tax treatment of this gain is described below.

        Capital Gain Dividends and Distributions Attributable to a Sale or Exchange of United States Real Property Interests.    Distributions to a non-U.S. holder that we properly designate as capital gain dividends, other than those arising from the disposition of a United States real property interest, generally should not be subject to United States federal income taxation, unless:

  (1)
  the investment in our capital stock is treated as effectively connected with the non-U.S. holder's United States trade or business (and, if a tax treaty applies, is attributable to a U.S. permanent establishment of the non-U.S. holder), in which case the non-U.S. holder will be subject to the same treatment as U.S. holders with respect to such gain, except that a non-U.S. holder that is a foreign corporation may also be subject to the 30% branch profits tax or such lower rate as may be specified by an applicable income tax treaty, as discussed above; or

  (2)
  the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are met, in which case the nonresident alien individual will be subject to a 30% tax on the individual's capital gains (reduced by certain capital losses).

        Pursuant to the Foreign Investment in Real Property Act of 1980 ("FIRPTA"), distributions to a non-U.S. holder that are attributable to gain from our sale or exchange of "United States real property interests" (whether or not designated as capital gain dividends) will cause the non-U.S. holder to be treated as recognizing such gain as income effectively connected with a United States trade or business. Non-U.S. holders would generally be taxed at the same rates applicable to U.S. holders. We also will be required to withhold and to remit to the IRS 35% (or 20% to the extent provided in Treasury Regulations) of any distribution to non-U.S. holders to the extent attributable to gain from sales or exchanges by us of USRPIs. Distributions subject to FIRPTA may also be subject to a 30% branch profits tax in the hands of a non-U.S. holder that is a corporation. The amount withheld is creditable against the non-U.S. holder's United States federal income tax liability. However, any distribution with respect to any class of stock which is regularly traded on an established securities market located in the United States is not subject to FIRPTA, and therefore, not subject to the 35% U.S. withholding tax described above, if the non-U.S. holder did not own more than 5% of such class of stock at any time during the one-year period ending on the date of the distribution. Instead, such distributions generally will be treated in the same manner as ordinary dividend distributions and subject to withholding in the manner described above with respect to ordinary dividends. Also, the branch profits tax will not apply to such a distribution.

        Retention of Net Capital Gains.    Although the law is not clear on the matter, it appears that amounts we designate as retained capital gains in respect of the capital stock held by U.S. holders generally should be treated with respect to non-U.S. holders in the same manner as actual distributions by us of capital gain dividends. Under this approach, a non-U.S. holder would be able to offset as a credit against its United States federal income tax liability resulting from its proportionate share of the tax we pay on such retained capital gains, and to receive from the IRS a refund to the extent its proportionate share of such tax paid by us exceeds its actual United States federal income tax liability.

        Sale of Our Capital Stock.    Gain recognized by a non-U.S. holder upon the sale or exchange of shares of our capital stock generally will not be subject to United States federal income taxation unless such stock constitutes a "United States real property interest" within the meaning of FIRPTA. Our capital stock will not constitute a "United States real property interest" so long as we are a "domestically-controlled qualified investment entity." A "domestically-controlled qualified investment entity" includes a REIT in which at all times during a specified testing period less than 50% in value of its stock is held directly or indirectly by non-U.S. holders. We believe, but cannot guarantee, that we have been a "domestically-controlled qualified investment entity." Even if we have been a "domestically-controlled qualified investment entity," because our capital stock is publicly traded, no assurance can be given that we will continue to be a "domestically-controlled qualified investment entity."

        Notwithstanding the foregoing, gain from the sale, exchange or other taxable disposition of our capital stock not otherwise subject to FIRPTA will be taxable to a non-U.S. holder if either (1) the investment in our capital stock is treated as effectively connected with the non-U.S. holder's United States trade or business (and, if a tax treaty applies, is attributable to a U.S. permanent establishment of the non-U.S. holder), in which case the non-U.S. holder will be subject to the same treatment as U.S. holders with respect to such gain, except that a non-U.S. holder that is a foreign corporation may also be subject to the 30% branch profits tax or such lower rate as may be specified by an applicable income tax treaty, or (2) the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are met, in which case the nonresident alien individual will be subject to a 30% tax on the individual's capital gains (reduced by certain capital losses). In addition, in general, even if we are a domestically controlled qualified investment entity, upon disposition of shares of our capital stock, a non-U.S. holder may be treated as having gain from the sale or exchange of "United States real property interests" if the non-U.S. holder (or certain of its affiliate or related parties) (1) disposes of our capital stock within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from the sale or exchange of a "United States real property interest" and (2) acquires, or enters into a contract or option to acquire, or is deemed to acquire, other shares of our capital stock during the 61-day period beginning with the first day of the 30-day period described in clause (1). The preceding sentence shall not apply to a non-U.S. holder if the non-U.S. holder did not own more than 5% of the stock at any time during the one-year period ending on the date of the distribution described in clause (1) of the preceding sentence and the class of stock as "regularly traded," as defined by applicable Treasury Regulations. Non-U.S. holders should contact their tax advisors regarding the tax consequences of any sale, exchange, or other taxable disposition of shares of our capital stock.

        Even if we do not qualify as a "domestically-controlled qualified investment entity" at the time a non-U.S. holder sells or exchanges shares of our capital stock, gain arising from such a sale or exchange would not be subject to United States taxation under FIRPTA as a sale of a "United States real property interest" if:

  (1)
  our capital stock is "regularly traded," as defined by applicable Treasury Regulations, on an established securities market such as the New York Stock Exchange; and

  (2)
  such non-U.S. holder owned, actually and constructively, 5% or less of our capital stock throughout the applicable testing period.

        If gain on the sale or exchange of shares of our capital stock were subject to taxation under FIRPTA, the non-U.S. holder would be required to file a U.S. federal income tax return and would be subject to regular United States federal income tax with respect to such gain in the same manner as a taxable U.S. holder. In addition, if the stock is not then traded on an established securities market, the purchaser of shares of our capital stock would be required to withhold and remit to the IRS 10% of the purchase price. If amounts withheld on a sale, redemption, repurchase, or exchange of shares of our capital stock exceed the holder's substantive tax liability resulting from such disposition, such excess may be refunded or credited against such holder's United States federal income tax liability, provided that the required information is provided to the IRS on a timely basis. Amounts withheld on any such sale, exchange or other taxable disposition of shares of our capital stock may not satisfy a non-U.S. holder's entire tax liability under FIRPTA, and such holder remains liable for the timely payment of any remaining tax liability.

        Backup Withholding and Information Reporting.    Generally, we must report annually to the IRS the amount of dividends paid to a non-U.S. holder, such stockholder's name and address, and the amount of tax withheld, if any. A similar report is sent to the non-U.S. holder. Pursuant to tax treaties or other agreements, the IRS may make its reports available to tax authorities in the non-U.S. holder's country of residence.

        Payments of dividends or of proceeds from the disposition of shares of our capital stock made to a non-U.S. holder may be subject to information reporting and backup withholding unless such stockholder establishes an exemption, for example, by properly certifying its non-United States status on an IRS Form W-8BEN or another appropriate version of IRS Form W-8. Notwithstanding the foregoing, backup withholding and information reporting may apply if either we have or our paying agent has actual knowledge, or reason to know, that a holder is a United States person. Backup withholding is not an additional tax. Rather, the United States federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may be obtained, provided that the required information is timely furnished to the IRS.

Taxation of Holders of Our Debt Securities

        The following summary describes the material United States federal income tax consequences of acquiring, owning and disposing of our debt securities. This discussion assumes the debt securities will be issued with no more than a de minimis amount of original issue discount for United States federal income tax purposes. In addition, this discussion is limited to persons purchasing the debt securities for cash at original issue and at their original "issue price" within the meaning of Section 1273 of the Code (i.e., the first price at which a substantial amount of the debt securities is sold to the public for cash).

Taxable U.S. Holders of Our Debt Securities

        Interest.    A U.S. holder generally will be required to recognize and include in gross income any stated interest as ordinary income at the time it is paid or accrued on the debt securities in accordance with such U.S. holder's method of accounting for United States federal income tax purposes.

        Sale or Other Taxable Disposition of the Debt Securities.    A U.S. holder will recognize gain or loss on the sale, exchange, redemption (including a partial redemption), retirement or other taxable disposition of a debt security equal to the difference between the sum of the cash and the fair market value of any property received in exchange therefor (less a portion allocable to any accrued and unpaid stated interest, which generally will be taxable as ordinary income if not previously included in such U.S. holder's income) and the U.S. holder's adjusted tax basis in the debt security. A U.S. holder's adjusted tax basis in a debt security (or a portion thereof) generally will be the U.S. holder's cost therefor decreased by any payment on the debt security other than a payment of qualified stated interest. This gain or loss generally will be long-term capital gain or loss if the U.S. holder has held the debt securities for more than one year at the time of such disposition. The deductibility of capital losses is subject to limitation.

        Backup Withholding and Information Reporting.    A U.S. holder may be subject to information reporting and backup withholding when such U.S. holder receives interest and principal payments on the debt securities or proceeds upon the sale or other disposition of such debt securities (including a redemption or retirement of the debt securities). Certain holders (including, among others, corporations and certain tax-exempt organizations) are generally not subject to information reporting or backup withholding. A U.S. holder will be subject to backup withholding if such holder is not otherwise exempt and:

  •
  such U.S. holder fails to furnish its taxpayer identification number, or "TIN," which, for an individual is ordinarily his or her social security number;

  •
  the IRS notifies the payor that such holder furnished an incorrect TIN;

  •
  in the case of interest payments, such U.S. holder is notified by the IRS of a failure to properly report payments of interest or dividends; or

  •
  in the case of interest payments, such U.S. holder fails to certify, under penalties of perjury, that such U.S. holder has furnished a correct TIN and that the IRS has not notified such U.S. holder that it is subject to backup withholding.

        A U.S. holder should consult its tax advisor regarding its qualification for an exemption from backup withholding and the procedures for obtaining such an exemption, if applicable. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a U.S. holder will be allowed as a credit against the holder's United States federal income tax liability or may be refunded, provided the required information is furnished in a timely manner to the IRS.

Non-U.S. Holders of Our Debt Securities

        This section applies to you if you are a non-U.S. holder of the debt securities. Special rules may apply to certain non-U.S. holders such as "controlled foreign corporations" and "passive foreign investment companies." Such entities are encouraged to consult their tax advisors to determine the United States federal, state, local and other tax consequences that may be relevant to them.

        Interest.    Interest paid to a non-U.S. holder on its debt securities that is not effectively connected with such non-U.S. holder's conduct of a United States trade or business will not be subject to United States federal withholding tax, provided that:

  •
  such non-U.S. holder does not actually or constructively own a 10% or greater interest in the total combined voting power of all classes of our voting stock;

  •
  such non-U.S. holder is not a controlled foreign corporation with respect to which we are a "related person" within the meaning of Section 864(d)(4) of the Code;

  •
  such non-U.S. holder is not a bank that received such interest on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business; and

  •
  (a) the non-U.S. holder certifies in a statement provided to us or our paying agent, under penalties of perjury, that it is not a United States person within the meaning of the Code and provides its name and address, (b) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business and holds the debt securities on behalf of the non-U.S. holder certifies to us or our paying agent under penalties of perjury that it, or the financial institution between it and the non-U.S. holder, has received from the non-U.S. holder a statement, under penalties of perjury, that such non-U.S. holder is not a United States person and provides us or our paying agent with a copy of such statement or (c) the non-U.S. holder holds its debt securities directly through a "qualified intermediary" and certain conditions are satisfied.

        A non-U.S. holder generally will also be exempt from withholding tax on interest if such amount is effectively connected with such non-U.S. holder's conduct of a United States trade or business and the non-U.S. holder provides us with appropriate certification (as discussed below under "—Non-U.S. Holders of Our Debt Securities—United States Trade or Business").

        If a non-U.S. holder does not satisfy the requirements above, interest paid to such non-U.S. holder generally will be subject to a 30% United States federal withholding tax. Such rate may be reduced or eliminated under a tax treaty between the United States and the non-U.S. holder's country of residence. To claim a reduction or exemption under a tax treaty, a non-U.S. holder must generally complete an IRS Form W-8BEN (or applicable successor form) and claim the reduction or exemption on the form.

        Sale or Other Taxable Disposition of the Debt Securities.    A non-U.S. holder generally will not be subject to United States federal income tax or withholding tax on gain recognized on the sale, exchange, redemption, retirement or other taxable disposition of a debt security unless (1) the gain is effectively connected with the conduct by the non-U.S. holder of a United States trade or business (and, if a tax treaty applies, the gain is attributable to a United States permanent establishment maintained by such non-U.S. holder) and (2) in the case of a non-U.S. holder who is an individual, such non-U.S. holder is present in the United States for 183 days or more in the taxable year of disposition and certain other requirements are met. Gain described in (1) above will be subject to tax in the manner described below under "—United States Trade or Business." A Non-U.S. holder described in (2) above will be subject to United States federal income tax at a rate of a 30% (or such lower rate specified by an applicable income tax treaty) on any gain derived from the sale, which may be offset by certain U.S. source capital losses of the non-U.S. holder (even though the individual is not considered a resident of the United States) provided the non-U.S. holder has timely filed United States federal income tax returns with respect to such losses.

        United States Trade or Business.    If interest paid on a debt security or gain from a disposition of a debt security is effectively connected with a non-U.S. holder's conduct of a United States trade or business (and, if an income tax treaty applies, the non-U.S. holder maintains a United States permanent establishment to which such amounts are generally attributable), the non-U.S. holder generally will be subject to United States federal income tax on the interest or gain on a net basis in the same manner as if it were a U.S. holder. If a non-U.S. holder is subject to United States federal income tax on the interest on a net basis, the 30% withholding tax described above will not apply (assuming an appropriate certification is provided, generally on IRS Form W-8ECI). A non-U.S. holder that is a corporation may be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits for the taxable year, subject to certain adjustments, unless it qualifies for a lower rate under an applicable income tax treaty. For this purpose, interest on a debt security or gain from a disposition of a debt security will be included in earnings and profits if the interest or gain is effectively connected with the conduct by the corporation of a United States trade or business.

        Backup Withholding and Information Reporting.    A non-U.S. holder generally will not be subject to backup withholding and information reporting with respect to payments that we make to the non-U.S. holder, provided that we do not have actual knowledge or reason to know that such non-U.S. holder is a "United States person," within the meaning of the Code, and the non-U.S. holder has given us the statement described above under "Non-U.S. Holders of Our Debt Securities—Payments of Interest." In addition, a non-U.S. holder will not be subject to backup withholding or information reporting with respect to the proceeds of the sale or other disposition of our debt securities (including a retirement or redemption of such debt securities) within the United States or conducted through certain U.S.-related brokers, if the payor receives the statement described above and does not have actual knowledge or reason to know that such non-U.S. holder is a United States person or the non-U.S. holder otherwise establishes an exemption. However, we may be required to report annually to the IRS and to the non-U.S. holder the amount of, and the tax withheld with respect to, any interest paid to the non-U.S. holder, regardless of whether any tax was actually withheld. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the non-U.S. holder resides.

        A non-U.S. holder generally will be entitled to credit any amounts withheld under the backup withholding rules against the non-U.S. holder's United States federal income tax liability or may claim a refund provided that the required information is furnished to the IRS in a timely manner.

Tax Rates

        The maximum tax rate for non-corporate taxpayers for capital gains, including certain "capital gain dividends," is generally 20% (although depending on the characteristics of the assets which produced these gains and on designations which we may make, certain capital gain dividends may be taxed at a 25% rate). Capital gain dividends will only be eligible for the rates described above to the extent that they are properly designated by the REIT as "capital gain dividends." The maximum tax rate for non-corporate taxpayers for income that the REIT properly designates as "qualified dividend income" is generally 20%. In general, dividends payable by REITs are not eligible for the reduced tax rate on qualified dividend income, except to the extent that certain holding requirements have been met with respect to the REIT's stock and the REIT's dividends are attributable to dividends received from taxable corporations (such as its taxable REIT subsidiaries) or to income that was subject to tax at the corporate/REIT level (for example, if it distributed taxable income that it retained and paid tax on in the prior taxable year). In addition, U.S. holders that are corporations may be required to treat up to 20% of some capital gain dividends as ordinary income.

        Medicare Tax on Unearned Income.    Certain U.S. holders that are individuals, estates or certain trusts are required to pay an additional 3.8% tax on, among other things, dividends, interest on and capital gains from the sale or other disposition of stock or debt obligations. U.S. holders should consult their tax advisors regarding the effect, if any, of this additional tax on their ownership and disposition of our capital stock or debt securities.

Foreign Accounts

        Withholding taxes may be imposed under the Foreign Account Tax Compliance Act ("FATCA") on certain types of payments made to "foreign financial institutions" (as specially defined in the Code) and certain other non-United States entities. The failure to comply with additional certification, information reporting and other specified requirements could result in a withholding tax being imposed on payments of dividends, interest and sales proceeds to foreign intermediaries and certain non-U.S. holders. A 30% withholding tax may be imposed on dividends and interest on, and gross proceeds from the sale or other disposition of, our capital stock or debt securities paid to a foreign financial institution or to a non-financial foreign entity, unless (1) the foreign financial institution undertakes certain diligence and reporting, (2) the non-financial foreign entity either certifies it does not have any substantial United States owners or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in clause (1) above, it must enter into an agreement with the United States Treasury requiring, among other things, that it undertake to identify accounts held by certain United States persons or United States-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

        The IRS has issued final Treasury Regulations providing that the withholding provisions described above will generally apply to payments of dividends or interest made on or after January 1, 2014 and to payments of gross proceeds from a sale or other disposition of capital stock or debt securities on or after January 1, 2017. Moreover, the final Treasury Regulations provide that such rules will not apply to debt securities outstanding on January 1, 2014. Because we may not know the extent to which a distribution is a dividend for United States federal income tax purposes at the time it is made, for purposes of these withholding rules we may treat the entire distribution as a dividend. Prospective investors should consult their tax advisors regarding these withholding provisions.

Other Tax Consequences

        State, local and foreign income tax laws may differ substantially from the corresponding United States federal income tax laws, and this discussion does not purport to describe any aspect of the tax laws of any state, local or foreign jurisdiction. You should consult your tax advisors regarding the effect of state, local and foreign tax laws with respect to our tax treatment as a REIT and on an investment in any of the securities offered under this prospectus.

PLAN OF DISTRIBUTION

        We may sell the securities being offered by this prospectus and any accompanying prospectus supplement or other offering materials:

  •
  through underwriters or dealers;

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  through agents;

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  directly to purchasers;

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  directly to our stockholders; or

  •
  through a combination of any such methods of sale.

        The securities may be sold in one or more transactions either:

  •
  at a fixed price or prices, which may be changed;

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  at market prices prevailing at the time of sale;

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  at prices relating to prevailing market prices; or

  •
  at negotiated prices.

        We will describe in a prospectus supplement or other offering materials the particular terms of the offering of the securities, including the following:

  •
  the names of any underwriters or agents;

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  any underwriters' or agents' discounts or commissions; and

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  any securities exchanges on which the applicable securities may be listed.

        If we use underwriters in the sale, such underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to prevailing market prices or at negotiated prices.

        The securities may be offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The obligations of the underwriters to purchase the securities will be subject to certain conditions.

        We may sell securities through agents designated by us. Any agent involved in the offer or sale of the securities pursuant to this prospectus will be named, and any commissions payable by us to that agent will be set forth, in the prospectus supplement or other offering materials.

        Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be treated as underwriting discounts and commissions under the Securities Act.

        We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act or to contribute with respect to payments which the underwriters, dealers or agents may be required to make. Additionally, underwriters, dealers and agents may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of their businesses.

        In order to facilitate the offering of our securities, any underwriters or agents, as the case may be, involved in the offering of such securities may engage in transactions that stabilize, maintain or otherwise affect the price of such securities or other securities. Specifically, the underwriters or agents, as the case may be, may overallot in connection with the offering, creating a short position in such securities for their own account. In addition, to cover overallotments or to stabilize the price of the securities or of such other securities, the underwriters or agents, as the case may be, may bid for, and purchase, such securities in the open market. Finally, in any offering of such securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing such securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters or agents, as the case may be, are not required to engage in these activities, and may end any of these activities at any time without notice.

        We also may solicit offers to purchase securities directly from, and we may sell securities directly to, institutional investors or others. The terms of any of those sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement or other offering materials.

        Some or all of the securities we may sell may be new issues of securities with no established trading market. We cannot give any assurances as to the liquidity of the trading market for any of our securities.

EXPERTS

        The consolidated financial statements and schedule of Realty Income Corporation and subsidiaries as of December 31, 2012 and 2011, and for each of the years in the three-year period ended December 31, 2012, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2012 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, both incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

        The consolidated financial statements and schedule of American Realty Capital Trust, Inc. and subsidiaries incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in giving said report.

LEGAL MATTERS

        The validity of the securities offered hereby will be passed upon for us by Venable LLP, Baltimore, Maryland, and Latham & Watkins LLP, Costa Mesa, California. Latham & Watkins LLP, Los Angeles, California, has issued an opinion to us regarding certain tax matters described under "United States Federal Income Tax Considerations." Sidley Austin LLP, San Francisco, California will act as counsel for any underwriters or agents. As of the date of this prospectus, William J. Cernius, a partner of Latham & Watkins LLP, beneficially owns approximately 4,029 shares of our common stock. As of the date of this prospectus, Eric S. Haueter, a partner of Sidley Austin LLP, beneficially owns approximately 7,763 shares of our common stock.

WHERE YOU CAN FIND MORE INFORMATION

        Realty Income Corporation is subject to the information reporting requirements of the Exchange Act, and in accordance with these requirements, it files annual, quarterly and current reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information may be inspected and copied at the SEC's Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling

1-800-SEC-0330. Realty Income Corporation's SEC filings are available to the public at the SEC's website at http://www.sec.gov. You may also inspect information that we file with The New York Stock Exchange at the offices of The New York Stock Exchange at 20 Broad Street, New York, New York 10005.

        We have filed with the SEC a registration statement on Form S-3 under the Securities Act. This prospectus does not contain all of the information set forth in the registration statement.

INCORPORATION BY REFERENCE

        We "incorporate by reference" certain information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and any information contained in this prospectus or in any document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to have been modified or superseded to the extent that a statement contained in this prospectus, or, if applicable, the accompanying prospectus supplement, or in any other document we subsequently file with the SEC that also is incorporated or deemed to be incorporated by reference in this prospectus, modifies or supersedes the original statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to be a part of this prospectus. We incorporate by reference the documents of Realty Income Corporation listed below and any future filings made by Realty Income Corporation with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus and the termination of the offering of securities described in this prospectus; provided, however, that we are not incorporating by reference any documents, portions of documents, exhibits or other information that is deemed to have been "furnished" to and not "filed" with the SEC:

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  Annual Report of Realty Income on Form 10-K for the year ended December 31, 2012;

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  Current Reports on Form 8-K filed with the SEC on January 7, 2013, January 8, 2013, January 17, 2013, January 23, 2013 and February 11, 2013;

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  The descriptions of the Class E Preferred Stock and the Class F Preferred Stock contained in our Registration Statement on Form 8-A (File No. 001-13374) filed with the SEC on December 5, 2006 and in our Registration Statement on Form 8-A (File No. 001-13374) filed with the SEC on February 3, 2012 (as amended pursuant to our Registration Statement on Form 8-A (File No. 001-13374) filed with the SEC on April 17, 2012), respectively, including any subsequently filed amendments and reports filed for the purpose of updating such descriptions.

You may request a copy of the filings referred to above at no cost by writing or telephoning us at the following address:

  Realty Income Corporation.
  600 La Terraza Boulevard
  Escondido, CA 92025-3873
  Attention: Corporate Secretary
  (760) 741-2111

$750,000,000

4.650% Notes due 2023

P R O S P E C T U S    S U P P L E M E N T
July 9, 2013

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